SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Capital One Financial Corporation

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Capital One

Capital One Financial Corporation

2017 Annual Stockholder Meeting

PROXY STATEMENT

Notice of Capital One Financial Corporation’s

2017 Annual Stockholder Meeting

Important Notice Regarding the Availability of Proxy Materials for

The Stockholder Meeting To Be Held On May 4, 2017

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One” or “Company”) will be held at Capital One’s headquarters at 1680 Capital One Drive, McLean, Virginia 22102, on May 4, 2017, at 10:00 a.m. local time.

Items of Business

As a stockholder you will be asked to:

➊	Elect ten nominated directors, who are listed in the proxy statement, as directors of Capital One;

➋	Ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors of Capital One for 2017;

➌	Approve, on a non-binding advisory basis, Capital One’s 2016 Named Executive Officer compensation;

➍	Approve, on a non-binding advisory basis, the frequency with which Capital One will hold a stockholder vote to approve Capital One’s Named Executive Officer compensation;

➎	Approve and adopt Capital One’s Amended and Restated Associate Stock Purchase Plan; and

➏	Consider a stockholder proposal requesting stockholders’ right to act by written consent, if properly presented at the meeting.

Stockholders also will transact other business that may properly come before the meeting.

Record Date

You may vote if you held shares of Capital One common stock as of the close of business on March 13, 2017 (“Record Date”).

Proxy Voting

Your vote is important. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Stockholder Meeting. Please refer to the section “How do I vote?” in the Proxy Statement for detailed voting instructions. If you vote via the Internet, by telephone or in person at the Annual Stockholder Meeting, you do not need to mail in a proxy card.

Annual Meeting Admission

Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. local time. A valid government-issued picture identification and proof of stock ownership as of the Record Date must be presented to attend the meeting. If you hold Capital One stock through a broker, bank, trust or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the Record Date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy from your bank, broker, trust or other nominee vote. Cameras, recording devices and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at the address below.

We look forward to seeing you at the meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102

March 21, 2017

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	i

ii	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

Section I – About This Proxy Statement

MEETING INFORMATION
Date:	Thursday, May 4, 2017
Time:	10:00 a.m. local time
Location:	1680 Capital One Drive, McLean, Virginia, 22102

HOW TO VOTE

Your vote is important. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting. Please refer to the section “How do I vote?” in the questions below for detailed voting instructions. If you vote via the Internet, by telephone or in person at the Annual Meeting, you do not need to mail in a proxy card.

INTERNET	TELEPHONE OR CELLPHONE	MAIL	IN PERSON

Visit www.proxyvote.com You will need the 16-digit number in your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the 16-digit number in your notice, proxy card or voting instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.	By following the instructions below under “Can I attend the Annual Meeting?” on page 2 and requesting a ballot when you arrive.

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to rules of the Securities and Exchange Commission (“SEC”), we are furnishing the proxy materials to our stockholders via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of Capital One’s 2017 Annual Stockholder Meeting (“Annual Meeting”). Accordingly, on March 21, 2017, we first sent to our stockholders a Notice Regarding the Internet Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

What is the purpose of the proxy materials?

The Board of Directors of Capital One (“Board of Directors” or “Board”) is providing you these materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. All stockholders who held shares of Capital One common stock as of the close of business on March 13, 2017 (“Record Date”)

are entitled to attend the Annual Meeting and to vote on the items of business outlined in this proxy statement. If you choose not to attend the Annual Meeting in person, you may vote your shares via the Internet, by telephone or by mail.

How do I access the proxy materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and to vote, you will need to visit www.proxyvote.com and have available your 16-digit control number(s) contained on your Notice.

How do I request paper copies of the proxy materials?

You may request paper copies of the 2017 proxy materials by following the instructions at www.proxyvote.com, by calling 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between a record holder and a holder of shares in street name?

You are a record holder if you hold shares of Capital One common stock directly in your name through Capital One’s transfer agent, Computershare Trust Company, N.A. (“Computershare”).

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	1

SECTION I – ABOUT THIS PROXY STATEMENT

If you hold shares of Capital One common stock through a broker, bank, trust or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust or other nominee about how to vote your shares. Under the rules of the New York Stock Exchange (“NYSE”), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

Can I attend the Annual Meeting?

If you held shares of Capital One common stock as of the Record Date, you may attend the Annual Meeting. Because seating is limited, only you and a guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid government-issued picture identification and proof of Capital One stock ownership as of the Record Date. If you hold Capital One stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy (described below). Cameras, recording devices and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Capital One’s address in the Notice.

Am I entitled to vote?

You are entitled to vote if you were the record holder of shares of Capital One common stock as of the Record Date. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting.

If you hold your shares of Capital One common stock in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

How many votes can be cast by all stockholders?

A total of 482,707,391 votes, consisting of one vote for each share of Capital One common stock issued and outstanding on the Record Date.

How do I vote?

In Person

If you are a record holder of shares of Capital One common stock, you may vote in person at the Annual

Meeting. A record holder must present a valid government-issued picture identification. If you are representing an entity that is a shareholder, you must provide evidence of your authority to represent that entity at the Annual Meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. See “Can I attend the Annual Meeting?” above for more information regarding attending the Annual Meeting.

If you hold your shares of Capital One common stock in street name, you must bring a valid government-issued picture identification and a copy of a statement reflecting your stock ownership as of the Record Date to attend the meeting. You must also obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

By Internet

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders) or voting instruction form (for holders of shares in street name) available when you access the web page.

By Telephone

You may vote by telephone by calling the toll-free telephone number on the proxy card (1-800-690-6903), which is available 24 hours a day, and following the prerecorded instructions. Have your Notice or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your shares by telephone.

By Mail

If you received your proxy materials by mail, you may vote by mail by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided or returning it to Broadridge Financial Solutions, Inc. (“Broadridge”), Vote Processing, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee or other nominee.

2	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION I – ABOUT THIS PROXY STATEMENT

Time for Voting Your Shares By Internet, By Telephone or By Mail

You may vote via the Internet or by telephone until 11:59 p.m. Eastern Daylight Time on May 3, 2017. If you vote by mail, your proxy card must be received by May 3, 2017. If you participate in the Capital One Associate Savings Plan, see “How do I vote my 401(k) shares?” below for more information.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares only with respect to Item 2 (ratification of selection of independent auditors), which is considered a “routine” matter under NYSE rules. Items 1 (election of members of the Board of Directors), 3 (advisory approval of 2016 Named Executive Officer compensation), 4 (advisory vote on frequency of holding an advisory vote to approve Named Executive Officer compensation), 5 (approval and adoption of amended and restated Associate Stock Purchase Plan) and 6 (stockholder proposal requesting stockholders’ right to act by written consent) are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these Items if you do not provide instructions using one of the methods described above. Therefore, you are encouraged to return your voting instructions so that your shares are voted for non-routine matters at the Annual Meeting. If you hold shares in several accounts, you must provide voting instructions for each account to authorize all of your shares to be voted.

How do I vote my 401(k) shares?

If you participate in the Capital One Associate Savings Plan, you may vote the number of shares equivalent to your interest in the Capital One Pooled Stock Fund as credited to your account on the Record Date. You will receive instructions on how to vote your shares via e-mail from Broadridge. The trustee of the Associate Savings Plan will vote your shares in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Daylight Time on May 1, 2017. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

Can I revoke my proxy or change my vote?

Yes, you may revoke any proxy that you previously granted or change your vote by:

∎	submitting another timely vote via the Internet, by telephone or by mailing a new proxy card or voting instruction form;
∎	attending the Annual Meeting and voting in person, as indicated above under “How do I vote?”; or
∎	if you are a record holder, giving written notice of revocation to the Corporate Secretary, Capital One Financial Corporation, 1680 Capital One Drive, McLean, VA 22102.

Your new vote or revocation must be submitted in accordance with the timeframes above under “Time for Voting Your Shares By Internet, By Telephone or By Mail.”

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the voting power of Capital One’s outstanding shares entitled to vote generally in the election of directors are present in person or represented by proxy. Abstentions and broker non-votes will be counted in determining if there is a quorum, but neither will be counted as votes cast.

What is a broker non-vote?

Under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include the election of directors and Items 3, 4, 5 and 6, if you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares. This is called a “broker non-vote.”

Who will count the vote?

Votes will be tabulated by Broadridge. The Board of Directors has appointed a representative of American Election Services, LLC to serve as the Inspector of Elections.

Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices at 1680 Capital One Drive in McLean, Virginia. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the list of stockholders prior to the Annual Meeting.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	3

SECTION I – ABOUT THIS PROXY STATEMENT

How much did the solicitation cost?

Capital One will pay the costs of the solicitation. We have retained Morrow & Co., LLC to assist us in the solicitation of proxies for an aggregate fee of $12,500, plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone and by mail, our directors, officers and employees may solicit proxies on our behalf, without additional compensation.

What is “householding?”

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family unless contrary instructions have been received. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as “householding,” reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Capital One will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

What vote is necessary to approve each item and what are the Board’s recommendations?

All stockholders of record are entitled to one vote per share of common stock held for each nominee for director and for each other matter presented for a vote at the meeting. The following table sets forth the voting requirements for each proposal being voted at the meeting and the Board’s recommendations.

Item	Matter to be Voted On	Board Recommendation	Voting Requirement
1.	Election of ten candidates for director:
Richard D. Fairbank, Ann Fritz Hackett,
Lewis Hay, III, Benjamin P. Jenkins, III,
Peter Thomas Killalea, Pierre E. Leroy,
	Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West	FOR	Each candidate will be elected as a director of Capital One if a majority of the votes cast in his or her election is voted in favor of such election. Capital One also maintains a “resignation” policy, which requires that any director who fails to receive a majority of votes cast in favor of his or her election tender a resignation for the Board of Directors’ consideration. Cumulative voting for the election of directors is not permitted. For more information regarding Capital One’s director nomination process see page 11.
2.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditors of the Company for 2017	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.
3.	Advisory approval of Capital One’s 2016 Named Executive Officer compensation	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.
4.	Advisory vote to determine the frequency with which Capital One will hold a stockholder vote to approve its Named Executive Officer compensation	EVERY YEAR	This item will be determined based on which option (every year, every two years, or every three years) receives a majority of the votes cast.
5.	Approval and adoption of Capital One’s Amended and Restated Associate Stock Purchase Plan	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.
6.	Stockholder proposal requesting stockholders’ right to act by written consent	AGAINST	This item will be approved if a majority of votes cast on the proposal are voted in favor of the proposal.

4	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION I – ABOUT THIS PROXY STATEMENT

As described under “What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?” on page 3, under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the broker, bank, trust or other nominee that holds your shares, the firm will only have discretionary authority to vote your shares with respect to Item 2. If you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares with respect to Items 1, 3, 4, 5 and 6. Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Items 1, 2, 3, 4, 5 and 6.

You should carefully read the descriptions of each proposal. The Board of Directors is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on the accompanying proxy card will, absent stockholder instructions to the contrary, vote such proxy at their discretion.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	5

Section II – Corporate Governance at Capital One

  Overview of Corporate Governance at Capital One

Board of Directors

∎   Nine of our ten director nominees are independent

∎   CEO and founder is the only member of management who serves as a director

∎   Active and empowered Lead Independent Director is elected annually by independent directors

∎   Active and empowered Committee Chairs, all of whom are independent

∎   Board consists of a mix of newer directors with fresh perspectives and directors who have a longer horizon of experience with the Company through various business cycles

∎   Directors reflect a variety of experiences and skills that match the Company’s complexity and strategic direction and give the Board the collective capability to provide appropriate oversight of the Company’s activities

Stockholder Engagement

∎   Regular outreach and engagement with governance representatives of large stockholders at least two times per year

∎   Feedback from investors regularly shared with our Board and its committees to ensure that our Board has insight on investor views

∎   Board and Governance and Nominating Committee receive extensive briefings and benchmarking reports on corporate governance practices and emerging corporate governance issues

Board Governance Best Practices

∎   Frequent executive sessions of non-management directors

∎   All directors attended at least 97% of Board and committee meetings during the year

∎   Annual self-assessments of the Board and each of its committees

∎   Annual evaluations of directors and Lead Independent Director

∎   Regular discussions regarding Board recruiting, succession and refreshment as well as director skills and qualifications in connection with the Company’s long-term strategic objectives

∎   Active risk oversight by the Board and committees

∎   Oversight of the Company’s political activities and contributions conducted by the Governance and Nominating Committee

∎   Direct access by Board to key members of management at discretion of independent directors; executive sessions regularly include separate meetings with Chief Financial Officer, Head of Finance and Corporate Development, General Counsel, Chief Risk Officer, Chief Auditor, Chief Credit Review Officer and Chief Compliance Officer

∎   Annual CEO evaluation process led by our Lead Independent Director

∎   Regular talent and succession planning discussions regarding the CEO and other key executives

Alignment with Stockholders

∎   Annual elections of directors

∎   Majority voting with resignation policy for directors in uncontested elections

∎   Stockholders holding at least 25% of outstanding common stock may call a special meeting

∎   Proxy access

∎   No super majority vote provisions for future amendments to Bylaws and Certificate of Incorporation or removing a director from office

∎   No “poison pill”

6	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

Information About Our Director Nominees

Name	Age	Occupation	Independent	Other Public Boards
Richard D. Fairbank	66	Chair, CEO and President, Capital One Financial Corporation	No	0
Ann Fritz Hackett	63	Partner and Co-Founder, Personal Pathways, LLC	✓	1
Lewis Hay, III	61	Former Chairman, Chief Executive Officer and President, NextEra Energy, Inc.	✓	2
Benjamin P. Jenkins, III	72	Former Senior Advisor, Managing Director and Vice Chairman for Retail Banking, Morgan Stanley & Co.	✓	0
Peter Thomas Killalea	49	Owner and President, Aoinle, LLC	✓	0
Pierre E. Leroy	68	Managing Partner, Aspiture, LLC	✓	0
Peter E. Raskind	60	Owner, JMB Consulting, LLC	✓	0
Mayo A. Shattuck III	62	Chairman, Exelon Corporation	✓	3
Bradford H. Warner	65	Former President of Premier and Small Business Banking, Bank of America Corporation	✓	0
Catherine G. West	57	Former Special Advisor, Promontory Financial Group	✓	0

Board Meetings and Attendance

∎ Each director attended at least 97% of the aggregate number of the meetings of the Board of Directors and the committees occurring during the year while they were members

∎ The Board of Directors held eighteen meetings in 2016

∎ All 11 members of the Board at the time of Capital One’s 2016 Annual Meeting attended such meeting and Capital One expects all of its continuing directors to attend the Annual Meeting

A Word of Appreciation

We would like to offer a word of thanks to director Patrick W. Gross, who will retire from our Board of Directors effective May 4, 2017 in accordance with our Corporate Governance Guidelines. Mr. Gross has been a director of Capital One since 1995, guiding Capital One into becoming one of the largest financial institutions in the nation. We thank Mr. Gross for his many valuable contributions to Capital One, and we wish him well in his future endeavors.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	7

SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

Information About Our Current Board Committee Membership and 2016 Committee Meetings

Director	Audit	Governance & Nominating	Compensation	Risk
Richard D. Fairbank
Patrick W. Gross
Ann Fritz Hackett
Lewis Hay, III
Benjamin P. Jenkins, III
Peter Thomas Killalea
Pierre E. Leroy
Peter E. Raskind
Mayo A. Shattuck III
Bradford H. Warner
Catherine G. West
# TOTAL MEETINGS HELD IN 2016	13	6	7	8

Chair     Member

Information About Our Corporate Governance Policies and Principles

Capital One is dedicated to strong and effective corporate governance that creates an appropriate framework for the Board to provide ongoing oversight of the Company’s activities, and for management to operate in an ethical environment that fosters strong risk management.

The Board of Directors has adopted Corporate Governance Guidelines to formalize the Board’s governance practices and to provide its view of effective governance. Our Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our stockholders, ensures responsible decision-making and accountability, and fosters a culture that allows our Board and management to pursue Capital One’s strategic objectives. The Board reviews and periodically updates these principles and practices as legal, regulatory, and best practice developments evolve.

The Board has also adopted Capital One’s Code of Business Conduct and Ethics (“Code of Conduct”), which applies to Capital One’s directors and associates, including Capital One’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other persons performing similar functions. The Code of Conduct reflects Capital One’s commitment to honesty, fair dealing and integrity and guides the ethical actions and working relationships of Capital One’s directors, officers and associates in their interactions with investors, current and potential customers, fellow associates, competitors, governmental entities, the media and other third parties with whom Capital One has contact.

The Board of Directors believes that these policies, principles and practices are vital to the future success and growth of Capital One and create a foundation for the effective functioning of the Board of Directors, its committees and Capital One as a whole. They are also critical to preserving the trust of our stakeholders, including stockholders, associates, customers, suppliers, governmental entities and the general public.

8	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

We encourage you to visit the Corporate Governance section of our website at www.capitalone.com under “About Us/Investors” where you can find our:

∎   Corporate Governance Guidelines

∎   Code of Business Conduct and Ethics

∎   Committee Charters

∎   Certificate of Incorporation and Bylaws

  Our Board of Directors

Our Board of Directors, acting through the Governance and Nominating Committee, seeks a Board that, as a whole, possesses the mix of experiences, skills, expertise and qualifications appropriate to support the success of the Company and that functions effectively in light of the Company’s current and evolving business circumstances. The Board believes that the collective combination of backgrounds, skills and experiences of its members has produced a Board that is well-equipped to exercise oversight responsibilities for Capital One’s stockholders and other stakeholders and to help guide the Company to achieve its long-term strategic objectives.

All of our director nominees have:

✓	Demonstrated business acumen

✓	The ability to exercise sound judgment

✓	A high degree of engagement

✓	A commitment of service to Capital One, the Board of Directors and the long-term interests of stockholders

✓	A reputation for integrity, honesty, professionalism, and adherence to high ethical standards

In addition, our director nominees have specific experiences that, in the aggregate, meet an articulated set of director skills established by the Governance and Nominating Committee that align with the Company’s long-term strategy and operational objectives, including:

Strategy	∎ Experience setting a long-term corporate vision or direction, developing desirable products and customer segments, assessing geographies in which to operate, and evaluating competitive positioning
Digital/Technology	∎ Leadership and understanding of technology, digital platforms and new media, cybersecurity risk, and data analytics
Retail/Commercial Banking	∎ Retail and/or commercial banking industry experience at an executive level
Risk Management/Compliance	∎ Significant understanding with respect to the identification, assessment and oversight of risk management programs and practices
Senior Executive Management	∎ Experience as a chief executive officer or other senior executive at a public company
Public Accounting/Financial Reporting	∎ Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements
Financial Services	∎ Leadership experience as an executive or board member in the financial services industry
Compensation/Human Resources	∎ Understanding of the issues involved with executive compensation, succession planning, human resource management, and talent management and development
Public Company Board Service	∎ Experience serving as a director on a large public company board

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	9

SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

Our Board has significant experience in strategy development, risk management and the financial services industry through executive leadership positions, consulting engagements, and/or extended service on Capital One’s Board of Directors and its committees.

Eight of our director nominees have significant understanding of technology platforms and systems and their associated risks, six of our director nominees have held senior executive responsibilities at large banks, and five of our director nominees serve or have served as chief executive officers. In addition, our director nominees have public company board experience and broad financial expertise, including experience with financial statements and the financial reporting required of large public companies.

The Board of Directors is composed of directors with a variety of tenures, reflecting a diversity of perspectives that creates an effective balance between directors who have longer experience with Capital One’s operations, history and business cycles and directors who bring fresh perspectives. Accordingly, we believe our director nominees collectively possess the appropriate combination of skills and qualifications, independence, knowledge of Capital One and its industry, and business acumen that enables it to operate as an engaged and effective Board.

Criteria for Director Candidates

The Governance and Nominating Committee and the Board of Directors consider each nominee in the context of the Board as a whole, with the objective of assembling a Board that meets the criteria set forth below and, through its collective skills and experience, promotes the success of Capital One’s business. The Governance and Nominating Committee and the Board regularly review the Board’s membership in light of Capital One’s business model and strategic objectives and consider whether the Board as a whole continues to possess the skills and experience necessary to oversee the Company in achieving these goals, and may seek additional directors from time to time as a result of its considerations.

All director candidates, including incumbent directors and those recommended by stockholders, are evaluated based upon the following criteria:

Experience

∎  Diversity of experience

∎  Strong educational background

∎  Substantial tenure and breadth of experience in leadership capacities

∎  Business and financial acumen

∎  Background relevant to Capital One’s business strategy

∎  Understanding of the intricacies of a public company

∎  Experience in risk management

Personal Characteristics

∎  Reputation for high personal and professional ethics, integrity and honesty, good character and judgment

∎  The ability to be an independent thinker

∎  Diversity along a variety of dimensions, including the candidate’s professional and personal experience, background, perspective and viewpoint, as well as the candidate’s gender, race, and ethnicity

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Commitment to the Company

∎   A willingness to commit the time and energy necessary to satisfy the requirements of board and committee membership, including the ability to attend and participate in all or almost all of the board meetings and committee meetings in which they are a member and the annual meeting of stockholders

∎   A willingness to rigorously prepare prior to each meeting and actively participate in the meeting

∎   A willingness to make himself or herself available to management upon request to provide advice and counsel

∎   Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company and a director’s roles and responsibilities

∎   A willingness to comply with Capital One’s Director Stock Ownership Requirements, Corporate Governance Guidelines and Code of Conduct

Capital One’s Corporate Governance Guidelines provide that a non-management director shall not be eligible for election to the Board upon reaching the age of 72. The Board may waive this requirement if it deems that it is in the best interests of the Company and its stockholders. For details of a waiver of this requirement for Mr. Jenkins, see “Election of Directors” on page 90.

How We Select Our Director Nominees

The Governance and Nominating Committee considers and makes recommendations to the Board of Directors regarding re-nominations of current directors for election at our Annual Meeting. For incumbent directors, the committee considers the criteria described above under “Criteria for Director Candidates,” as well as:

∎	The value derived from each nominee’s skills, qualifications, experience and ability to impact our long-term strategic objectives;

∎	Feedback on performance from fellow Board members and annual director evaluations;

∎	Attendance, preparation for, and participation in meetings;

∎	Independence and any actual or perceived conflicts of interest; and

∎	Willingness to serve for an additional term.

Although we do not have a specific policy on diversity of the Board, our Corporate Governance Guidelines provide that director candidates should have diversity along a variety of dimensions, including each candidate’s professional and personal experience, background and perspective. The Governance and Nominating Committee considers the diversity of directors in the context of the Board’s overall needs. The Committee evaluates diversity in a broad sense, including the breadth of diverse backgrounds, skills, and experiences that directors may bring to our Board as well as recognizing the benefits of gender, race, ethnic, and other demographic diversity. We believe the composition of our Board reflects diversity in all of these dimensions.

The Governance and Nominating Committee also considers and makes recommendations to the Board of Directors concerning nominees to create or fill open positions within the Board. Director candidates, other than current directors, may be interviewed by the Chair of the Governance and Nominating Committee, other directors, the CEO and/or other members of senior management. In making its recommendation to the Board of Directors, the Committee considers the criteria described above, as well as the results of interviews and any background checks the Committee deems appropriate. In 2016, Capital One continued its engagement with Spencer Stuart, a third-party director search firm, to identify and evaluate potential director candidates.

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names and other relevant information as required by Capital One’s Amended and Restated Bylaws (“Bylaws”) and further described in Capital One’s Corporate Governance Guidelines, to the Corporate Secretary at Capital One’s address set forth in the Notice. Capital One’s Corporate Governance Guidelines require the Corporate Secretary to deliver a copy of the submitted information to the Chair of the Governance and Nominating Committee. The Governance and Nominating Committee will consider potential nominees proposed by stockholders on the same basis as it considers other potential nominees.

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In addition, an eligible stockholder or group of stockholders may use Capital One’s “proxy access” bylaws to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders. Capital One’s Bylaws permit up to 20 stockholders owning 3% or more of the Company’s outstanding common shares of voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to two (2) individuals or 20% of the Board (whichever is greater) provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Director Independence

With the exception of our CEO, who is the Company’s founder, the Board has affirmatively determined that all of the other members of our Board are independent under Capital One’s Director Independence Standards, which have been adopted by the Board of Directors as part of Capital One’s Corporate Governance Guidelines. The Board of Directors has reached this conclusion based on a thorough assessment of whether each of its non-management members is “independent” under these standards. These standards reflect, among other things, the director independence requirements set forth in the listing standards of the NYSE and other applicable legal and regulatory rules, and describe certain relationships that the Board has determined to be immaterial for purposes of determining director independence. The Board of Directors has determined that each of Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Jenkins, Mr. Killalea, Mr. Leroy, Mr. Raskind, Mr. Shattuck, Mr. Warner and Ms. West is independent under these standards.

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  Director Nominees

Richard D. Fairbank Chair, Chief Executive Officer and President, Capital One Financial Corporation Director Since: 1994 Age: 66

Capital One Committees:

∎    None

Capital One Companies:

∎    Capital One Bank (USA), National Association (Chair)

∎    Capital One, National Association (Chair)

Additional Public Directorships (current):

∎    None

Mr. Fairbank is founder, Chair, Chief Executive Officer and President of Capital One Financial Corporation. Mr. Fairbank has been Chair of Capital One since February 1995. Mr. Fairbank was appointed and served as the Fifth Federal Reserve District’s representative on the Federal Advisory Council from January 2010 until December 2012. As a member of the Council, he conferred periodically with the Board of Governors of the Federal Reserve System on business conditions and issues related to the banking industry. Mr. Fairbank also served on MasterCard International’s Global Board of Directors from February 2004 until May 2006 and, prior to that, as Chairman of MasterCard’s U.S. Region Board.

Skills and Qualifications:

Mr. Fairbank’s experience in leading the business as founder and Chief Executive Officer of Capital One, his responsibilities for the strategic direction and management of Capital One’s day-to-day operations and his former roles with the Federal Advisory Council and MasterCard International bring broad industry and specific institutional knowledge and experience to the Board of Directors.

Ann Fritz Hackett Partner and Co-Founder, Personal Pathways, LLC Lead Independent Director Director Since: 2004 Age: 63

Capital One Committees:

∎    Compensation Committee

∎    Governance and Nominating Committee (Chair)

∎    Risk Committee

Capital One Companies:

∎    Capital One, National Association

Additional Public Directorships (current):

∎    Fortune Brands Home & Security, Inc.

Ms. Hackett is a partner and co-founder of Personal Pathways, LLC. The company’s flagship product is a web-based enterprise collaboration insights platform. Prior to her role at Personal Pathways, Ms. Hackett had been President of Horizon Consulting Group, LLC since she founded the company in 1996. Horizon Consulting Group provides strategic, organizational and human resources advice to clients worldwide. She has worked with boards of directors, chief executive officers and senior executives to identify strategic opportunities and execute solutions during periods of business and financial challenges and transformation. Prior to Horizon Consulting, Ms. Hackett was Vice President and Partner of a leading national strategy consulting firm where she served on the Management Committee and, among other strategy consulting assignments, led Human Resources and developed her expertise in managing cultural change, creating performance management processes and a performance-based culture, nurturing leadership talent and planning for executive succession. Ms. Hackett is also a member of the Tapestry Networks’ Lead Director Network, a select group of lead directors who collaborate on matters regarding board leadership. She also served as a director of Beam, Inc. (formerly Fortune Brands, Inc.) from December 2007 until April 2014.

Skills and Qualifications:

Ms. Hackett has experience in strategy, technology development, leading change initiatives, talent management and succession planning and in creating performance management processes and performance-based compensation programs. She also has experience in corporate governance and risk matters as a result of her participation with public company boards of directors and related governance committees, non-profit boards and consulting engagements. This combination of skills provides the Board of Directors with valuable insight on these and other matters.

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Lewis Hay, III Former Chairman, Chief Executive Officer and President, NextEra Energy, Inc. Director Since: 2003 Age: 61

Capital One Committees:

∎    Compensation Committee

∎    Governance and Nominating Committee

∎    Risk Committee

Capital One Companies:

∎    Capital One, National Association

Additional Public Directorships (current):

∎    Harris Corporation

∎    Anthem, Inc. (formerly WellPoint, Inc.)

Mr. Hay served in a variety of executive positions at NextEra Energy, Inc. (“NextEra”) (formerly FPL Group, Inc.), including Chief Executive Officer (2001-2012), Chairman (2002-2012) and President (2001-2006). NextEra is one of the nation’s leading electricity-related services companies and the largest renewable energy generator in North America. Mr. Hay served as Executive Chairman of NextEra from July 2012 until he retired in December 2013 and as a director of NextEra from June 2001 through December 2013. While at NextEra, he also served as Chief Executive Officer of Florida Power & Light Company from January 2002 to July 2008. He joined NextEra Energy in 1999 as Vice President, Finance and Chief Financial Officer and served as President of NextEra Energy Resources, LLC (formerly FPL Energy, LLC) from March 2000 until December 2001. He currently acts as an Operating Advisor for Clayton, Dubilier & Rice, LLC, a private equity investment firm. Mr. Hay serves on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University, and on the Advisory Council of Carnegie Mellon University’s Scott Institute for Energy Innovation. He is a former chairman of both the Edison Electric Institute, the association of U.S. shareholder-owned electric companies, and the Institute of Nuclear Power Operations. Mr. Hay also served as Chair of the Electricity Subsector Coordinating Council, an organization that coordinated government and electricity industry cyber security initiatives, as well as on President Obama’s President’s Council on Jobs and Competitiveness.

Skills and Qualifications:

Mr. Hay has extensive knowledge of the complex strategic, operational, management, regulatory, financial and governance issues faced by a large public company. His background in leading finance and accounting, treasury, credit, investor relations, mergers and acquisitions and information systems functions, as well as his understanding of enterprise risk management, executive compensation and public company governance, provides the Board of Directors with valuable insight on these and other matters.

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Benjamin P. Jenkins, III Former Senior Advisor, Managing Director and Vice Chairman for Retail Banking, Morgan Stanley & Co. Director Since: 2013 Age: 72

Capital One Committees:

∎    Audit Committee

∎    Compensation Committee

∎    Risk Committee

Capital One Companies:

∎    Capital One, National Association

Additional Public Directorships (current):

∎    None

Mr. Jenkins served as Senior Advisor, Managing Director, and Vice Chairman for Retail Banking at Morgan Stanley & Co., a financial services firm, from January 2009 to January 2011. Prior to that, he had a 38-year career with Wachovia Corporation (now Wells Fargo & Company), a financial services company, where he was Vice Chairman and President of the General Banking Group. He is credited with advancing the profitability of the General Bank through improvements in customer service and the reduction of customer attrition to industry-leading levels. He and his team were instrumental in the integration of the First Union/Wachovia and Wachovia/SouthTrust mergers, and Mr. Jenkins led the successful expansion of Wachovia’s banking network. He also previously served on the boards of Visa USA and Visa International.

Skills and Qualifications:

Mr. Jenkins’ experience in corporate banking, banking operations, investment banking, and management of customer relationships brings valuable insight to the Board of Directors in overseeing, among other areas, matters critical to Capital One’s banking business.

Peter Thomas Killalea Owner and President, Aoinle, LLC Director Since: 2016 Age: 49

Capital One Committees:

∎    Compensation Committee

∎    Risk Committee

Capital One Companies:

∎    Capital One, National Association

Additional Public Directorships (current):

∎    None

Mr. Killalea has been an advisor to private technology-driven companies since November 2014 and is the Owner and President of Aoinle, LLC, a consulting firm. From May 1998 to November 2014, Mr. Killalea served in various leadership roles at Amazon.com, Inc., most recently as its Vice President of Technology for the Kindle Content Ecosystem from 2008 to November 2014. He served as its Vice President of Infrastructure and Distributed Systems from 2003 to 2008 and prior to that as Chief Information Security Officer and Vice President of Security. He led the infrastructure and distributed systems team, which later became a key part of the Amazon Web Services platform. He also led the product development and engineering teams for the Kindle Content Ecosystem, where he advanced the Kindle reading experience by creating innovative features such as X-Ray and Popular Highlights, and built the Amazon Publishing technology platform. Mr. Killalea previously served on the board of Xoom Corporation (acquired by PayPal Inc.) from March 2015 to November 2015.

Skills and Qualifications:

Mr. Killalea’s product, technology, and security experience in the technology industry, including his experience advising technology companies in various stages of growth and his various leadership roles, including as Chief Information Security Officer, at Amazon.com, Inc., bring valuable insight to the Board of Directors on these and other matters.

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Pierre E. Leroy Managing Partner, Aspiture, LLC Director Since: 2005 Age: 68

Capital One Committees:

∎    Audit Committee

∎    Compensation Committee

∎    Risk Committee

Capital One Companies:

∎    Capital One Bank (USA), National Association

Additional Public Directorships (current):

∎    None

Mr. Leroy established an advisory and private equity firm in April 2015, Aspiture, LLC (“Aspiture”) which invests primarily in digital companies offering unique customer solutions. Mr. Leroy served as Executive Chairman from March 2012 and Chief Executive Officer from July 2012 until June 2013 of Vigilant Solutions, Inc. (formerly Vigilant Video, Inc.), an industry-leading pioneer of innovative intelligence solutions that help law enforcement protect officers, families and communities. Mr. Leroy retired in 2005 from Deere & Company as President of both the Worldwide Construction & Forestry Division and the Global Parts Division. Deere & Company is a world leader in providing advanced products and services for agriculture, forestry, construction, lawn and turf care, landscaping and irrigation, and also provides financial services worldwide and manufactures and markets engines used in heavy equipment. During his professional career with Deere & Company, Mr. Leroy served in a number of positions in Finance, including Treasurer, Vice-President and Treasurer, and Senior Vice-President and Chief Financial Officer. Mr. Leroy also served as a director of United Rentals, Inc. from April 2012 to May 2015, RSC Holdings Inc. and RSC Equipment Rental from May 2008 to April 2012 (when RSC was acquired by United Rentals), and Beam, Inc. (formerly Fortune Brands, Inc.) from September 2003 to February 2012.

Skills and Qualifications:

Mr. Leroy’s experience in capital markets and asset-liability management, as well as CEO and Executive Chairman of a digital analytic software company and managing partner of an advisory and consulting business in addition to his experience in leading and managing large complex international marketing, engineering and manufacturing organizations and serving on other public company boards, provides the Board of Directors with valuable insight on these and other matters.

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Peter E. Raskind Owner, JMB Consulting, LLC Director Since: 2012 Age: 60

Capital One Committees:

∎    Audit Committee

∎    Risk Committee (Chair)

Capital One Companies:

∎    Capital One Bank (USA), National Association

Additional Public Directorships (current):

∎    None

Mr. Raskind is the owner of JMB Consulting, LLC, which he established in February 2009 to provide consulting services to financial services firms and investors. In 2011, he served as Interim Chief Executive Officer of the Cleveland Metropolitan School District, and in 2010, he served as Interim Chief Executive Officer of the Cleveland-Cuyahoga County Port Authority. Until its merger with PNC Financial Services Group in December 2008, Mr. Raskind served as Chairman, President and Chief Executive Officer of National City Corporation, one of the largest banks in the United States. Through an extensive banking career, Mr. Raskind has served in a number of leadership roles and held positions of successively greater responsibility in a broad range of consumer and commercial banking disciplines, including cash management services, corporate finance, international banking, corporate trust, retail and small business banking, operations and strategic planning.

Mr. Raskind served as a director of United Community Banks, Inc. from May 2011 to January 2012 and Visa USA and Visa International. He also served on the board of directors of the Consumer Bankers Association, was a member of the Financial Services Roundtable, and served on the executive committee of the National Automated Clearing House Association.

Skills and Qualifications:

Mr. Raskind is experienced in corporate banking, retail banking, wealth management/trust, mortgage, operations, technology, strategy, product management, asset/liability management, risk management and acquisition integration from his extensive career in banking. He provides the Board of Directors with valuable insight on these and other matters.

Mayo A. Shattuck III Chairman, Exelon Corporation Director Since: 2003 Age: 62

Capital One Committees:

∎    Compensation Committee (Chair)

∎    Governance and Nominating Committee

∎    Risk Committee

Capital One Companies:

∎    Capital One, National Association

Additional Public Directorships (current):

∎    Gap, Inc.

∎    Alarm.com

∎    Exelon Corporation

Mr. Shattuck is Chairman of the Board of Chicago-based Exelon Corporation (“Exelon”), the nation’s largest competitive energy provider and commercial nuclear plant operator. From March 2012 through February 2013, he served as Executive Chairman of the Board of Exelon. Prior to joining Exelon, he was Chairman, President and Chief Executive Officer of Constellation Energy Group, a leading supplier of electricity to large commercial and industrial customers, a position he held from 2001 to 2012. Mr. Shattuck was previously at Deutsche Bank, where he served as Chairman of the Board of Deutsche Banc Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking. From 1997 to 1999, Mr. Shattuck served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in 1999. From 1991 to 1997, Mr. Shattuck was President and Chief Operating Officer and a director of Alex. Brown & Sons, a major investment bank, which merged with Bankers Trust in 1997.

Mr. Shattuck is also Vice Chairman of Johns Hopkins Medicine, Trustee of Johns Hopkins University and former Chairman of the Institute of Nuclear Power Operators.

Skills and Qualifications:

Mr. Shattuck’s experience in global corporate finance and lending, corporate strategy, capital markets, risk management, executive compensation and private banking, as well as his experience in leading two large, publicly-held companies and serving on other public company boards, provides the Board of Directors with valuable insight on these and other matters.

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SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

Bradford H. Warner Former President of Premier and Small Business Banking, Bank of America Corporation Director Since: 2008 Age: 65

Capital One Committees:

∎    Audit Committee (Chair)

∎    Risk Committee

Capital One Companies:

∎    Capital One Bank (USA), National Association

Additional Public Directorships (current):

∎    None

Mr. Warner served in a variety of executive positions at BankBoston, FleetBoston and Bank of America from 1975 until his retirement in 2004. These positions included President of Premier and Small Business Banking, Executive Vice President of Personal Financial Services, and Vice Chairman of Regional Bank.

Throughout his banking career, Mr. Warner served in leadership roles for many of the major business lines and functional disciplines that constitute commercial banking, including leadership of retail and branch banking, consumer lending (credit cards, mortgage and home equity), student lending and small business; various corporate banking functions, including community banking and capital markets businesses, such as underwriting, trading and sales of domestic and international fixed income securities, foreign exchange and derivatives; international banking businesses in Asia, northern Latin America and Mexico; and several investment related businesses, including private banking, asset management and brokerage. He also served on the most senior management policy and governance committees at BankBoston, FleetBoston and Bank of America.

Skills and Qualifications:

Mr. Warner’s experience in a broad range of commercial, consumer, investment and international banking leadership roles, as well as his experience in corporate banking functions, customer relationships, corporate culture change management, enterprise risk management and technology, brings valuable insight to the Board of Directors in overseeing, among other matters, a broad range of matters critical to Capital One’s banking business.

Catherine G. West Former Special Advisor, Promontory Financial Group Director Since: 2013 Age: 57

Capital One Committees:

∎    Audit Committee

∎    Risk Committee

Capital One Companies:

∎    Capital One Bank (USA), National Association

Additional Public Directorships (current):

∎    None

Ms. West served as a Special Advisor to Promontory Financial Group, a financial services consulting firm, from May 2013 until her departure in October 2013, and as Managing Director from April 2012 until April 2013. From March 2011 to April 2012, Ms. West was the Associate Director and Chief Operating Officer of the Consumer Financial Protection Bureau (“CFPB”), a federal agency tasked with regulating U.S. consumer protection with regard to financial services and products, where she led the start-up of the agency’s infrastructure. While at the CFPB, Ms. West also played an integral part in implementing a Consumer Response unit designed to solicit views from consumers regarding their experiences with financial institutions and leveraged those views to effect policy change. She was previously the Chief Operating Officer of J.C. Penney from August 2006 to December 2006. From March 2000 to July 2006, Ms. West was an executive officer at Capital One Financial Corporation where she served in roles that included President of the U.S. Card business and Executive Vice President of U.S. Consumer Operations.

Skills and Qualifications:

Ms. West has a multifaceted background in financial services with more than 25 years of experience in financial services operations, regulatory matters, technology platform conversions, process automation and innovation, and strategy development. She has experience in leveraged buyouts, initial public offerings, and mergers and acquisitions, and has a keen understanding of both business strategy and the regulatory perspective. Ms. West provides the Board of Directors with valuable insight on these and other matters.

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  Board Leadership Structure

Our Board has carefully considered the critical issue of Board leadership and believes that the leadership structure must be considered in the context of Capital One’s specific circumstances, culture, strategic objectives and challenges. The diverse backgrounds and experiences of our directors provide the Board with broad perspectives from which to determine the leadership structure that is best for Capital One and the long-term interests of Capital One’s stockholders and other stakeholders.

We believe that our existing Board leadership structure, with Mr. Fairbank acting as Chief Executive Officer and Chair of the Board, provides the most effective governance framework and allows our Company to benefit from Mr. Fairbank’s talent, knowledge and leadership as the founder of Capital One and allows him to use the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our Board. Capital One appropriately maintains strong independent and effective oversight of our business and affairs through our empowered Lead Independent Director; independent Committee Chairs; independent committees that oversee the Company’s operations, risks, performance and business strategy; experienced and committed directors; and frequent executive sessions without management in attendance.

Lead Independent Director

The selection of a strong and empowered Lead Independent Director is a critical element of our corporate governance. Upon the recommendation of the Governance and Nominating Committee, our Lead Independent Director is elected annually by the independent directors. Our Lead Independent Director is currently Ms. Hackett. Under Ms. Hackett’s leadership, the Board has developed a culture of collaboration, diligence and mutual respect that allows it to work effectively to provide the necessary oversight and effective challenge to management. The Lead Independent Director performs the following responsibilities:

Board Culture

∎   Serves as liaison between the Chair of the Board and the independent directors

∎   Facilitates discussion among the independent directors on key issues and concerns outside of Board meetings

∎   Ensures Board discussions demonstrate effective challenge of management

∎   Facilitates teamwork and communication among the independent directors

∎   In the event of a crisis, calls together the independent directors to establish appropriate Board leadership responsibility

Board Leadership

∎   Organizes and presides over executive sessions

∎   Sets the agendas for and leads executive sessions

∎   Is responsible for soliciting feedback for and engaging the CEO on executive sessions

∎   Acts as a key advisor to the CEO on a wide variety of Company matters

Board Performance & Development

∎   Leads the annual performance assessment of the CEO

∎   Facilitates the Board’s engagement with the CEO and CEO succession planning

∎   Leads the Board’s annual self-assessment and recommendations for improvement, if any

Board Meetings

∎   Has authority to call meetings of the independent directors

∎   Approves meeting agendas for the Board

∎   Approves information sent to the Board

∎   Approves meeting schedules and works with the Chair of the Board and Committee Chairs to assure that there is sufficient time for discussion of all agenda items

∎   Presides at all meetings of the Board at which the Chair of the Board is not present

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Stockholder Engagement
∎ If requested by larger stockholders, the Lead Independent Director ensures that he or she is available for consultation and direct communication

  Key Board Governance Practices

Executive Sessions

Executive sessions of non-management directors of the Board are led by the Lead Independent Director and are an important governance practice because they enable the Board to discuss matters, such as strategy, CEO and senior management performance and compensation, succession planning and board effectiveness without management present. Our non-management directors generally meet in executive session at each quarterly board meeting and all of the independent directors meet in executive session without management at least once annually. In 2016, the non-management directors met four times in executive session. During these executive sessions, the non-management directors or independent directors, as the case may be, have complete access to such members of the Company’s senior executive management as they may request, including the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Auditor, Chief Credit Review Officer and Chief Compliance Officer. The Lead Independent Director and/or any director may request additional executive sessions of non-management or independent directors at any time.

Directors Are Actively Engaged Outside of Board Meetings

Engagement outside of Board meetings provides our directors with additional insight into our business and our industry, as well as valuable perspective on the performance of our Company, the Board, our CEO and other members of senior management.

∎	Our individual directors have discussions with each other and with our CEO, members of our senior management team and other key employees, as well as with our federal regulators

∎	Our Committee Chairs and Lead Independent Director meet and speak regularly with each other and with members of our management

Annual Board and Committee Self-Assessments

Our Board annually evaluates the performance of the Board and its committees. The Board believes it is important to assess the Board and the performance of its committees, and to solicit and act upon feedback received. As part of the Board’s self-assessment process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. While the Board and each of its committees conducts a formal self-assessment annually, the Board considers its performance as well as that of its committees from time to time throughout the year and shares relevant feedback with management.

Initiation of Process	›	The Lead Independent Director develops and circulates a list of potential topics to directors for consideration in advance of the Board’s self-assessment discussion. Committee chairs follow a similar process for their respective committees.

Discussion	›	The Lead Independent Director meets with the Board to gather views and feedback. Committee Chairs lead their respective committee discussions during executive session.

Follow-Up	›	The Lead Independent Director shares a summary of the Board results with management to address any requests or enhancements in practices that may be warranted. Committee Chairs report on their respective self-assessments to the full Board.

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Topics considered during the Board and committee self-assessments include:

Board and Committee Operations	Board and Committee Performance

∎  Board and committee membership, including director skills, background, expertise and diversity

∎  Materials and information, including quality and quantity of information received from management

∎  Access to Company executives and employees

∎  Conduct of meetings, including time allocated for, and encouragement of, candid dialogue and effective challenge

∎  Strategy oversight including short-term and long-term strategic objectives

∎  Oversight of risk management, including risk appetites

∎  Executive talent management and succession planning

∎  Assessment of CEO performance

∎  Setting corporate culture and “tone at the top”

∎  Effectiveness of outside advisors

∎  Identification of topics that warrant additional attention and discussion

∎  Performance of committee duties under committee charters

Annual Assessment of the Lead Independent Director

The performance of Capital One’s Lead Independent Director is assessed annually by the Board. The Governance and Nominating Committee designates one independent member of the Board to conduct the assessment each year, which includes feedback provided by each independent director. The facilitator shares the input and feedback received on the performance and effectiveness of the Lead Independent Director with the Governance and Nominating Committee and, as appropriate, the Board, without the Lead Independent Director present. The independent directors of the Board take into account the results of such assessment during its annual appointment of the Lead Independent Director.

Annual Assessment of Director Nominees

On an annual basis, the Chair of the Governance and Nominating Committee conducts an individual director assessment process. This process includes candid, one-on-one discussions between the Committee Chair and each director regarding the individual performance and effectiveness of directors for re-election. With respect to the performance of the Governance and Nominating Committee Chair, another member of the Governance and Nominating Committee conducts such discussions. The Governance and Nominating Committee Chair shares the input and feedback received from such discussions with the Chair of the Board, the Governance and Nominating Committee, and ultimately the Board, as appropriate. During discussions, each director eligible for nomination leaves the meeting during the discussion of his or her candidacy. Following this assessment as well as other considerations such as related party transactions, conflicts of interest, and director independence, the Governance and Nominating Committee recommends to the Board the nomination of one or more directors for re-election by Capital One’s stockholders.

Annual Performance Assessment of the Chief Executive Officer

Under the direction of our Lead Independent Director, the independent directors of the Board annually assess the performance of Mr. Fairbank as Capital One’s CEO and Chair of the Board. The Governance and Nominating Committee is responsible for developing and overseeing the process, facilitated by the Lead Independent Director and involving all directors, for conducting the CEO’s annual performance evaluation. This process includes an in-depth discussion of performance by the independent directors in executive session during which directors consider a variety of factors to evaluate Mr. Fairbank’s performance. Such factors include, among other things, financial and operating performance, governance and risk management, strategic performance, and winning with our customers and associates as described in “Section V – Compensation Discussion and Analysis – Chief Executive Officer Compensation,” as well as feedback raised through Board discussion and self-assessment

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SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

materials provided by Mr. Fairbank to the Board regarding his performance and achievements in connection with various subjective and objective metrics.

The annual CEO performance assessment is completed as part of the end-of-year compensation process. The Compensation Committee manages end-of-year compensation decisions within the context of such assessment, and the Lead Independent Director and Chair of the Compensation Committee jointly share the input and feedback of the CEO performance assessment with Mr. Fairbank in a closed session.

The Board’s Role in Succession Planning

Under the Corporate Governance Guidelines, the Board is responsible for ensuring that a succession plan for the CEO exists. The Board of Directors has in place an effective planning process to select successors to the CEO and annually reviews the CEO succession plan. Our Board believes that the directors and the CEO should work together on succession planning and that the entire Board should be involved. Each year, as part of its succession planning process, our CEO provides the Board with recommendations on, and evaluations of, potential CEO successors. The Board reviews the senior executive team’s experience, skills, competencies and potential to assess which executives possess or have the ability to develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process, the two levels of executives below the CEO, which include all of the CEO’s direct reports, often attend Board meetings and present to the Board, providing the Board with numerous opportunities to interact with our senior management and assess their leadership capabilities.

Our Board also has established steps to address emergency CEO succession planning for an unplanned CEO succession event. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected CEO transition by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s operations and strategy. There is also available, on a continuing basis as a result of the process described above, the CEO’s recommendation as to a successor should the CEO become unexpectedly unable to serve. The Board also reviews the CEO’s successor recommendations on an annual basis.

The Board’s Role in Risk Oversight

The Board of Directors believes that effective risk management and control processes are critical to Capital One’s safety and soundness, our ability to predict and manage the challenges that Capital One and the financial services industry face and, ultimately, Capital One’s long-term corporate success.

The enterprise-wide risk management framework defines the Board’s appetite for risk taking and enables senior management to understand, manage and report on risk. The risk management framework is implemented enterprise-wide and includes eight risk categories: compliance, credit, legal, liquidity, market, operational, reputational and strategic. Management has developed risk appetite statements with accompanying metrics which are meaningful to the organization and reflect the aggregate level and types of risk Capital One is willing to accept in order to achieve its business objectives, clarifying both risks the Company is actively taking and risks that are purposely avoided.

The Risk Committee is responsible for the oversight of enterprise risk management for the Company, and is responsible for reviewing and recommending to the Board for approval certain risk tolerances taking into account the Company’s structure, risk profile, complexity, activities, and size. Within management, enterprise risk management is generally the responsibility of the Chief Risk Officer, who has accountability for proposing risk tolerance and reporting levels related to all eight risk categories. The Chief Risk Officer is also responsible for ensuring that the Company has an overall enterprise risk framework and that it routinely assesses and reports on enterprise level risks. The Chief Risk Officer reports both to the CEO and to the Risk Committee. The Audit Committee also plays an important risk management function, and oversees elements of compliance and legal risk. Each committee of the Board oversees reputation risk matters within the scope of their respective

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responsibilities. Finally the Board as a whole oversees the entire enterprise risk framework for the Company, including the oversight of strategic risk.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee oversees all of our compensation policies and practices, including our incentive compensation policies and practices, to monitor that such policies and practices encourage balanced risk-taking, are compatible with effective controls and risk management and align with our business strategy. In January 2012, the Compensation Committee adopted an Incentive Compensation Governance Policy applicable to all Company employees that governs incentive compensation decisions and provides the framework for oversight of the design of incentive compensation programs, which it reviews and re-approves annually. In the context of setting executive compensation, the Compensation Committee assessed each of the named executive officers against one or more performance objectives specifically designed to evaluate the degree to which the executive balanced risks inherent in his or her role and also implemented additional risk-balancing features for certain equity awards, as described in more detail in the “Compensation Discussion and Analysis” beginning on page 40.

The Compensation Committee reviews the Company’s named executive officer and other senior executive compensation programs as well as any other material incentive compensation programs. During the course of these reviews, the Compensation Committee discusses the Company’s most significant risks, including the Company’s status with respect to managing those risks and the relationship of those risks to applicable compensation programs. The review includes discussion and analysis of risk-balancing features embedded in these incentive compensation programs and other actions taken by the Company designed to appropriately balance risk and achieve conformance with regulatory guidance. The Compensation Committee also discusses these programs with the Company’s Chief Risk Officer, Chief Human Resources Officer and the Compensation Committee’s independent compensation consultant, as appropriate. Based on these discussions, the Compensation Committee believes that these compensation programs are consistent with safety and soundness and operate in a manner that appropriately balances risk.

The Compensation Committee’s active oversight, together with the Company’s interactions and discussions with its regulators, has further enhanced the Company’s risk management and control processes with respect to incentive compensation at the Company and supported our continued compliance with the interagency guidance on sound incentive compensation practices issued by the Federal Reserve Board and other bank regulators in June 2010.

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SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

  Board Committees

Our Board has four standing committees: Audit, Risk, Governance and Nominating, and Compensation. Each of our committees:

∎	Is led by active and empowered Committee Chairs, all of whom are independent

∎	Is comprised of all independent members

∎	Operates in accordance with a written charter (available on our website at www.capitalone.com under “About Us/Investors”), which is reviewed annually

∎	Assesses its performance annually

∎	Has authority to retain independent advisors, as desired

Audit Committee

Bradford H. Warner Committee Chair	Additional Committee Members: Benjamin P. Jenkins, III, Pierre E. Leroy, Peter E. Raskind, Catherine G. West	Meetings Held in 2016: 13

Primary Responsibilities:

∎  Assist our Board with the oversight of the integrity of the Company’s financial statements, including matters related to internal controls

∎  Review and discuss with management their assessment of the effectiveness of the Company’s disclosure controls and procedures and whether any changes are necessary in light of such assessment

∎  Review and discuss generally the policies and practices that govern the processes by which key risk exposures are identified, assessed, managed and controlled on an enterprise-wide basis

∎  Oversight of the qualifications, independence and performance of the Company’s independent auditor

∎  Oversight of the appointment, compensation, retention and work of the Company’s independent auditor

∎  Approves the appointment and compensation of the Company’s Chief Auditor and oversees the performance of the Chief Auditor and the internal audit function

∎  Oversight of the compliance by the Company with legal and regulatory requirements

∎  Performs the audit committee and fiduciary audit committee functions on behalf of our bank subsidiaries in accordance with federal banking regulations

∎  Review and recommend to the Board (or disinterested members of the Board, as appropriate) for approval (i) the Company’s Code of Business Conduct and Ethics, and any material changes thereto; and (ii) any waiver of the Code of Business Conduct and Ethics for directors and certain executive officers

Qualifications:

∎  Each of the members of the Audit Committee is “financially literate” within the listing standards of the NYSE

∎  No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One

∎  The Board has identified both Mr. Raskind and Mr. Warner as “audit committee financial experts” under the applicable SEC rules based on their experience and qualifications

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Risk Committee

Peter E. Raskind Committee Chair

Additional Committee Members:

Patrick W. Gross, Ann Fritz Hackett,
Lewis Hay, III, Benjamin P. Jenkins, III, Peter Thomas Killalea, Pierre E. Leroy, Mayo A. Shattuck III, Bradford H. Warner, Catherine G. West

Meetings Held in 2016: 8

Primary Responsibilities:

∎  Assist our Board with oversight of the Company’s enterprise-wide risk management framework, including policies established by management to identify, assess, measure and manage key risks facing the Company across all of the Company’s eight risk categories: compliance, credit, legal, liquidity, market, operational, reputational and strategic risk

∎  Discuss with management the enterprise’s risk appetite and tolerance and at least annually, recommend to the Board the statement of risk appetite and tolerance to be communicated throughout the Company

∎  Review and approve annually the credit review plans and policies, and any significant changes to such plans, as appropriate

∎  Review and recommend to the Board the Company’s liquidity risk tolerance at least annually, taking into account the Company’s capital structure, risk profile, complexity, activities and size, and review management reports regarding the Company’s liquidity risk profile and liquidity risk tolerance at least quarterly

Governance and Nominating Committee

Ann Fritz Hackett Committee Chair	Additional Committee Members: Patrick W. Gross, Lewis Hay, III, Mayo A. Shattuck III	Meetings Held in 2016: 6

Primary Responsibilities:

∎  Assist our Board by identifying and recommending nominees for election to our Board and review the qualifications of potential Board members

∎  Annually review and recommend committee membership

∎  Lead the Company’s corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines

∎  Oversight of the Board and CEO’s annual evaluation processes and periodic discussions to plan for the CEO’s succession

∎  Director succession planning and recruitment of new director candidates

∎  Oversight of management’s stockholder engagement program and practices

∎  Evaluate stockholder proposals and other correspondence

∎  Establish and oversee processes for individual director and Board assessments and oversee that Committee Chairs perform committee self-assessments

∎  Keep informed regarding external governance trends, including reviewing benchmarking research conducted by management

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SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

Compensation Committee

Mayo A. Shattuck III Committee Chair	Additional Committee Members: Patrick W. Gross, Ann Fritz Hackett, Lewis Hay, III, Benjamin P. Jenkins, III, Peter Thomas Killalea, Pierre E. Leroy	Meetings Held in 2016: 7

Primary Responsibilities:

∎  Recommend to the Board annually officers for election or re-election or the manner in which such officers will be chosen

∎  Evaluate, approve and recommend to the independent directors the Chief Executive Officer’s compensation, including any salary, incentive awards, perquisites and termination arrangements, in light of the Committee’s assessment of his performance and anticipated contributions with respect to the Company’s strategy and objectives

∎  Review, approve and recommend the salary levels, incentive awards, perquisites and termination arrangements for executive officers, other than the Chief Executive Officer, to the independent directors and the hiring or promotion of such executive officers to the Board

∎  Review and approve the Company’s goals and objectives relevant to compensation, oversee the Company’s policies and programs relating to compensation and benefits available to executive officers to ensure that they align with such goals and objectives, and review relevant market data in establishing compensation and benefits programs

∎  Oversee incentive compensation programs for executive officers and others who can expose the Company to material risk to ensure such programs are designed and operated in a manner that achieves balance and is consistent with safety and soundness

∎  Review data and analyses to allow an assessment of whether the design and operation of incentive compensation programs is consistent with the Company’s safety and soundness as provided under applicable regulatory guidance

∎  Administer Capital One’s 2004 Stock Incentive Plan, 2002 Associate Stock Purchase Plan and other employee benefit plans

∎  Review periodically and recommend director compensation to the Board

∎  Recommend the inclusion of the Compensation Discussion and Analysis in our annual proxy statement or our Annual Report on Form 10-K

The independent directors of the Board may meet concurrently with the Compensation Committee, as appropriate, to review and approve compensation for the Chief Executive Officer and other executive officers.

Compensation Committee Interlocks and Insider Participation

No Capital One executive officer served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee, nor has any such relationship existed in the past. No director who served on the Compensation Committee during 2016 is or was formerly an officer or an employee of Capital One.

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Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Compensation Committee has retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm. FW Cook reports to the Chair of the Compensation Committee, and its engagement may be terminated by the Compensation Committee at any time.

The Compensation Committee determines the scope and nature of FW Cook’s assignments. In 2016, FW Cook:

∎	Provided to the Compensation Committee independent competitive market data and advice related to the compensation for the Chief Executive Officer, the other executive officers and the directors, including the development of a group of comparator companies for purposes of competitive analysis;

∎	Reviewed for the Compensation Committee management-provided market data and recommendations on the design of compensation programs for senior executives other than the Chief Executive Officer;

∎	Reviewed for the Compensation Committee Capital One’s executive compensation levels, performance and the design of incentive programs;

∎	Reviewed the compensation program for Capital One’s directors and provided competitive compensation data and director compensation program recommendations to the Compensation Committee for review; and

∎	Provided information to the Compensation Committee on executive and director compensation trends and analyses of the implications of such trends for Capital One.

Consultants from FW Cook generally attend Compensation Committee meetings and executive sessions upon the Compensation Committee Chair’s request, including meetings held jointly with the independent directors to review or approve the compensation for the Chief Executive Officer and the other executive officers and to provide an independent perspective regarding such compensation practices.

The services provided by FW Cook are limited in scope as described above. FW Cook does not provide any services to the Company or its management other than the services provided to the Compensation Committee. The Compensation Committee has considered factors relevant to FW Cook’s independence from management under SEC rules and has determined that FW Cook is independent from management.

Committee Membership Determinations

On an annual basis, the Governance and Nominating Committee assesses and considers membership for each of the Board’s regular committees. This review takes into account, among other factors, committee needs, director experience, committee succession planning and the desire to balance membership continuity with new insights.

The Chair of the Governance and Nominating Committee facilitates discussions with management, committee chairs, the Chair of the Board, and individual directors, as needed and shares that feedback with the Governance and Nominating Committee. The Governance and Nominating Committee makes recommendations for committee membership and Chairs to the full Board.

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SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

  Executive Officers

Robert M. Alexander Chief Information Officer Age: 52	Mr. Alexander joined Capital One in April 1998. From April 1998 to May 2007, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. consumer credit card and installment loan businesses. Mr. Alexander became Chief Information Officer in May 2007, and in this role he is responsible for overseeing all technology activities for Capital One.

Jory A. Berson Chief Human Resources Officer Age: 46	Mr. Berson joined Capital One in July 1992. From July 1992 to June 2009, Mr. Berson held a variety of roles at Capital One, including President, Financial Services and President, U.S. Card. In June 2009, Mr. Berson became Chief Human Resources Officer, and in this role Mr. Berson is responsible for overseeing Capital One’s Human Resources strategy, recruitment efforts and development programs.

R. Scott Blackley Chief Financial Officer Age: 48	Mr. Blackley joined Capital One in March 2011. Mr. Blackley became the Company’s Chief Financial Officer in May 2016 and has served as the Company’s Principal Accounting Officer and Controller since July 2011 and March 2011, respectively. Prior to joining the Company, Mr. Blackley held various executive positions at Fannie Mae, most recently as Senior Vice President and Chief Financial Officer of the Capital Markets Group. Mr. Blackley has more than 20 years of experience in consulting and public accounting, including an appointment to the US Securities and Exchange Commission as a Professional Accounting Fellow and as a Partner with KPMG, LLP.

Kevin S. Borgmann Chief Risk Officer Age: 45	Mr. Borgmann joined Capital One in August 2001. Since that time he has served in a variety of roles in Capital One’s Corporate Strategy, Partnership Finance, Upmarket Acquisitions, Credit Card, Auto Finance and Risk departments, including serving as Senior Vice President with the Credit Card Division from March 2008 until September 2010, President of Capital One Auto Finance from September 2010 until October 2012 and Deputy Chief Risk Officer from October 2012 to January 2013. In January 2013, Mr. Borgmann became Chief Risk Officer, and in this role he is responsible for overseeing Capital One’s credit, compliance, operational, market and liquidity, and enterprise risk management functions.

Stephen S. Crawford Head of Finance and Corporate Development Age: 52	Mr. Crawford joined Capital One in February 2013 as Chief Financial Officer Designate and served as Capital One’s Chief Financial Officer from May 2013 to May 2016. Mr. Crawford became Head of Finance and Business Development in May 2016. Prior to joining Capital One, Mr. Crawford co-founded Centerview Partners, an investment banking and advisory firm, in 2006. Prior to that, Mr. Crawford served in various leadership roles at Morgan Stanley & Co., a financial services firm, including as the Co-President of the firm during 2005, Executive Vice President and Chief Administrative Officer from 2004 to 2005, Executive Vice President and Chief Financial Officer from 2001 to 2004, and Executive Vice President and Chief Strategic Officer from 2000 to 2001.

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Noelle K. Eder Chief Card Customer Experience Officer Age: 47	Ms. Eder joined Capital One in September 2014 as Executive Vice President, Card Operations. From September 2014 to November 2016, Ms. Eder was responsible for leading Card operations which included customer experience, digital channels, loss mitigation, brand marketing, and horizontal functions like data analytics. Ms. Eder became Chief Card Customer Experience Officer of Capital One in November 2016, where she is responsible for the customer experience across all channels and operations for the Card business. Prior to joining Capital One, Ms. Eder served in several leadership roles at Intuit for nine years, most recently as Senior Vice President and Chief Customer Care Officer, where she was responsible for Intuit’s worldwide customer experience strategy.

John G. Finneran, Jr. General Counsel and Corporate Secretary Age: 67	Mr. Finneran joined Capital One in September 1994. Since that time, he has served as General Counsel and Corporate Secretary and is responsible for managing Capital One’s legal, governmental affairs, corporate governance, regulatory relations and corporate affairs departments. He also manages Capital One’s internal audit department for administrative purposes.

Frank G. LaPrade, III Chief Enterprise Services Officer Chief of Staff to the CEO Age: 50	Mr. LaPrade joined Capital One in January 1996. Since that time he has served in various positions, including as Capital One’s Deputy General Counsel responsible for managing the company’s litigation, employment, intellectual property and transactional practice areas. In 2004, Mr. LaPrade became Chief of Staff to the Chief Executive Officer. In 2010, Mr. LaPrade added responsibilities as Chief Enterprise Services Officer. In that capacity, Mr. LaPrade manages Information Technology, Brand Marketing, Corporate Real Estate, Digital Banking and Procurement for the Company.

Christopher T. Newkirk President, International and Small Business Card Age: 46	Mr. Newkirk joined Capital One in September 2008. From Sept 2008 to January 2010, Mr. Newkirk led U.S. Card Partnership Analytics, where he was responsible for strategy, and cobrand, private label and portfolio acquisition valuations in our Partnerships business. From February 2010 to June 2013, Mr. Newkirk led U.S. Card Customer Management, where he was responsible for the risk adjusted returns, growth, loyalty and retention of the portfolio. From July 2013 to February 2015, Mr. Newkirk held roles of increasing responsibility in the Company’s International Card business, most recently as Executive Vice President, Head of International Card, where he was responsible for all aspects of Capital One’s International Card business, including strategy, credit, marketing, product, customer experience, operations, talent, technology, risk management and financial decisions. In November 2016, Mr. Newkirk became President, International and Small Business Card, where he is responsible for leading Capital One’s consumer credit card business in Canada and the United Kingdom and Capital One’s small business credit card business in the United States.

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SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

Michael C. Slocum President, Commercial Banking Age: 60	Mr. Slocum joined Capital One in August 2007. From August 2007 to September 2011, Mr. Slocum was Executive Vice President of Capital One’s Banking Business, leading the company’s Commercial Banking business including asset-based lending, leasing and private banking. Mr. Slocum became President, Commercial Banking in September 2011 and in this role he is responsible for leading all aspects of Commercial Banking including Corporate and Commercial Real Estate Banking, Capital Markets, Treasury Services and all related operations. Before joining Capital One, Mr. Slocum served in various leadership roles at Wachovia Bank (now Wells Fargo & Company), a provider of consumer and commercial financial services, including as the Regional Chief Executive Officer for Northeastern US.

Michael J. Wassmer President, U.S. Card Age: 47	Mr. Wassmer joined Capital One in July 1994. Since that time, Mr. Wassmer has served in roles of increasing responsibility across the Company, expanding his leadership scope and experience driving strategy and analysis, finance, operations and risk management. From 2013 to November 2016, Mr. Wassmer has served as Executive Vice President of the Company’s Domestic Card business (other than Co-Branded Card) where he was responsible for leading all credit, marketing and strategy for the domestic Branded Consumer and Small Business Card businesses. In November 2016, Mr. Wassmer became President, Domestic Card and is currently responsible for leading the Company’s consumer credit card business in the United States. In his over 20 years of leadership in the Company’s Card business, Mr. Wassmer has been responsible for leading the launch of the Company’s flagship consumer and small business products including the Venture, Quicksilver and Spark product lines.

Jonathan W. Witter President, Retail and Direct Banking Age: 47	Mr. Witter joined Capital One in December 2010 as an Executive Vice President in Retail Banking. From September 2011 until February 2012, Mr. Witter served as President, Retail and Small Business Banking. In February 2012, he became President, Retail and Direct Banking and in this role, he provides strategic direction and leadership for the Retail and Direct Banking organization and is responsible for more than 14,000 associates, nearly 1,000 branch and office locations, and 2,200 ATMs in California, Connecticut, Delaware, Louisiana, Maryland, Minnesota, New Jersey, New York, Texas, Virginia, Washington and Washington, D.C. Mr. Witter also was a director of ING Bank, fsb. from February 2012 to November 2012. Prior to joining Capital One, Mr. Witter held various positions, including executive vice president and head of general Bank Distribution at Wachovia (now Wells Fargo & Company), managing director and president of Morgan Stanley Private Bank NA, a global financial services firm, and Chief Operating Officer of Morgan Stanley’s Retail Banking Group.

Sanjiv Yajnik President, Financial Services Age: 60	Mr. Yajnik joined Capital One in July 1998. From July 1998 to June 2009, Mr. Yajnik led several businesses within Capital One, including Capital One Europe, Capital One Canada, and Capital One Small Business Services. Mr. Yajnik became President, Financial Services in June 2009. In this role he is responsible for overseeing Capital One’s Auto Finance and Home Loans businesses. Prior to joining Capital One, Mr. Yajnik held a broad range of positions, including General Manager at Circuit City Stores (USA), Market Manager at PepsiCo (Canada), and Chief Engineer at Mobil Oil (International).

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  Related Person Transactions

Capital One’s policies and procedures for the review, approval or ratification of related person transactions are set forth in the charter of the Governance and Nominating Committee, Capital One’s Corporate Governance Guidelines, Capital One’s Code of Conduct and internal written procedures. The charter of the Governance and Nominating Committee requires the committee to review at least on an annual basis any material transactions involving Capital One and any of its directors, executive officers or their immediate family members and, as appropriate, to consider potential conflicts of interest or the appearance of potential conflicts of interest, as well as issues relating to director independence. The Governance and Nominating Committee performs this review each year based on the information provided by each director and executive officer on an annual questionnaire and through a review of Capital One’s internal systems for payments or other transactions that could indicate the presence of a related person transaction. In developing its assessment regarding related person transactions for the Board of Directors, the Governance and Nominating Committee relies upon criteria set forth in Capital One’s Corporate Governance Guidelines and its Code of Conduct to evaluate activities or relationships that may create a conflict of interest, including potential related person transactions. In addition to specific prohibitions, these criteria include the extent to which the proposed relationship would be authorized and permitted (or prohibited) by Capital One policies, as well as the potential perspective of third parties regarding such relationships.

Capital One’s Corporate Governance Guidelines and internal written procedures require that any potential conflict of interest, including related person transactions involving any of Capital One’s directors or executive officers, be reviewed by the General Counsel (in the case of a director) and by either the General Counsel or Chief Human Resources Officer (in the case of an executive officer). If the reviewer believes that such relationship could create a conflict of interest or require disclosure as a related person transaction, a second review is conducted by the disinterested members of the Governance and Nominating Committee (in the case of a director) or by the CEO (in the case of other executive officers).

From time to time in the ordinary course of its business, Capital One issues loans and provides other financial services and products to directors, executive officers and/or nominees for director, or to a director’s, executive officer’s or director nominee’s immediate family member, including persons sharing the household of such director, executive officer or director nominee (other than a tenant or employee). Such loans and other financial services and products are made in the ordinary course of business; are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and financial services and products with persons not related to the Company; and do not involve more than the normal risk of collectability or present other unfavorable features.

Capital One has had no reportable related person transactions since the beginning of 2016.

  Stockholder Engagement Program

Capital One values the input and insights of its stockholders and is committed to continued engagement with investors. Our goal is to engage in a manner that is characterized by both transparency and respect, and that helps management and the Board gain useful feedback on a wide variety of topics that are important to investors, including Company performance and operations, strategic direction, corporate governance, executive compensation, risk and operational oversight and Board leadership, operation and composition, among other matters. As has been true over our history as a public company, our senior management, including our CEO and CFO, routinely provide information to and receive feedback from our investors in a wide variety of formats, including in our quarterly SEC filings (which can be found at www.capitalone.com), quarterly earnings conference calls, our Annual Report and proxy statement, regular investor conferences and road-shows, and meetings with individual investors. We have a staff of professionals in our Investor Relations department who are dedicated full time to respond to questions from stockholders about the Company, its performance and other issues of investor interest. To that end, in 2016 we continued direct engagement and discussions with stockholders representing approximately 60% of our outstanding shares in over 300 interactions with investors.

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SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

We have a program to engage proactively with the corporate governance representatives of our larger investors, to ensure that we are receiving feedback focused on important corporate governance matters and issues. Under this program, members of management, including our Investor Relations, Corporate Governance, Executive Compensation and frequently our General Counsel and CFO, meet with key governance contacts at our larger stockholders two times per year. In addition, we contact or respond to other stockholders to engage on specific issues that may arise either before or after our annual meeting. In 2016, discussion topics with our larger investors included Board composition and refreshment, proxy access, other current governance issues, and our executive compensation program. Feedback received from these collaborative and mutually-beneficial discussions is regularly summarized and discussed with our Governance and Nominating Committee, Compensation Committee and full Board. In addition, if during any of these investor meetings, questions or concerns arise that are best addressed through a conversation with one of our directors, management works with the stockholder to arrange for that conversation. Typically, such meetings will be attended by the Lead Independent Director, the Chair of the Compensation Committee and/or the Chair of the Governance and Nominating Committee, depending on the topics the investor wishes to discuss.

In addition, our stockholders have a variety of other channels for expressing their views, including:

Voting

∎   Our stockholders have the opportunity to vote for the election of all of our directors on an annual basis using a majority voting standard, and, through our annual vote on executive compensation, to regularly express their opinion on our compensation programs

Annual Stockholder Meeting	∎ Our senior management and our directors are expected to, and do, attend the annual meeting of stockholders, where all of our stockholders are invited to attend, ask questions and express their views
Written Correspondence

∎   A stockholder who would be more comfortable or who might find it more convenient to address the Board in writing can address correspondence to the Board through the Corporate Secretary (at the address provided below); the Board receives and carefully reviews any such correspondence that is related to governance, executive compensation, or other Board related matters

Special Meetings

∎   In 2015 our stockholders approved management’s proposal to amend our Articles of Incorporation to allow for stockholders who represent a significant, long-term financial stake in our Company to call a special meeting of stockholders; this change gives additional means for investors to communicate with our Board and management and engage in the governance of our Company

Proxy Access

∎   In 2015 the Board amended our bylaws to provide for proxy access, which permits a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s outstanding common shares of voting stock continuously for at least 3 years to nominate and include in the Company’s proxy statement a number of director candidates equal to the greater of 2 or 20% of the total Board

This wide breadth of stockholder engagement activities give our stockholders a variety of methods for communicating with management and the Board, and ensures that management and our Board understand and consider the issues that matter most to our stockholders.

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  How to Contact Us

Contact Us

Our Directors

Communicate with our directors,

including our Lead Independent

Director, Committee Chairs or

Independent Directors as a Group

Mail correspondence to:

Board of Directors / Lead Independent Director

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

	Contact Us	Investor Relations Reach out to our Investor Relations team at any time Email: Investor.relations@capitalone.com

The Corporate Secretary will review all communications sent to the Board, the Lead Independent Director, committee chairs, or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board of Directors, the independent directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit Committee and Capital One’s Chief Auditor. Other communications are referred to the Lead Independent Director, the Chair of the appropriate committee and/or the specified director, as applicable.

Please continue to share your thoughts or concerns with us. We value your input and your investment.

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Section III – Security Ownership

  Security Ownership of Certain Beneficial Owners

Based on Schedule 13D and 13G filings submitted to the SEC, Capital One is aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock. All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2016, which was 480,218,547.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Dodge & Cox (1) 555 California Street, 40th Floor San Francisco, CA 94104	45,234,252	9.42%
Capital World Investors (2) 333 South Hope Street Los Angeles, CA 90071	37,559,107	7.82%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	33,949,154	7.07%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	30,491,073	6.35%
FMR LLC (5) 245 Summer Street Boston, MA 02210	29,667,528	6.18%

(1)	Based on a Schedule 13G/A (Amendment No. 14) filed on February 14, 2017. As of December 31, 2016, Dodge & Cox reported sole voting power with respect to 42,569,702 shares and sole dispositive power over all shares beneficially owned.

(2)	Based on a Schedule 13G/A (Amendment No. 2) filed on February 13, 2017. As of December 30, 2016, Capital World Investors reported sole voting power and sole dispositive power over all shares beneficially owned.

(3)	Based on a Schedule 13G/A (Amendment No. 4) filed on January 23, 2017. As of December 31, 2016, BlackRock, Inc. reported sole voting power with respect to 29,633,046 shares and sole dispositive power over all shares beneficially owned.

(4)	Based on a Schedule 13G/A (Amendment No. 2) filed on February 10, 2017. As of December 31, 2016, The Vanguard Group reported sole voting power with respect to 777,021 shares, shared voting power with respect to 95,086 shares, sole dispositive power over 29,644,830 shares and shared dispositive power over 846,243 shares.

(5)	Based on a Schedule 13G/A (Amendment No. 4) filed on February 14, 2017. As of December 30, 2016, FMR LLC reported sole voting power with respect to 2,265,972 shares and sole dispositive power over all shares beneficially owned.

  Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock as of February 28, 2017, by our directors, the named executive officers in this proxy statement and all directors and executive officers as a group. All percentage calculations are based on the number of shares of common stock issued and outstanding on February 28, 2017, which was 482,365,855.

Except as otherwise indicated below, each director or executive officer had sole voting and investment power for the shares of common stock in the table.

Name	Amount and Nature of Beneficial Ownership				Stock Settled RSUs (3)	Total (4)
	Common and Restricted Stock (1)	Stock that May Be Acquired Within 60 days (2)	Total Beneficial Ownership	Percent of Class
Richard D. Fairbank	2,262,593	3,542,139	5,804,732	1.19%	74,644	5,879,376
R. Scott Blackley	11,497	0	11,497	*	34,983	46,480
Stephen S. Crawford	86,846	105,038	191,884	*	79,864	271,748
John G. Finneran, Jr.	113,213	194,885	308,098	*	50,428	358,526

34	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION III – SECURITY OWNERSHIP

Name	Amount and Nature of Beneficial Ownership				Stock Settled RSUs (3)	Total (4)
	Common and Restricted Stock (1)	Stock that May Be Acquired Within 60 days (2)	Total Beneficial Ownership	Percent of Class
Frank G. LaPrade, III	10,687	159,945	170,632	*	49,104	219,736
Sanjiv Yajnik	111,973	165,432	277,405	*	48,716	326,121
Ryan M. Schneider	127,228	119,121	246,349	*	63,948	310,297
Patrick W. Gross	7,539	40,300	47,839	*	0	47,839
Ann Fritz Hackett	20,656	71,716	92,372	*	0	92,372
Lewis Hay, III	2,728	81,046	83,774	*	0	83,774
Benjamin P. Jenkins, III	2,192	10,547	12,739	*	0	12,739
Peter Thomas Killalea	0	3,090	3,090	*	0	3,090
Pierre E. Leroy	0	39,300	39,300	*	0	39,300
Peter E. Raskind	2,000	24,556	26,556	*	0	26,556
Mayo A. Shattuck III	1,589	86,622	88,211	*	0	88,211
Bradford H. Warner	14,640	75,053	89,693	*	0	89,693
Catherine G. West	0	10,547	10,547	*	0	10,547
All directors and executive officers as a group (25 persons)	3,011,971	5,449,170	8,461,141	1.73%	721,548	9,182,689

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes shares of unvested restricted stock that have voting rights but are not transferable until the end of the period of restriction.

(2)	This amount includes shares underlying stock options that are exercisable within 60 days after February 28, 2017, and restricted stock units for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board of Directors, or for Mr. Fairbank, his employment with the Company, ends.

(3)	Restricted stock units held by our officers and which are settled in equivalent number of shares of our common stock upon vesting. Represents unvested stock-settled RSUs as of February 28, 2017.

(4)	The amount includes the aggregate total of the “Total Beneficial Ownership” column and the “Stock Settled RSUs” column.

Some of the shares shown in the preceding table are subject to restrictions or not held directly by the director or executive officer. Below is a table showing the number of shares subject to restrictions or not held directly by the director or executive officer.

Name	Restricted Stock Units For Which Delivery of Stock is Deferred	Stock Held by, or Tenant in Common With, Family Member, Trust or Partnership
Richard D. Fairbank	241,680	0
R. Scott Blackley	0	0
Stephen S. Crawford	0	0
John G. Finneran, Jr.	0	117,411
Frank G. LaPrade, III	0	0
Sanjiv Yajnik	0	0
Ryan M. Schneider	0	0
Patrick W. Gross	40,300	0
Ann Fritz Hackett	40,300	5,006
Lewis Hay, III	40,300	1,806
Benjamin P. Jenkins, III	10,547	0
Peter Thomas Killalea	3,090	0
Pierre E. Leroy	39,300	0
Peter E. Raskind	14,131	0
Mayo A. Shattuck III	40,300	0
Bradford H. Warner	33,524	140
Catherine G. West	10,547	0

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	35

SECTION III – SECURITY OWNERSHIP

  Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2016 each reporting person complied with these filing requirements, except for Mr. LaPrade, who filed a Form 4 to report a stock option exercise and same-day open market sale of 20,000 shares of Capital One common stock one day late due to an administrative error by the Company.

36	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

Section IV – Director Compensation

  Director Compensation Objectives

The Board of Directors approves the compensation for non-management directors based on recommendations made by the Compensation Committee. The Board of Directors has designed the director compensation program to achieve four primary objectives:

∎	Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success;
∎	Fairly compensate directors for the work required in a company of Capital One’s size and scope;
∎	Recognize the individual roles and responsibilities of the directors; and
∎	Align directors’ interests with the long-term interests of Capital One stockholders.

Management directors do not receive compensation for their service on the Board of Directors. In 2016, Mr. Fairbank was Capital One’s only management director.

  Director Compensation Procedures

The Compensation Committee annually reviews the compensation program for Capital One’s non-management directors. FW Cook provides competitive compensation data and program recommendations to the Compensation Committee for review. See the discussion under “Compensation Committee – Compensation Committee Consultant” in the “Corporate Governance at Capital One” section on page 27 for further information on the role and responsibilities of FW Cook. The competitive compensation data includes the compensation (cash, equity and other benefits) of non-management directors within Capital One’s peer comparator group. See the discussion under “Market Data” in the “Compensation Discussion and Analysis” section on page 63 for further information on the selection of the peer comparator group. The Compensation Committee considers this information, and FW Cook’s recommendations, and finalizes a proposed compensation structure. The proposed structure is then reviewed and approved by the full Board of Directors, typically in April or May of each year.

Based on their review of competitive market data and guidance from FW Cook in the second quarter of 2016, the Compensation Committee determined that the director compensation program described below meets the objectives listed above.

  Director Compensation Structure

On May 5, 2016, the Board of Directors approved a compensation program for Capital One’s non-management directors for the period from May 5, 2016 until Capital One’s 2017 Annual Meeting that is similar to the program for the preceding year. The compensation program consists of an annual cash retainer of $90,000 for service on the Board of Directors. In addition, directors receive cash retainers for committee service and for service as committee chairs and the Lead Independent Director as detailed under “Compensation of Directors” beginning on page 38. Each non-management director serving on May 4, 2016 received an annual award of restricted stock units of Capital One common stock (“RSUs”) on such date, valued at $170,019. Lastly, the Lead Independent Director cash retainer was increased from $30,000 to $50,000 in 2016. This increase was implemented upon consideration of analysis and data provided by FW Cook, and ensures a compensation level commensurate with the market and to appropriately reward the contributions required of this role. Ms. Hackett was the Lead Independent Director in 2016.

  Other Benefits

Under the Capital One Financial Corporation Non-Employee Directors Deferred Compensation Plan, non-management directors may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan can direct their individual deferrals among nineteen investments available through the plan. Directors that elected a deferral receive their deferred income benefits in cash when they cease serving as directors, upon certain other distribution events specified in the plan, or at such earlier time as

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	37

SECTION IV – DIRECTOR COMPENSATION

authorized by the Compensation Committee. Upon a change of control, Capital One will pay to each director within thirty days of the change of control a lump sum cash payment equal to such director’s account balance as of the date of the change of control. In 2016, Mr. Jenkins elected to defer his cash compensation under this plan. A list of the investments available can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” on page 78.

Capital One offered non-management directors the opportunity to direct a contribution of up to $10,000 annually from Capital One to charitable organization(s) of their choice. Each non-management director serving on May 5, 2016 elected to make such a charitable contribution in 2016. In addition, all directors serving on May 5, 2016 were eligible and nine directors elected to participate in a charitable contribution program available to Capital One employees under which Capital One made a contribution of $5,000 to a charitable organization of their choice.

Directors also receive reimbursements for certain board-related expenses including external educational seminars and travel-related costs incurred to attend Board meetings. Such reimbursements are not included as compensation for the directors in the table below.

  Stock Ownership Requirements

Capital One requires non-management directors to retain all shares underlying RSUs granted to them by Capital One until their service with the Board of Directors ends, under the terms of their respective grant agreements. The Board of Directors may grant an exception for any case where this requirement would impose a financial hardship on a director. No directors have been granted an exception to this requirement for any outstanding awards of RSUs.

  Compensation of Directors

Directors of Capital One received the following compensation in 2016:

Director Name	Fees Earned or Paid in Cash (3)	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Richard D. Fairbank (1)	—	—	—	—	—	—
Patrick W. Gross	$150,000	$170,019	—	—	$15,000	$335,019
Ann Fritz Hackett	$205,000	$170,019	—	—	$15,000	$390,019
Lewis Hay, III	$150,000	$170,019	—	—	$10,000	$330,019
Peter T. Killalea (2)	$90,000	$212,536	—	—	$15,000	$317,536
Benjamin P. Jenkins, III	$150,000	$170,019	—	—	$15,000	$335,019
Pierre E. Leroy	$135,000	$170,019	—	—	$15,000	$320,019
Peter E. Raskind	$150,000	$170,019	—	—	$15,000	$335,019
Mayo A. Shattuck III	$165,000	$170,019	—	—	$15,000	$350,019
Bradford H. Warner	$150,000	$170,019	—	—	$15,000	$335,019
Catherine G. West	$135,000	$170,019	—	—	$15,000	$320,019

(1)	Management directors do not receive compensation for their service on the Board of Directors. In 2016, Mr. Fairbank was Capital One’s only management director.

(2)	Mr. Killalea was appointed as director by the Board on February 24, 2016, and elected by our stockholders at the 2016 Annual Stockholder Meeting. The Board approved a pro-rated compensation package for Mr. Killalea from February 24, 2016 until our 2016 Annual Meeting, consisting of a $22,500 retainer and a grant of 650 RSUs with a grant date fair value of $42,517, valued at $65.41 per share. The RSUs vest one year from the date of grant and delivery of the underlying shares is deferred until Mr. Killalea’s service with the Board of Directors ends. Mr. Killalea did not serve on any Board committees prior to the 2016 Annual Stockholder Meeting.

(3)	Represents cash payments during 2016, which include half of the payments under the compensation program for the period from May 5, 2016, until Capital One’s 2017 Annual Meeting and half of the payments under the compensation program for the period from April 30, 2015, until Capital One’s 2016 Annual Meeting.

(4)	Each non-management director serving on May 5, 2016 elected to direct contributions from Capital One in an aggregate amount of up to $15,000 to charitable organization(s) of his or her choice.

38	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION IV – DIRECTOR COMPENSATION

Compensation for committee service includes retainers for service as chairperson or as a member of a committee as described under the heading “Information About Our Current Board Committee Membership and 2016 Committee Meetings” in the “Corporate Governance at Capital One” section on page 8. Under the most recently approved compensation program, retainers are as follows:

∎	Lead Independent Director Retainer: $50,000
∎	Chair of the Risk Committee: $45,000
∎	Chair of the Audit Committee, Compensation Committee or Governance and Nominating Committee: $30,000
∎	Member of the Risk Committee (other than the chair): $30,000
∎	Member of the Audit Committee, Compensation Committee or Governance and Nominating Committee (other than the chair): $15,000

Each non-management director serving on May 4, 2016, received a grant of 2,440 RSUs with a grant date fair value of $170,019 valued at $69.68 per share. All RSUs were granted under the 2004 Stock Incentive Plan and were valued at the fair market value of a share of Capital One common stock on the date of grant. The RSUs vest one year from the date of grant and delivery of the underlying shares is deferred until the director’s service with the Board of Directors ends. In addition, prior to 2013, directors were offered the opportunity to elect to forego their cash retainers for a grant of non-qualified stock options under the 2004 Stock Incentive Plan. In 2013, the Compensation Committee determined not to include stock options as part of the director compensation program. The options expire ten years from the date of grant. Upon termination from Board service (other than by removal for cause), a director will have the remainder of the full option term to exercise the vested stock options.

The following table shows the number of RSUs outstanding, including dividends, and the total number of stock options outstanding for each director as of December 31, 2016:

Director Name	Number of Outstanding Restricted Stock Units	Number of Outstanding Stock Options
Patrick W. Gross	40,300	41,060
Ann Fritz Hackett	40,300	31,416
Lewis Hay, III	40,300	40,746
Peter T. Killalea	3,090	0
Benjamin P. Jenkins, III	10,547	0
Pierre E. Leroy	39,300	4,098
Peter E. Raskind	14,131	10,425
Mayo A. Shattuck III	40,300	49,737
Bradford H. Warner	33,524	41,529
Catherine G. West	10,547	0

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	39

Section V – Compensation Discussion and Analysis

Key Topics Covered in our Compensation Discussion and Analysis:

40	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

   Introduction

Capital One’s executive compensation program is designed to attract, retain and motivate leaders who have the ability to foster strong business results and promote the long-term success of the Company. The Compensation Committee of the Board of Directors (“Committee”) is responsible for, among other matters, developing, approving, monitoring and managing the compensation of all of our executive officers, including the named executive officers defined below. Final decisions regarding the compensation of our executive officers, including our Chief Executive Officer, are made by the Compensation Committee and the other independent directors. This Compensation Discussion and Analysis will review the compensation of the CEO, Richard D. Fairbank, and the following executive officers for 2016:

∎	R. Scott Blackley, Chief Financial Officer (effective May 9, 2016)

∎	Stephen S. Crawford, Head of Finance and Corporate Development (effective May 9, 2016); Chief Financial Officer (prior to May 9, 2016)

∎	John G. Finneran, Jr., General Counsel and Corporate Secretary

∎	Frank G. LaPrade, III, Chief Enterprise Services Officer, Chief of Staff to the CEO

∎	Sanjiv Yajnik, President, Financial Services

∎	Ryan M. Schneider, President, Card (prior to November 28, 2016)

Except as otherwise indicated, as used throughout this proxy statement, the “named executive officers” or “NEOs” means the six executive officers listed above and the CEO, collectively.

   Our Compensation Objectives

Capital One’s executive compensation program has four primary objectives.

Strongly link rewards with both business and individual performance while appropriately balancing risk

Capital One emphasizes pay-for-performance at all organizational levels. Typically, as an executive’s level of responsibility increases, so does the proportion of the executive’s pay that is subject to performance criteria. Therefore, the named executive officers have the highest relative portion of their pay directly linked to Company and individual performance, as compared to other associates. Awards made to the named executive officers in February 2017 for the 2016 performance year were based on Company and individual performance, and on demonstrating specific leadership competencies assessed through a comprehensive performance management process that included an individual assessment specifically designed to evaluate the degree to which the executive balanced risks inherent in his or her role. The Chief Risk Officer compiled the assessments and the Chief Human Resources Officer reviewed the assessments for the NEOs. Separately, the Chief Auditor compiled and reviewed the risk assessment for the Chief Risk Officer. The Committee considered the assessments in making its determinations regarding individual performance and compensation levels.

Ensure that total compensation rewards performance over multiple time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short-term while making decisions that create sustained value for our stockholders over the long-term. For 2016, approximately 84% of the CEO’s total compensation is equity-based and all at-risk to the performance of the Company’s stock price, and 100% of his compensation is deferred for a three-year period. For 2016, approximately 80% of total target compensation for NEOs other than the CEO was provided through equity-based vehicles which were all at-risk to the performance of the Company’s stock price and subject to vesting over multiple time horizons. The use of deferred, equity-based compensation vehicles with multi-year vesting terms advances our goal of aligning the ultimate value realized by the named executive officers with the performance of the Company’s stock over time because the value of these compensation vehicles increases and decreases based on the performance of the Company’s stock price.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	41

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Attract, retain and motivate top executive talent

To attract, retain and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with the marketplace for talent. The Committee and the independent directors strive to preserve a competitive pay mix and total target compensation values in the executive compensation program, as well as provide competitive total rewards based on our selected peer group.

Align our executives’ interests with those of our stockholders

The Committee and the independent directors remain committed to designing incentive compensation programs that reward individual and Company performance and that are aligned with the creation of stockholder value over the long-term. Because named executive officer compensation is primarily delivered through deferred, equity-based vehicles that vest over multiple time horizons, the named executive officers have a significant stake in the success of the Company. In addition, we established specific stock ownership policies that the named executive officers must meet and stock retention provisions applicable to certain equity awards.

   Our Compensation Governance Cycle

The Committee is actively engaged throughout the year. The Committee met seven times in 2016, with each meeting concluding with an executive session without management present. While specific topics may vary from meeting to meeting, the following graph describes the typical annual cycle of the Committee’s activities. For additional detail regarding the Committee’s processes for compensation decisions, see “Criteria and Process for Compensation Decisions” beginning on page 62.

42	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

   Important Aspects of Our Executive Compensation Programs

Highlights of Our Compensation Program

The Committee believes that our named executive officer compensation programs balance risk and financial results, reward named executive officers for their achievements, promote our overall compensation objectives and encourage appropriate, but not excessive, risk-taking. The following are some highlights of our compensation program:

What We Do		What We Don’t Do

✓	We provide primarily long-term, equity-based compensation to our NEOs	✗	We do not provide for excise tax gross-up payments

✓	We provide our CEO with compensation consisting entirely of equity awards and deferred payouts	✗	We do not reprice stock options

✓	We pay our NEOs equity-based awards based on Company and individual performance rather than cash bonuses	✗	We do not guarantee incentive awards

✓	We apply risk balancing so as not to jeopardize the safety and soundness of Capital One	✗	We do not provide compensation or awards to our NEOs on terms and conditions that are more favorable than compensation and awards granted to all other executive officers

✓	We apply performance thresholds to determine the amount of equity delivered at vesting of grants to our NEOs	✗	We do not permit our NEOs to engage in short sales, hedging transactions, or speculative trading in derivatives of our securities

✓	We reduce performance share award values at vesting if the Company does not achieve positive Adjusted ROA	✗	We do not permit our NEOs to place their Company securities in a margin account or to pledge their Company securities as collateral for a loan

✓	We have clawback provisions in our award agreements to ensure accountability	✗	Generally we do not utilize employment agreements

✓	We require a change of control event and a termination to accelerate the vesting of equity awards (double trigger)	✗	We do not pay a cash salary to our CEO

✓	We have an independent compensation consultant advising the Compensation Committee

In addition, the awards granted to our named executive officers include the following performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risks:

Performance- Based Vesting Provisions	We include performance-based vesting provisions as part of each stock option and stock-settled RSU award to named executive officers and each cash-settled RSU award to the CEO. These provisions will reduce the total value delivered to the executive at vesting if the Company does not meet certain performance thresholds during the three-year vesting period. The total value can be reduced to zero if the performance threshold is not met in any of the three years in the performance period.
Performance Share Reduction	Each performance share award to the named executive officers provides that the total value delivered at vesting will be reduced if for any year in the three-year performance period the Company does not achieve positive Adjusted ROA (as defined on page 62 under “Performance Share Reduction”). The total value can be reduced to zero if positive Adjusted ROA is not achieved in any of the three years in the performance period. This reduction can occur regardless of where the Adjusted ROA ranks relative to a comparator group.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	43

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Misconduct Clawback	Each incentive award to the named executive officers is subject to clawback provisions that allow the Committee to seek recovery of all unvested portions of the awards in the event there has been misconduct resulting in a violation of law or Company policy and the named executive officer committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.
Financial Restatement Clawback	Each performance share award to the named executive officers includes clawback provisions that allow the Company to recover shares under the award following a financial restatement.

See “Additional Performance Conditions and Recovery Provisions” on page 60 for more details.

All of the terms and features described above, including the performance-based vesting and clawback provisions, apply to awards granted to all executive officers and not just the named executive officers.

Use of Discretion

The Committee believes that exercising discretion is an important element in reaching balanced compensation decisions and supplements other aspects of Capital One’s pay-for-performance philosophy. By applying discretion, the Committee seeks to mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics, encourage imprudent risk taking, and not provide the best results for stockholders. In addition, the use of discretion allows the Committee to respond to changes in economic conditions, our operating environment, and other significant factors that may affect the long-term performance of Capital One or our lines of business. The use of discretion also allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach, such as the discrepancies between absolute and relative performance levels or recognition of individual performance levels. There are certain performance conditions for which the Committee would not exercise discretion, for example where the minimum performance metric is not met in the award of Performance Share Units or if the performance-based vesting requirements applicable to certain other stock-settled awards are not met.

   Consideration of 2016 Say on Pay Vote and Stockholder Engagement

The Committee and the Board of Directors value the input of our stockholders and strive to foster a constructive dialogue with stockholders on matters of executive compensation and corporate governance. At our 2016 Annual Meeting of Stockholders, our stockholders supported our executive compensation program by approving our non-binding advisory vote on executive compensation (“2016 Say on Pay”). Recognizing that the 2016 Say on Pay vote reflected some level of investor concern for the Company’s executive compensation programs, we continued to strengthen our outreach to stockholders to ensure that we maintain strong lines of communication with our stockholders and that the perspectives of our stockholders are shared with the Committee and the Board of Directors. In 2016, management directly engaged with stockholders representing approximately 60% of our outstanding shares in over 300 interactions with investors, as noted above under “Corporate Governance at Capital One—Stockholder Engagement Program.” From these interactions, the Committee and the Board of Directors gained valuable insight into our investors’ views about the Company, including our executive compensation programs. As a result of the feedback received from investors during 2016, the Committee made the following enhancements to our executive compensation programs and disclosure:

∎	Increased alignment of CEO compensation and Company performance by increasing the percentage of the CEO’s total target compensation that is tied to a year-end evaluation of CEO and Company performance from 30% to 40%, providing a more direct link between the CEO’s compensation and the Committee’s and independent directors’ assessment of such performance.

∎	Increased the rigor of relative Company performance governing payouts applicable to performance share awards, which represent 50% of CEO total target compensation and approximately 12.5% of total target compensation of the other NEOs. See “Performance Share Awards” on page 52 for more information.

44	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

∎	Provided greater transparency regarding the Committee’s use of discretion, particularly regarding the year end incentive awards granted to the named executive officers. See “Use of Discretion” on page 44 for more information.

∎	Provided detail regarding the Committee’s process for assessing and determining executive compensation program structures and pay decisions. See “Our Compensation Governance Cycle” on page 42 for more information.

The Committee continues to actively monitor our stockholder engagement with respect to executive compensation matters and has considered stockholder feedback in approving year-end incentive awards for 2016 and structuring and approving the 2017 compensation programs for the named executive officers.

   Chief Executive Officer Compensation

Goals and Principles

The Committee’s top priority is to align the interests of the CEO with the interests of our stockholders by directly linking his compensation with the Company’s performance and his contributions to that performance over appropriate time horizons. The Committee believes that all of the CEO’s compensation should be at-risk based on his and the Company’s performance. Each year the Committee approves the form, timing and amount of CEO compensation and makes recommendations to the independent directors for final approval. The Committee considers the CEO’s historical performance and seeks to effectively align the CEO’s interests with the interests of our stockholders over the appropriate time horizons, support safety and soundness and appropriately balance risk. The Committee and the independent directors have the flexibility to adjust compensation decisions from year to year to take into account the Company’s performance and evolving market practices. For example, between performance year 2014 and performance year 2016, the CEO’s total performance year compensation has ranged from $19.6 to $16.7 million.

CEO Compensation Components

The CEO’s compensation for the performance year 2016 was composed of equity awards designed to provide the CEO with an incentive to focus on long-term performance during the year and the opportunity for a year end incentive award based on the Committee’s evaluation of the Company’s performance and the CEO’s contributions to that performance throughout the year. The equity awards granted to the CEO in February 2016 consisted of: stock options; performance shares; and stock-settled restricted stock units. The year end incentive award granted to the CEO in February 2017 consisted of deferred cash and cash-settled restricted stock units. All of the CEO’s equity awards are subject to a three-year deferred vesting or payout schedule.

The chart below shows these elements of CEO compensation as an approximate percentage of the CEO’s total target compensation.

2016 CEO Target Compensation

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	45

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

2016 CEO Compensation Program

The Committee annually reviews and approves the compensation structure of the CEO and makes recommendations to the independent directors for final approval. In February 2016, the Committee and the independent directors reviewed the compensation structure utilized since 2009 for Mr. Fairbank and determined that for 2016 the compensation program would continue to consist of equity awards granted at the beginning of the year plus an opportunity for an additional year-end incentive award based on the Company’s actual performance for 2016. In this manner, the CEO’s compensation continues to be completely at-risk based on the Company’s and Mr. Fairbank’s performance. The Committee and independent directors determined that the compensation program structured in this manner remained appropriate for Mr. Fairbank in 2016 given that the compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons and supports the Company’s executive compensation goals and principles.

The table below summarizes the CEO compensation program that the Committee and the independent directors approved for the 2016 performance year.

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary	Not applicable	Not applicable	Not applicable	Not applicable
Stock Options	February 2016	Incentive for Future Company Performance	3-year cliff vesting; expires in 10 years	∎ Performance-based vesting provisions ∎ Misconduct clawback
Performance Shares	February 2016	Incentive for Future Company Performance	Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawbacks
Stock-Settled RSUs	February 2016	Incentive for Future Company Performance	3-year cliff vesting; settles in Company stock	∎ Performance-based vesting provisions ∎ Misconduct clawback
Year-End Incentive Opportunity	February 2017	Reward for 2016 CEO and Company Performance	Delivered as combination of cash-settled RSUs and deferred cash bonus; payout after 3 years	∎ Performance-based vesting provisions (RSUs only) ∎ Misconduct Clawback

See “Additional Performance Conditions and Recovery Provisions” on page 60 for more details regarding the performance and recovery provisions applicable to each of the elements of compensation that the Committee approved for the 2016 performance year for the named executive officers.

After considering various factors as described below, without giving particular weight to any specific factor, the Committee and the independent directors determined that a total target compensation amount of $17.5 million was appropriate for Mr. Fairbank’s 2016 compensation program.

When determining the structure and total target compensation opportunity for Mr. Fairbank’s 2016 compensation program, as well as the value for each component of the award, the Committee and the independent directors considered Mr. Fairbank’s and the Company’s performance during 2015 relative to certain financial, operating, safety and soundness and strategic performance factors. In addition, the Committee and the independent directors considered the Company’s performance in 2015 relative to the peer comparator companies’ performance in 2015, the structure and amount of compensation awarded to the chief executive officers of the peer comparator companies and the structure and amount of Mr. Fairbank’s compensation awards in prior years. The Committee and the independent directors also considered the Company’s risk profile and the time horizon over which the deferred, equity-based vehicles will vest, as well as the fact that the ultimate value of Mr. Fairbank’s deferred, equity-based awards will depend on the Company and Mr. Fairbank’s performance over time.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

The chart below shows the pay mix of the CEO’s actual compensation for the 2016 performance year, including the year-end incentive opportunity which consisted of 60% deferred cash and 40% cash-settled RSUs.

2016 CEO Pay Mix

Stock Option Award

In February 2016, Mr. Fairbank received a grant of 106,973 non-statutory stock options at an exercise price of $63.73 per share (which was the fair market value of the Company’s common stock on the date of grant). The benefits to Mr. Fairbank of the stock options are deferred, as the options cannot be exercised until February 15, 2019 and will expire ten years after the date of grant. The option grant had a grant date value of $1,750,003; however, the ultimate value Mr. Fairbank realizes, if any, depends solely on the long-term appreciation in the Company’s stock price. Mr. Fairbank can only realize value from the stock options if and to the extent the Company’s stock price increases after the date of grant and the market value of the stock exceeds the exercise price at some point after the three-year vesting period when the options are exercised. The stock option award is also subject to performance-based vesting conditions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 60.

Performance Share Award

In February 2016, based on the above determination by the Committee and the independent directors, Mr. Fairbank was granted an award of performance shares under which he may receive from 0% to 150% of a target number of 137,298 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2016 through December 31, 2018.

The Company’s performance will be assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW Bank Index, excluding three non-traditional banks that do not focus on lending to consumers and businesses (“KBW Index”). The Committee believes that the KBW Index is an appropriate index against which to assess the Company’s performance because it reflects institutions of a comparable size and business mix to the Company. In addition, the Committee believes that relative Adjusted ROA is an appropriate metric for the Company and its stockholders because it achieves a balance of incentivizing and rewarding management to pursue business strategies that reward stockholders over the long term, while discouraging excessive risk-taking or balance sheet leverage in pursuit of those goals.

Under the performance share reduction feature of this award, the number of shares issued at settlement will be reduced if the Company’s Adjusted ROA for one or more fiscal years completed during the performance period is not positive, no matter how well the Company compares to the peer group. If the Company’s Adjusted ROA is not positive in any of the three fiscal years in the performance period, the executive will forfeit the entire award of performance shares. As a result, although Mr. Fairbank’s award had a grant date value of $8,750,002, the number of shares that he ultimately receives, if any, will be solely dependent on the Company’s performance over the performance period. The performance share award also is subject to certain clawback provisions. See “Performance Share Reduction” on page 61 and “Financial Restatement Clawbacks” on page 62 for more information.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the table below. The table below shows potential payouts based on specific Company performance results. Payouts will range between the values shown below for performance that falls between the performance results in the table.

		Relative Metric: Adjusted ROA
		≥75th Percentile	50th Percentile	20th Percentile	< 20th Percentile
Number of years with positive Adjusted ROA:	Three	150%	100%	40%	0%
	Two	125%	83%	33%	0%
	One	100%	67%	27%	0%
	None	0%	0%	0%	0%

Stock-Settled RSU Award

In February 2016, Mr. Fairbank also received a grant of 27,460 stock-settled RSUs. The stock-settled RSU grant had a grant date value of $1,750,026. The stock-settled RSU award vests in full on February 15, 2019 and is subject to performance-based vesting conditions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 60.

Year-End Incentive Opportunity

A portion of Mr. Fairbank’s 2016 compensation consisted of an opportunity for a year-end incentive award based on the Company’s performance in 2016. The award had a target value of $5,250,000, but the ultimate value of the award was determined based on the Committee’s evaluation of the Company’s performance during 2016 and Mr. Fairbank’s contributions to that performance relative to the factors shown below related to: financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates. These factors were evaluated on a qualitative and quantitative basis without any specific pre-established targets or weights. The Committee believes that these factors appropriately reflect and balance near term performance and long-term success for the Company’s customers, associates and stockholders.

In 2016, Capital One delivered solid financial performance, improved operating efficiency, resilient growth, and capital distribution to our shareholders. We had industry-leading growth in our Credit Card business and continued the disciplined growth of our Auto and Commercial Banking businesses. The Company continued to make transformational investments in growth and technology to create value today and over the long term. In addition, management continued to build risk management capabilities and is committed to effective, proactive, and sustainable operation of these capabilities. The Committee believes that the actions taken by the named executive officers throughout the year contributed greatly to the Company’s 2016 results and have positioned the Company to deliver on long-term strategic goals and achieve strong, sustainable financial performance over the long term.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

In February 2017, the Committee considered the Company’s performance on both a quantitative and qualitative basis. In particular, the Committee considered:

Performance Factor	2016 Performance

∎ Revenue ∎ Expense management ∎ Earnings and Earnings per share ∎ ROA and ROTCE ∎ Capital management ∎ Total shareholder return

∎   Revenue of $25.5 billion

∎   Pre-provision earnings of $11.9 billion

∎   Efficiency ratio of 53.2%, or 52.7% net of adjustments,(1) demonstrating prudent expense management

∎   Net Income of $3.8 billion

∎   Earnings per share (“EPS”) of $6.89 per common share, fully diluted

∎   Return on Assets (“ROA”) of 1.11%

∎   Return on average common equity of 7.82%; return on average tangible common equity (“ROTCE”) of 11.93%,(2) above bank average

∎   Returned significant capital to our shareholders by completing $3.7 billion of share repurchases and paying a quarterly common stock dividend of $.40 per share

∎   Industry-leading growth in our Credit Card business with net income of $2.2 billion and loan growth of 10.0%

∎   Strong financial and operating results in the Auto business, with new loan originations of $25.7 billion, and solid loan growth of 6% in the Commercial Banking business

∎   One, three and five-year Total Shareholder Return (“TSR”) of 23.8%, 20.7% and 122.7%, respectively

∎ Credit performance and underwriting quality ∎ Risk management and compliance ∎ Balance sheet strength ∎ Board and executive governance

∎   Strong credit performance including a net charge-off rate of 2.17%, 4.16% for Domestic Card, as management continues to focus on underwriting quality

∎   Higher provision for loan losses primarily driven by the front-loaded credit costs of strong loan growth, particularly in Domestic Card

∎   Continued progress enhancing the soundness and sustainability of the Company’s compliance and risk management programs, including sound management of market and liquidity risk

∎   Common equity Tier 1 capital ratio of 10.1%, calculated under the Basel Pillar III Standardized Approach, as of December 31, 2016

∎   Open and active Board governance model, including access to management, embrace of effective challenge, and proactive stockholder outreach

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Performance Factor	2016 Performance

∎   Progress toward achievement of long-term strategy

∎   Execution against corporate imperatives

∎   Disciplined investments in infrastructure, technology and growth initiatives

∎   CEO leadership and performance of executive team

∎   Significant progress on building the capabilities of a leading information-based technology company

∎   Balanced investments in market opportunities and long-term capabilities, including talent, infrastructure, and process reinvention

∎   Successful integration of GE Healthcare acquisition, enhancing the capabilities and scale in commercial healthcare finance

∎   Recruitment and development of world class talent

∎   Associate engagement and retention

∎   Customer advocacy

∎   Brand

∎   Corporate reputation and community engagement

∎   Live our values and champion our culture

∎   Achieved strong Net Promotor Scores including record-high levels in both Consumer and Small Business Card

∎   Continued focus on attracting top talent and welcomed over 9,500 new associates, including over 500 military recruits, while maintaining high bar for talent and diversity

∎   Recorded strong associate engagement scores and low voluntary attrition rates

∎   Increased focus on enhancing and developing our executive leadership

∎   Accelerated the development and release of brand-defining software applications and features

(1)	Efficiency ratio is calculated based on total non-interest expense divided by total net revenue for the period and reflects as-reported results in accordance with U.S. GAAP. The efficiency ratio net of adjustments is a non-GAAP measure that the Committee reviews as part of its assessment of the Company’s performance and reflects adjustments to exclude $161 million from builds in the U.K. Payment Protection Insurance customer refund reserve, a $28 million impairment charge associated with certain acquired intangible and software assets and a $24 million gain related to the exchange of our ownership interest in Visa Europe with Visa Inc. See Exhibit 99.2 to the Form 8-K filed with the SEC on January 24, 2017 for supplemental financial data and corresponding reconciliation of this financial metric to U.S. GAAP.
(2)	ROTCE is a non-GAAP financial measure calculated based on the sum of (i) income from continuing operations, net of tax; (ii) less dividends and undistributed earnings allocated to participating securities; and (iii) less preferred stock dividends, for the period, divided by average tangible common equity. See “MD&A-Table F-Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures” on our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for supplemental financial data and corresponding reconciliation of this financial metric to U.S. GAAP.

The Committee also took into account peer comparator group CEO compensation levels, the tenures of each of the peer companies’ CEOs, the varying degrees of success those CEOs have had in leading their respective companies, and Mr. Fairbank’s strategic role as the founder of Capital One.

After considering all of the above factors, in February 2017 the Committee and the independent directors approved year-end incentive awards for Mr. Fairbank totaling $4,462,580. For a second consecutive year, Mr. Fairbank’s year-end incentive awards represent a payout of 85% of the target award value established by the Committee in February 2016. Between performance year 2014 and performance year 2016, Mr. Fairbank’s year-end incentive award has ranged from $4.5 million to $7.4 million. In particular, in determining the 2016 year-end incentive awards the Committee rewarded Mr. Fairbank’s leadership contributions that accelerated the momentum toward the achievement of the Company’s long-term strategic goals and value creation, while recognizing that the rapid loan growth in Domestic Card and strategic investments made to support the Company’s growth opportunities and digital transformation affected certain of the Company’s financial performance metrics listed above, including EPS. The Committee also recognized that the Company’s one and three-year TSR lagged its peers’. While growth and investments may dampen short-term returns to shareholders, the Committee and the independent directors believe that the Company is striking the right balance between investing for the future and delivering attractive returns over the short, medium and long term.

The Committee and the independent directors determined to award Mr. Fairbank’s year-end incentive award using two vehicles: (i) an award of 20,675 RSUs, which had a total grant date value of approximately $1,785,080,

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

and (ii) a deferred cash bonus in the amount of approximately $2,677,500. Including the year-end incentive opportunity, Mr. Fairbank’s total compensation for the 2016 performance year consisted of 84% equity-based awards and 16% deferred cash. The award of RSUs will vest in full on February 15, 2020, will settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions. The cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2020. Both the award of RSUs and the deferred cash bonus are subject to clawback provisions. The performance-based vesting provisions applicable to the RSUs and the clawback provisions applicable to both awards are described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 60.

CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. For the years shown in the table, Mr. Fairbank’s total target compensation was $17.5 million. Mr. Fairbank’s compensation for performance year 2015 was $16,712,536, a decrease of $2,887,492 or 14.7% compared to his compensation for performance year 2014. Mr. Fairbank’s compensation for performance year 2016 was $16,712,611, which is substantially similar to his 2015 performance year compensation due to a second consecutive year of Mr. Fairbank receiving 85% of his target value of the year-end incentive opportunity. See “Year-End Incentive Opportunity” on page 48 for additional information regarding the year-end incentive granted to Mr. Fairbank for performance year 2016.

Performance Year	Cash Salary	Deferred Cash Bonus	Cash-Settled RSUs	Stock-Settled Awards	Option Awards	Total
2016	$0	$2,677,500	$1,785,080	$10,500,028	$1,750,003	$16,712,611
2015	$0	$2,677,500	$1,785,014	$10,500,022	$1,750,000	$16,712,536
2014	$0	$4,410,000	$2,940,006	$10,500,022	$1,750,000	$19,600,028

The table above is presented to show how the Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table on page 69 required for this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the table above:

∎	The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the cash-settled RSU award granted to the CEO in February 2017 for the 2016 performance year, for example, is shown in the table above as 2016 compensation. The Summary Compensation Table reports equity-based awards only in the year in which they were granted.

∎	The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

As part of the CEO compensation program, the Committee and the independent directors also approved certain other programs intended to support Mr. Fairbank’s productivity and well-being. These include:

∎	Executive term life insurance with a benefit level of $5 million;

∎	The ability to participate in a comprehensive voluntary annual health screening;

∎	Maintenance for Mr. Fairbank’s home office;

∎	The use of a driver who also provides for Mr. Fairbank’s personal security; and

∎	The monitoring and maintenance of an electronic home security system.

Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 68.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

2017 CEO Compensation Program

The Committee and the independent directors continue to believe that the CEO compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons and supports the Company’s executive compensation goals and principles. In February 2017, the Committee and the independent directors reviewed the compensation structure utilized in 2016 for Mr. Fairbank and determined that for 2017, the CEO compensation program would continue to consist of equity awards granted at the beginning of the year plus an opportunity for an additional year-end incentive award based on CEO and Company performance for 2017. In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance and all CEO compensation continues to be subject to a three year deferred vesting or payout. The Committee and the independent directors also determined that for Mr. Fairbank’s 2017 compensation program, a total target compensation amount of $17.5 million, the same total target compensation for 2016, was appropriate.

In response to feedback received from stockholders, the Committee and the independent directors made changes to the year end incentive and performance share elements of the CEO compensation program. The terms of all other compensation granted to Mr. Fairbank in February 2017 are substantially similar to the terms described earlier under “2016 CEO Compensation Program,” including the application of performance-based vesting and clawback provisions.

CEO Year-End Incentive Opportunity

In response to stockholder feedback the Committee and the independent directors modified the structure of the CEO compensation program to eliminate the grant of stock-settled RSUs that were previously granted at the beginning of the performance year and accounted for approximately 10% of the CEO’s total target compensation to increase the percentage of the CEO’s total target compensation that is granted based on CEO and Company performance as the year-end incentive opportunity from 30% to 40%. This change increases the alignment of CEO compensation and Company performance by directly linking a greater portion of the CEO’s compensation to the performance of the CEO and the Company during the performance year which allows the Committee and the independent directors the ability to adjust or eliminate that portion of the CEO’s compensation as appropriate to reflect the performance.

The chart below illustrates the elements of the CEO’s 2017 compensation program as an approximate percentage of his total target compensation:

2017 CEO Target Compensation

Performance Share Awards

During 2016, we received feedback from our stockholders regarding the rigor of our performance share program. Based on this feedback, the Committee and the independent directors revised the performance metrics applicable to performance shares granted in 2017 to require a more rigorous set of relative Company performance hurdles related to the potential payouts made in connection with the awards. The performance share awards represent 50% of CEO total target compensation and approximately 12.5% of total target compensation of the other NEOs. As with previous years, the compensation paid in connection with the performance shares will be based on the

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Company’s performance assessed on the basis of Adjusted ROA relative to the KBW Index, and the number of shares issued at settlement will be reduced if the Company’s Adjusted ROA for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the peer group. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the revised metrics set forth in the table below. The table below shows the revised potential payouts based on specific Company performance results. Payouts will range between the values shown below for performance that falls between the performance results shown in the table. For example, Adjusted ROA performance at the 50th percentile of peers will earn 90% of target payout, rather than 100% as in previous years.

		Relative Metric: Adjusted ROA
		≥80th Percentile	55th Percentile	25th Percentile	< 25th Percentile
Number of years with positive Adjusted ROA:	Three	150%	100%	40%	0%
	Two	125%	83%	33%	0%
	One	100%	67%	27%	0%
	None	0%	0%	0%	0%

Beginning with performance share awards granted in 2017, the Company’s positive Adjusted ROA must be at least at the 25th percentile of peers, rather than the 20th percentile, for any performance shares to vest. Similarly, target payout will be achieved at the 55th percentile of peers instead of the 50th percentile, and the maximum payout can only be achieved if the Company performs at the 80th percentile of peers, instead of the 75th percentile. The graph below illustrates the revised performance metrics:

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

2017 CEO Compensation Decisions

Based on the revised CEO compensation program, in February 2017 the Committee and the independent directors granted to Mr. Fairbank the following compensation:

∎	a performance share award under which he may receive from 0% to 150% of a target number of 101,344 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2017, through December 31, 2019; and

∎	a grant of 81,486 non-statutory stock options at an exercise price of $86.34 per share (which was the fair market value of the Company’s common stock on the grant date).

The Committee also determined that Mr. Fairbank will have an opportunity to receive an incentive award in late 2017 or early 2018. Any such award will consist of deferred cash, an equity-based award or both and will pay out or vest after a three-year deferral period. The Committee and the independent directors will have absolute discretion to determine whether to make the award, the form of the award and the value of the award relative to the target amount of $7 million, and will base these determinations on the Committee’s evaluation of the Company’s performance in 2017 relative to the same factors described earlier under “2016 CEO Compensation Program – Year-End Incentive Opportunity” related to financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates. The maximum value of the award, if granted, will not exceed one and a half times the target value. The Company expects that any such award will be subject to performance-based vesting and clawback provisions similar to provisions applicable to the 2016 year-end incentive opportunity.

   NEO Compensation

Goals and Principles

As with the CEO, the Committee seeks to align the interests of the other named executive officers with the interests of our stockholders by linking compensation to Company performance and the NEOs’ contribution to that performance over the appropriate time horizons, while supporting safety and soundness and appropriately balancing risk. The Committee takes into account each NEO’s historical performance, individual roles and responsibilities and contributions expected from each NEO in the future as well as the recommendations of the CEO, including his assessment of each NEO’s performance. In determining 2016 NEO compensation, the Committee also considered the specific factors discussed below under “Equity Incentive Awards” beginning on page 58. Final decisions regarding NEO compensation are made by the independent directors.

In this section, “NEO Compensation,” the term “NEO” refers to the named executive officers other than the CEO.

NEO Compensation Components

The NEOs traditionally receive a mix of approximately 20% cash and 80% equity-based compensation, consisting of: cash salary, RSU salary, and cash-settled RSUs, which are determined at the beginning of each performance year; and long-term incentive awards, which are determined following the end of each performance year based on the Committee’s evaluation of Company and individual performance during the past year. The long-term incentive awards are equity-based and may consist of performance shares, stock-settled RSUs, and stock options. All of these equity-based awards are subject to deferred vesting over a three-year period. The NEOs do not receive cash bonuses.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

The chart below shows these elements of NEO compensation as an approximate percentage of NEO total target compensation:(1)

(1)	Due to his mid-year appointment to the position of Chief Financial Officer, Mr. Blackley’s 2016 compensation varied slightly from the chart above. See below for more information regarding Mr. Blackley’s 2016 compensation program. For 2017, Mr. Blackley’s compensation is consistent with the other NEOs.

See “Additional Performance Conditions and Recovery Provisions” on page 60 for more details regarding the performance and recovery provisions applicable to each element of compensation that the Committee approved for the 2015 performance year for the named executive officers.

2016 NEO Compensation Program

The Committee annually reviews and approves the compensation structure for all of our executive officers, including those who are ultimately reported as NEOs, and makes recommendations to the independent directors for final approval. In February, 2016 the Committee and the independent directors approved the 2016 compensation program which is designed to be consistent with the Company’s pay-for-performance philosophy and is generally consistent with the 2015 compensation program. The Committee believes that this pay mix balances stockholder interests while effectively rewarding and motivating key talent.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

The table below summarizes the NEO compensation program that the Committee and the independent directors approved for the 2016 performance year.

Compensation Element (1)	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary – Cash	January 2016	Overall experience, skills, performance, and knowledge	Paid in cash throughout the performance year	Not applicable
Base Salary – RSUs	January 2016	Portion of base salary delivered in RSUs	Awarded as RSUs which settle in cash on February 15 following the performance year	Not applicable
Cash Bonus	Not applicable	Not applicable	Not applicable	Not applicable
Cash-Settled RSUs	February 2017	Reward for 2016 Company performance	3-year ratable vesting	∎ Misconduct Clawback
Stock Options	February 2017	Reward for 2016 Individual Performance and Incentive for Long-Term Performance	3-year ratable vesting; expires in 10 years	∎ Performance-based vesting provisions ∎ Misconduct clawback
Performance Shares			Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawbacks
Stock-Settled RSUs			3-year ratable vesting	∎ Performance-based vesting provisions ∎ Misconduct clawback

(1)	Mr. Blackley was appointed to the position of Chief Financial Officer in May 2016. As a result, his 2016 compensation reflects his pay in his prior role as Executive Vice President and Controller of the Company. See below for more information regarding Mr. Blackley’s 2016 compensation program. Beginning with performance year 2017, Mr. Blackley’s compensation program is consistent with the other NEOs.

Based on the above framework, the Committee and the independent directors determined the 2016 total target compensation for each NEO by considering the following factors:

∎	Each NEO’s performance relative to the Company’s strategic objectives;

∎	Capital One’s historical performance;

∎	The role and qualifications of each NEO (for example, the NEO’s scope of responsibility, experience and tenure and the demonstration of competencies consistent with the Company’s values and the ability to deliver strong, sustainable business results);

∎	Appropriate internal pay differentials and the desire to foster teamwork and collaboration;

∎	Historical pay levels;

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

∎	Available role-specific market compensation data from peer comparator companies;

∎	Available information on the structure of compensation packages for senior executives at peer comparator companies;

∎	Market trends in executive compensation (for example, current rates of pay and the prevalence and types of incentive vehicles); and

∎	The overall structure of the compensation program.

Mr. Blackley was appointed as the Company’s Chief Financial Officer effective May 9, 2016; prior to this appointment, he served as Executive Vice President and Controller of the Company. As a result, his compensation for the 2016 performance year reflects a compensation program applicable to Executive Vice Presidents of the Company. Mr. Blackley’s 2016 compensation program was substantially similar to the compensation program for the other NEOs, except that: (1) he received a slightly higher percentage of his compensation as salary (23% instead of 20% of total target compensation); (2) he received a slightly lower percentage of his compensation as long-term incentive opportunity (47% instead of 50% of total target compensation); and (3) he did not receive stock options. Beginning with the 2017 performance year, Mr. Blackley’s compensation program is consistent with the other NEOs.

Base Salaries

For the 2016 performance year, the Committee chose to defer a significant portion of each NEO’s base salary until the end of the year. Rather than award each NEO a base salary entirely in cash, the 2016 base salary for NEOs was delivered in a mix of cash (approximately 20-30% of total target compensation) and RSUs that settled in cash on February 15, 2017 (approximately 15% of total target compensation). In this way, the 2016 compensation program further deferred cash compensation for each NEO and placed it at risk to the performance of the Company’s stock price for the entire performance year.

In January 2016, the Committee and the independent directors approved 2016 base salaries for the NEOs, ranging from $1,040,039 to $2,797,016, which consisted of a cash portion ranging from $630,000 to $1,598,000 and a cash-settled RSU portion ranging from $410,039 to $1,199,016. Individual details for each NEO are provided in the table below showing compensation by performance year.

Year-End Incentive Awards

A portion of the NEO’s 2016 compensation consisted of an opportunity for a year-end incentive award based on the individual NEO and Company performance in 2016. This award, if granted, may consist of stock options, performance shares, and/or RSUs. In February 2017 the Committee and the independent directors determined to award each NEO various equity-based incentive awards as recognition of Company and individual performance in 2016.

Cash-Settled RSU Awards

In February 2017, the Committee and the independent directors approved awards of cash-settled RSUs for the NEOs ranging from $574,075 to $1,199,004, representing a payout at 100% of the target award values established by the Committee in February 2016 based on actual Company performance in 2016. Individual details for each NEO are provided in the table below showing compensation by performance year. The assessment of Company performance for the NEOs is consistent with the assessment performed in connection with the CEO year-end incentive award. The Committee and the independent directors determined that these awards were appropriate in light of the Company’s performance as described under “Year-End Incentive Opportunity” on page 48 in connection with the determinations by the Committee and the independent directors relating to the CEO’s year-end incentive awards.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Equity Incentive Awards

In February 2017, the Committee and the independent directors awarded various equity incentive awards to the NEOs for the 2016 performance year as recognition for individual NEO performance in 2016 and to drive further performance over the long term. At Capital One, equity incentive awards are linked to performance in two ways:

∎	The size of the award is based on each NEO’s individual performance assessment for the year just completed; and

∎	The ultimate value of the award is dependent on Capital One’s performance over time.

Equity incentive awards are designed to emphasize elements that are of particular importance to Capital One given the Company’s unique goals and continually evolving business strategies and objectives. In determining the actual amounts to be awarded to each NEO, the Committee considered each NEO’s contribution to the Company’s performance for 2016 as well as the individual performance of each NEO. The Committee also received input from the CEO on his assessment of each NEO’s individual performance and his recommendations for compensation of the NEOs. The CEO also assessed the degree to which the NEO balanced risks inherent in the NEO’s role. These assessments included the use of both quantitative and qualitative risk measures and were compiled by the Chief Risk Officer and reviewed by the Chief Human Resources Officer, and separately the Chief Auditor compiled and reviewed the assessment for the Chief Risk Officer, before being presented to the Committee and the independent directors for their consideration.

The equity incentive awards consisted of stock-settled RSUs, performance share awards and stock options. The terms of the performance share awards are substantially similar to the terms of the performance share awards granted to our CEO, as described earlier under “2016 CEO Compensation Program—Performance Share Award” and “2016 CEO Compensation Program.” The NEO stock options and stock-settled RSUs vest ratably in one-third increments starting on the first anniversary of the grant date and are subject to performance-based vesting and clawback provisions as discussed below under “Additional Performance Conditions and Recovery Provisions” on page 60. The stock options have an exercise price of $86.34 per share, which was the fair market value of the Company’s common stock on the date of grant.

Mr. Blackley, the Company’s Chief Financial Officer, was awarded 16,939 stock-settled RSUs and a target amount of 5,647 performance shares with a total grant date value for both awards of $1,950,075. The Committee and the independent directors determined to grant these awards based upon Mr. Blackley’s leadership of the Company’s financial reporting, disclosure and related controls, as well as a successful transition into his new role as the Company’s CFO managing investor relations, tax, accounting, and Global Finance business risk.

Mr. Crawford, the Company’s Head of Finance and Corporate Development (effective May 9, 2016) and Chief Financial Officer (prior to May 9, 2016), was awarded 41,317 non-statutory stock options, 23,124 stock-settled RSUs and a target amount of 13,875 performance shares with a total grant date value for all three awards of $4,081,830. The Committee and the independent directors determined to grant these awards based upon Mr. Crawford’s successes in integrative thinking and problem solving, driving the Company’s financial discipline and process improvement, and strengthening the effectiveness of the Finance leadership team, including the successful transition of Mr. Blackley to the role of CFO.

Mr. Finneran, the Company’s General Counsel and Corporate Secretary, was awarded 23,738 non-statutory stock options, 14,762 stock-settled RSUs and a target amount of 8,857 performance shares with a total grant date value for all three awards of $2,549,068. The Committee and the independent directors determined to grant these awards based upon Mr. Finneran’s continued guidance and influence across the enterprise, sound judgment, and strategic leadership. In addition, the Committee and the independent directors considered Mr. Finneran’s ability to deliver advantageous results across regulatory, contractual, negotiation, investigation, and litigation matters.

Mr. LaPrade, the Company’s Chief Enterprise Services Officer and Chief of Staff to the CEO, was awarded 27,955 non-statutory stock options, 15,646 stock-settled RSUs and a target amount of 9,388 performance shares with a total grant date value for all three awards of $2,761,806. The Committee and the independent directors determined to grant these awards based upon the strong performance of the Company’s information technology, brand marketing, and digital banking functions in 2016. The Committee and the independent directors also considered Mr. LaPrade’s dedication to the Company’s mission, his empowering, collaborative, and inspirational leadership, and his ability to drive transformational change.

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Mr. Yajnik, the Company’s President, Financial Services, was awarded 22,462 non-statutory stock options, 13,969 stock-settled RSUs and a target amount of 8,381 performance shares with a total grant date value for all three awards of $2,412,100. The Committee and the independent directors determined to grant these awards based upon the solid performance of the Auto business in 2016, including continued disciplined growth in originations, as well as his leadership in driving digital innovation, process improvement, and customer satisfaction across operational, staff and technology functions in Financial Services.

Mr. Schneider, the Company’s President, Card until November 28, 2016, and Senior Advisor (a non-executive advisory role) thereafter, was awarded 31,560 non-statutory stock options, 17,663 stock-settled RSUs and a target amount of 10,598 performance shares with a total grant date value for all three awards of $3,117,846. The Committee and the independent directors determined to grant these awards in recognition of the strong performance of the Credit Card business in 2016, particularly the year-over-year growth for Domestic Card, as well as Mr. Schneider’s leadership in enhancing compliance and risk management programs within the business. The Committee and the independent directors also considered Mr. Schneider’s leadership in furthering the Company’s digital agenda while enhancing the customer experience and increasing customer satisfaction.

NEO Compensation by Performance Year

The table below shows actual NEO compensation as it is attributable to the performance year indicated.

Name	Performance Year	Cash Salary	Cash Bonus	Cash-Settled RSUs (1)	Stock-Settled Awards (2)	Option Awards	Total
R. Scott Blackley	2016	$630,000	$0	$984,114	$1,950,075	$0	$3,564,189
Stephen S. Crawford	2016	$1,598,000	$0	$2,398,020	$3,194,494	$887,336	$8,077,850
	2015	$1,552,000	$0	$2,328,082	$3,100,847	$861,334	$7,842,263
	2014	$1,530,000	$0	$2,700,130	$3,300,039	$916,676	$8,446,845
John G. Finneran, Jr.	2016	$1,020,000	$0	$1,530,074	$2,039,264	$509,804	$5,099,142
	2015	$990,000	$0	$1,486,032	$1,979,326	$494,803	$4,950,161
	2014	$977,000	$0	$1,723,258	$1,913,729	$478,405	$5,092,392
Frank G. LaPrade, III	2016	$983,000	$0	$1,474,122	$2,161,436	$600,370	$5,218,928
Sanjiv Yajnik	2016	$966,000	$0	$1,448,084	$1,929,699	$482,401	$4,826,184
	2015	$937,000	$0	$1,406,056	$1,873,662	$468,416	$4,685,134
	2014	$915,000	$0	$1,615,303	$1,794,467	$448,606	$4,773,376
Ryan M. Schneider	2016	$1,220,000	$0	$1,830,066	$2,440,054	$677,792	$6,167,912
	2015	$1,146,000	$0	$1,720,052	$2,633,133	$731,408	$6,230,593
	2014	$1,119,000	$0	$1,975,275	$2,522,704	$700,744	$6,317,723

(1)	For 2016, includes cash-settled restricted stock units (restricted stock unit portion of base salary granted in February 2016 and restricted stock units granted in February 2017).

(2)	For 2016, includes stock-settled restricted stock units and performance share award granted in February 2017.

This table is presented to show how the Committee views compensation actions and to which year the compensation awards relate, but it differs substantially from the Summary Compensation Table on page 69 required for this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the above table:

∎	The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the cash-settled RSU, stock option, stock-settled RSU and performance share awards granted in February 2016 for the 2016 performance year, for example, are shown in the above table as 2015 compensation. The Summary Compensation Table reports equity-based awards only in the year in which they were granted.

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∎	The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being and security. These programs provide some level of personal benefit and are not generally available to all employees for 2016, and included the following:

∎	Executive term life insurance with a benefit level of approximately $5 million;

∎	The ability to participate in a comprehensive voluntary annual health screening;

∎	An automobile lease or the use of a driver who also provides personal security; and

∎	The monitoring and maintenance of an electronic home security system.

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 68.

2017 NEO Compensation Program

Each year, the Committee reviews the NEO compensation program in light of Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information. The plan consists of multiple compensation vehicles that directly link the NEOs’ compensation with the Company’s performance over multiple time horizons, align the NEOs’ interests with the interests of the Company’s stockholders, support safety and soundness and encourage appropriate risk-taking. Based on feedback received from stockholders, the Committee and the independent directors revised the performance metrics applicable to performance shares granted in 2017, to require a more rigorous set of relative Company performance hurdles related to the potential payouts made in connection with the awards. For a detailed description of these changes, see “Chief Executive Officer Compensation – 2017 CEO Compensation Program.” The 2017 NEO compensation program is otherwise substantially similar to the 2016 program.

   Additional Performance Conditions and Recovery Provisions

The awards granted to our named executive officers include the following provisions that are designed to further enhance alignment between pay and performance and balance the risks that our incentive compensation programs might otherwise encourage:

∎	Performance-based vesting provisions;

∎	Performance share reduction;

∎	Misconduct clawback provisions; and

∎	Financial restatement clawbacks.

These terms and conditions apply to incentive awards granted to every executive officer and not just to the named executive officers.

Performance-Based Vesting Provisions

The ultimate value that our named executive officers receive from equity-based incentive awards is tied to our stock price performance over the vesting period. The Committee nevertheless determined that these awards should be subject to additional performance conditions so that the value received by the executives is also conditioned upon the Company continuing to meet certain operating performance thresholds. The vesting of

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awards subject to performance-based vesting provisions is conditioned upon the Company meeting specific performance thresholds for each and every fiscal year ending in the three-year vesting period. Any forfeitures will be cumulative over the three-year vesting period. In this manner, regardless of our executives’ past performance and of our stock price performance, the awards subject to performance-based vesting remain at risk of complete forfeiture over the three-year vesting period.

Performance-based vesting provisions apply to the following awards:

∎	All named executive officer stock option awards;

∎	All named executive officer restricted stock and stock-settled RSUs; and

∎	All CEO cash-settled RSUs.

In setting the threshold operating performance conditions, the Company took into account discussions with federal bank regulators. These performance conditions do not present any upside potential for the named executive officers’ compensation but instead create an additional at-risk element to the compensation that has been awarded to them. Imposing these additional performance conditions is designed to further reflect our approach of balancing risk and performance over the long-term.

For awards granted since January 2014, vesting is conditioned on the Company achieving positive Core Earnings (as defined below). If Core Earnings are not positive for any fiscal year in the vesting period, the named executive officer will automatically forfeit 50% of one-years’ worth of vesting (i.e., one-sixth of the total award). In addition, the Committee will determine the extent to which any named executive officer was accountable for the outcome and, based on such determination, the Committee will decide whether any or all of the remaining 50% of one-years’ worth of vesting will also be forfeited. The Committee may also decide to delay the vesting of the applicable portion of the award not so forfeited. For the NEOs, these determinations will be made each year prior to the scheduled vesting date, based on the Core Earnings for the fiscal year ended prior to such vesting date. For the CEO, these determinations will be made prior to the scheduled vesting date at the end of the three-year vesting period, taking into account Core Earnings for each fiscal year within the period.

Core Earnings focuses on whether profits are being generated by our basic business, as opposed to other factors that may not reflect business fundamentals. The terms of the applicable award agreements define “Core Earnings” to mean the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iii) the change in the combined uncollectible finance charge and fee reserve. The Committee believes that Core Earnings is an appropriate performance metric to employ for these performance-based vesting provisions because the metric captures major operational costs and risks to the Company’s business, including charge-offs, operating expenses, market and competitive risks and costs to maintain adequate levels of capital and liquidity. Because the metric is based on net income available to common stockholders, it also includes the impact of discontinued operations.

Performance Share Reduction

As described above, the performance share awards granted to the named executive officers employ Adjusted ROA as the performance metric, with the Company’s performance assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW Index. Each of these performance share awards is subject to reduction in the event that the Company’s Adjusted ROA for any fiscal year in the three-year performance period is not positive. These reductions will occur regardless of how well the Company’s Adjusted ROA compares to its peers in the KBW Index. If the Company does not achieve positive Adjusted ROA for one year in the performance period, the total number of shares issued on the vesting date will be reduced by one-sixth. If the Company does not achieve positive Adjusted ROA for two years in the performance period, the total number of shares issued on the vesting date will be reduced by one-third. If the Company does not achieve positive Adjusted ROA for any of the three years in the performance period, the named executive officers will forfeit the entire award. In this manner, even if we outperform compared to the comparator group, the performance share awards are at risk of complete forfeiture if we do not achieve a threshold level of performance on an absolute basis.

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“Adjusted ROA” means the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment or amortization of intangible assets to (b) the Company’s average tangible assets for the period. This metric is intended to reflect our earnings capacity by focusing on a component of our net income relative to our tangible assets.

Misconduct Clawback Provisions

Beginning with awards granted in January 2013, every incentive award granted to our executive officers includes a clawback provision designed to provide the Committee the authority to recover previously awarded compensation in the event that the Committee determines (i) there has been misconduct resulting in either a violation of law or of Company policy that has caused significant financial or reputational harm to the Company and (ii) either the executive committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.

These clawback provisions have been designed to apply broadly, to a range of potential manifestations of misconduct at any level of the executive’s organization. The unvested portions of all applicable incentive awards will be subject to recovery and at risk of complete forfeiture. In each case, the Committee will determine the amount of compensation to recover, allowing the Committee to calibrate each recovery to the facts and circumstances giving rise to the need for such recovery.

In the event the Committee exercises the clawback provisions in the future, the Company intends to disclose the aggregate amount that the Committee has determined to recover, so long as the underlying event has already been publicly disclosed in the Company’s filings with the SEC.

Financial Restatement Clawbacks

All performance share awards to our executive officers include a clawback that is triggered in the event that the Company issues a restatement of its financial statements, or announces that it expects to issue a restatement within three years after the vesting of an award. If an executive would have been entitled to fewer shares on the vesting date under the restated financial statements, the executive may be required to return to the Company the excess shares awarded to him or her or, in the event he or she has sold or otherwise transferred the shares, he or she may be required to return the net proceeds from the sale or transfer.

   Criteria and Process for Compensation Decisions

The Committee considers a number of factors in making compensation decisions with respect to the named executive officers. The Committee relies on a range of objective data including Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information to inform its business judgment. See “Our Compensation Governance Cycle” on page 42 for details regarding the Committee’s annual activities.

Use of Outside Consultants for CEO Compensation

The Committee engages FW Cook to assist in the design of the CEO compensation program. FW Cook assists the Committee in a number of ways, including proposing and evaluating a peer comparator group, gathering relevant compensation data from the peer comparator companies, discussing relevant market trends and context and developing recommendations on possible plan designs. See the discussion under “Compensation Committee – Compensation Committee Consultant” in the “Corporate Governance at Capital One” section on page 27 for additional information about FW Cook.

Use of Outside Consultants for NEO Compensation

The Chief Human Resources Officer and other members of the Company’s Human Resources department assist the CEO in developing compensation recommendations to the Committee for the NEOs. The Human Resources department typically uses multiple surveys as sources of market compensation data. FW Cook also provides

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additional market reference points that the Committee and the independent directors use when evaluating NEO compensation. Other outside consultants provide information to the Human Resources department regarding market practices and trends and research reports and provide subject matter expertise on specific concepts and technical issues related to executive compensation. However, these outside consultants do not recommend either the form or amount of compensation that is to be paid to the NEOs. The Human Resources department is responsible for analyzing the information obtained from the outside consultants and presenting it to the CEO. The CEO then considers all of the information provided by the Human Resources department and the Chief Human Resources Officer and makes his compensation recommendations for the NEOs to the Committee and the independent directors.

Management does not have a contractual arrangement with any compensation consultant to determine or recommend compensation programs for the NEOs. A consultant from FW Cook is present at Committee meetings during which CEO and NEO compensation is discussed and provides market data as well as an independent perspective regarding CEO and NEO compensation practices. FW Cook has no other engagement with, and performs no other services for, Capital One besides the services described above.

Market Data

The Committee reviews data from a group of peer comparator companies within the financial services industry. These organizations are intended to represent the marketplace of companies with whom Capital One competes for business and for executive talent.

FW Cook plays a lead role in evaluating the peer comparator group on an annual basis. Each year, a consultant from FW Cook presents a comprehensive report to the Committee that highlights size, scope and performance information from the peer comparator companies across a variety of metrics. The Committee specifically considers the Company’s percentile rank versus peer comparator companies across the following financial metrics:

∎	Revenue

∎	Assets

∎	Market value

∎	Net income available to common stockholders

∎	U.S. deposits

∎	Loans held for investment

∎	Diluted earnings per share growth
∎	Return on average tangible common equity

∎	Adjusted ROA

∎	Tier 1 common capital ratio

∎	Charge-off rate

∎	Ratio of stock price to tangible book value

∎	Ratio of stock price to earnings

∎	Total stockholder return

After reviewing this information, the Committee recommends a final peer comparator group to the independent directors for approval. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the size, scope, performance and business focus of the peer comparator companies reflect Capital One’s competitive environment. For 2016, the peer comparator group included the following companies:

American Express	Discover Financial Services	Regions Financial
Bank of America Corporation	Fifth Third Bancorp	SunTrust Banks
BB&T Corporation	J.P. Morgan Chase	U.S. Bancorp
Citigroup	PNC Financial Services	Wells Fargo & Company

The Committee believes that the peer comparator group reflects the competitive environment for the Company, particularly the performance and business focus of the companies in the peer comparator group and the competition for talent, and made this determination after considering, among other things, stockholder feedback as described earlier under “Consideration of 2016 Say on Pay Vote.” The Committee determined to maintain the same peer comparator group for purposes of designing the 2017 compensation programs, and approved the comparator group in July 2016.

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Typically, compensation data from the peer comparator group is used to inform the Committee’s determination of the total compensation target values for the named executive officers. As of December 31, 2016, Capital One was positioned at or near the median of the peer comparator group in terms of total assets, loans, deposits, revenues, net income, and market value.

Tally Sheets

In addition to considering market data from our peer comparator group (when available), the Committee also considers information contained on total compensation tally sheets for the CEO and each NEO. The tally sheets summarize multiple components of current and historical compensation, as well as the potential value of post-termination arrangements. The tally sheets are just one point of information used by the Committee in the process of determining CEO and NEO compensation. They help the Committee understand the historical context that is relevant to current compensation decisions, such as the CEO and each NEO’s accumulated equity value. The tally sheets also help the Committee assess the potential downstream consequences of its decisions, such as the potential value to be received by the CEO and each NEO upon separation due to a change of control, retirement or other termination scenarios.

   Other Compensation Arrangements

Pension and Non-Qualified Deferred Compensation Plans

Capital One does not have any active pension plans for the NEOs. We offer a voluntary, non-qualified deferred compensation plan that restores participating NEOs, excluding the CEO, to the level of savings they would have achieved if they had not been impacted by IRS limits governing our qualified 401(k) plan. It also allows the NEOs, excluding the CEO to defer additional pre-tax compensation in order to save for retirement.

Capital One annually reviews programs and practices at our peer comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs. Each of our named executive officers participated in Capital One’s Voluntary Non-Qualified Deferred Compensation Plan (“Plan”) in 2016. Details of the Plan can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” on page 78.

Employment Agreements

Capital One typically does not enter into defined term employment agreements with the named executive officers in order to maintain maximum flexibility in establishing separation terms at the appropriate time and considering their current circumstances. The Committee retains full discretion to approve employment agreements on an exception basis and has done so for exceptional circumstances in the past.

Change of Control Agreements

Each named executive officer is a party to an agreement providing certain benefits if his employment terminates in connection with a change of control as well as compensation and benefits protections during the two year period following the change of control. The Committee determined that such agreements were appropriate based on their prevalence within the banking and financial services industry and given the dynamic nature of merger and acquisition activity among these institutions.

The change of control agreements define compensation and benefits payable to named executive officers in certain merger and acquisition scenarios, giving them some degree of certainty regarding their individual outcomes in these circumstances. The Committee believes these agreements allow the named executive officers to remain neutral and consider a full range of decisions that are focused on maximizing stockholder value. The change of control agreements are also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change of control by providing each named executive officer with an incentive to remain in his or her leadership role up to and beyond the transaction date. In addition to compensation and benefits protections during a two-year protection period after a change of control, the named executive officers are entitled to severance-type benefits under the agreements if their employment is actually terminated as a result of (or in anticipation of) certain merger and acquisition scenarios.

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Both eligibility for participation and the structure of payments under these agreements are designed to be aligned with market practice in the banking and financial services industry. Our program is designed so that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. In addition, our change of control agreements for executive officers do not provide for excise tax “gross-up” payments. The program also supports our ability to attract and retain talented executives by providing them with a competitive level of benefits.

Projections of potential payouts to the named executive officers under these agreements are included in the total compensation tally sheets reviewed by the Committee on an annual basis. Although the potential change of control payouts do not necessarily impact annual decisions on NEO pay, reviewing this information allows the Committee to fully understand the downstream implications of its decisions and the resulting impact to the Company and its stockholders.

Post-Employment Compensation Practices

The CEO has no employment or severance arrangement with the Company other than the change of control agreement as described above. If an NEO, excluding the CEO, separates from Capital One, he or she is entitled to receive the amounts set forth in the Company’s Executive Severance Plan, which provides for a payment of up to 30% of the NEO’s current target total compensation plus partially subsidized health, dental and vision benefits through COBRA, term life continuation and outplacement services. The Committee may exercise its business judgment in approving additional amounts in light of all relevant circumstances, including the NEO’s term of employment, past accomplishments, reasons for separation from the Company, potential risks and the NEO’s willingness to restrict his or her future action(s), such as through an agreement not to compete or solicit the Company’s customers or employees. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product. For additional information, see “Restrictive Covenants” in the “Named Executive Officer Compensation” section beginning on page 80. Upon retiring from the Company, employees are generally entitled to receive certain retiree medical benefits, including subsidized medical benefits for qualified individuals.

   Other Aspects of Executive Compensation

Stock Ownership and Retention Requirements

Consistent with their responsibilities to our stockholders, the executive officers are required to maintain a significant financial stake in the Company. To this end, the CEO and the NEOs must own shares of Capital One stock with a fair market value of at least the following annual cash salary multiples:

Role	Salary Multiple
CEO	5X
Other NEOs and Executive Officers	3X

Given that the CEO’s compensation program does not include a base salary, his ownership requirement is based on a notional salary established by the Committee and the independent directors, which is currently $1,000,000.

Ownership requirements may be fulfilled using the following shares:

•	Shares owned without restriction;

•	Unvested restricted stock;

•	Unvested stock-settled RSUs;

•	Shares acquired through the Associate Stock Purchase Plan; and

•	Shares owned through Capital One’s 401(k) Plan.

The Committee reviews the guidelines and monitors the named executive officers’ compliance with them. New executive officers are given two years from the date of promotion to or appointment as an executive officer to

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comply with these requirements. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. The named executive officers are currently in compliance with this requirement.

In addition, the Company has stock retention requirements for certain equity awards made to the named executive officers. Each executive must hold 50% of the after-tax net shares acquired upon the vesting of performance share awards, restricted stock, and stock-settled RSUs (i) during the executive’s term of employment with Capital One, or (ii) prior to the first anniversary of the executive’s separation from Capital One, for one year after the vesting of such award. These stock ownership and retention requirements apply to all of our executive officers.

Prohibition of Hedging and Speculative Trading Activities

All of Capital One’s executive officers and directors are prohibited from engaging in short sales, hedging transactions or speculative trading in derivative securities of Capital One stock and from using their Capital One stock in a margin account or pledging Capital One stock as collateral for a loan.

Equity Grant Practices

Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. Annual incentive awards are approved by the Committee and the independent directors (or by delegated authority to the Chief Human Resources Officer for certain employees who are not executive officers) at regularly scheduled meetings in the first quarter of each year. The date of grant is the actual date on which the Committee approves the awards. The Committee may grant awards of restricted stock, restricted stock units, stock options or other equity awards outside of the annual incentive cycle. The Committee has delegated authority to the CEO to award restricted stock and to the Chief Human Resources Officer to award stock-settled and cash-settled RSUs (but not options or other equity awards) to employees who are not executive officers, subject to a maximum amount of $2 million for any employee in any one year. These awards are designed to be used for new hires and for special programs designed by management to incentivize and reward current employees of the Company. The Committee reviews all grants made by delegation at least once per year.

With respect to awards of stock options, the exercise price is always the Fair Market Value of the Company’s stock on the date of grant. Under the terms of our 2004 Stock Incentive Plan, “Fair Market Value” is equal to the closing price of the Company’s common stock on the date of grant.

The Company does not seek to time equity grants to take advantage of material non-public information and in no event is the grant date set to a date that is prior to the date of approval.

Tax Considerations

The Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be paid or awarded in a tax-deductible manner. However, it is the Committee’s intent to maximize tax deductibility to the extent reasonable, provided the Company’s programs remain consistent with the Company’s overall executive compensation objectives.

With respect to the named executive officers (other than the Chief Financial Officer), Section 162(m) of the Internal Revenue Code limits the federal tax deduction for compensation paid to the executive to $1 million. Amounts in excess of $1 million are also eligible for the deduction if the compensation qualifies as “performance-based.” The Company’s 2004 Stock Incentive Plan provides for the establishment of specific performance thresholds to be tied to equity-based awards that may allow these awards to qualify as “performance-based” for the purposes of 162(m).

The following awards were granted in February 2016 for the 2015 performance year to executive officers of the Company, including the named executive officers: performance share awards, RSUs (other than the RSUs representing a portion of base salary) and the deferred cash bonus to the CEO. These grants were made following a determination by the Committee and the independent directors that a performance threshold was met.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Under this performance threshold, which had been established in January 2015, the CEO and NEOs would receive these awards only if the Company achieved positive Core Earnings ROA from Continuing Operations for the 2015 fiscal year. For purposes of this performance metric, “Core Earnings ROA from Continuing Operations” means the ratio, expressed as a percentage, of (A) the Company’s Core Earnings from Continuing Operations for the 2015 fiscal year to (B) the Company’s average total assets for the period. Core Earnings from Continuing Operations means the Company’s net income from continuing operations, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iii) the change in the combined uncollectible finance charge and fee reserve. The Company’s Core Earnings ROA from Continuing Operations for fiscal year 2015 was positive. Therefore, the Company expects the awards made in February 2016 to be tax-deductible as “performance-based” compensation.

In February 2016, the Committee and the independent directors again established a performance threshold that the Company had to meet in order for the following awards to be granted for the 2016 performance year to executive officers of the Company, including the named executive officers: performance share awards, RSUs (other than the RSUs representing a portion of base salary) and the deferred cash bonus to the CEO. Under this performance threshold, the CEO and NEOs would receive these awards only if the Company achieved positive Core Earnings ROA from Continuing Operations for the 2016 fiscal year. For purposes of this performance metric, Core Earnings ROA from Continuing Operations means the ratio, expressed as a percentage, of (A) the Company’s Core Earnings from Continuing Operations for the 2016 fiscal year to (B) the Company’s average total assets for the period. Core Earnings from Continuing Operations has the same meaning as described in the preceding paragraph. The Company’s Core Earnings ROA from Continuing Operations for fiscal year 2016 was positive. Therefore, the Company expects the awards made in February 2017 to be tax-deductible as “performance-based” compensation.

The Company also expects that all stock options awarded in 2016 or for the 2016 performance year to the CEO and NEOs will be deductible as “performance-based” compensation.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	67

Section VI – Named Executive Officer Compensation

The Summary Compensation Table below provides information about compensation for the fiscal years ended December 31, 2016, 2015 and 2014 for the named executive officers. As discussed in the “Compensation Discussion and Analysis” section beginning on page 40, our executive compensation program is heavily weighted towards equity-based and at-risk elements of compensation. Under SEC rules, equity-based compensation is reported below in the year in which it is awarded, which may not correlate to the year for which it is paid.

With respect to the compensation reported below for our Chief Executive Officer:

∎	84% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, with 100% of his compensation deferred for a three-year period.

∎	Amounts shown in the table below for the CEO for 2016 represent stock options, performance shares, and stock-settled RSUs granted in February 2016 and a deferred cash bonus awarded in February 2017 for 2016 performance. The CEO also was granted cash-settled RSUs in February 2017 for the 2016 performance year, which are not shown in the table below.

∎	Amounts shown in the “Stock Awards” column for 2016 also include cash-settled RSUs granted to the CEO in February 2016 for the 2015 performance year.

With respect to the compensation reported below for the NEOs other than the CEO:

∎	Base salary comprised between 35% and 45% of total target compensation.

∎	Each NEO other than the CEO received a portion of his or her 2016 base salary in cash that was paid throughout the year and a portion in cash-settled RSUs that were granted in February 2016 and settled in cash in February 2017. These cash-settled RSUs are included in the table below in the “Stock Awards” column for 2016.

∎	Amounts shown for 2016 in the table below also include stock options, performance shares, stock-settled RSUs, and cash-settled RSUs granted in February 2016 for the 2015 performance year. The NEOs other than the CEO also were granted equity awards in February 2017 for the 2016 performance year, which are not shown in the table below. The NEOs were not eligible for cash bonuses for 2016.

Amounts paid to the CEO and the other NEOs in 2016 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. The details of these program amounts are provided in the footnotes.

68	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

The footnotes to the table below provide additional explanation regarding compensation attributable to each performance year. Further information on the timing of awards under the 2016 compensation programs for the CEO and the other NEOs can be found under “CEO Compensation Components” and “NEO Compensation Components” in the “Compensation Discussion and Analysis” section beginning on pages 45 and 54, respectively.

  2016 Summary Compensation Table

Name and Principal Position	Year	Salary (6)	Bonus (7)	Stock Awards (8)	Option Awards (9)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (10)	All Other Compensation (11)	Total
Richard D. Fairbank Chair, CEO and President (1)	2016	$0	$2,677,500	$12,285,042	$1,750,003	$3,407	$205,185	$16,921,137
	2015	$0	$2,677,500	$13,440,028	$1,750,000	$3,357	$144,289	$18,015,174
	2014	$0	$4,410,000	$13,343,815	$1,750,000	$3,195	$129,464	$19,636,474
R. Scott Blackley Chief Financial Officer (2)(3)	2016	$617,769	$0	$2,597,024	$0	—	$132,046	$3,346,839

Stephen S. Crawford Former CFO, Head of Finance and Corporate Development (2)(4)	2016	$1,592,692	$0	$5,463,891	$861,334	—	$280,676	$8,198,593
	2015	$1,549,462	$0	$6,039,153	$916,676	—	$272,031	$8,777,322
	2014	$1,526,538	$0	$5,376,001	$755,714	—	$282,002	$7,940,255
John G. Finneran, Jr. General Counsel and Corporate Secretary (2)	2016	$1,016,538	$0	$3,487,369	$494,803	$778	$219,255	$5,218,743
	2015	$988,500	$0	$3,661,947	$478,405	$785	$199,231	$5,328,868
	2014	$974,692	$0	$3,708,724	$478,413	$842	$200,481	$5,363,152
Frank G. LaPrade, III Chief Enterprise Services Officer (2)	2016	$974,577	$0	$3,329,446	$530,369	—	$193,202	$5,027,594

Sanjiv Yajnik President, Financial Services (2)	2016	$962,654	$0	$3,300,705	$468,416	—	$203,132	$4,934,907
	2015	$934,462	$0	$3,439,765	$448,606	—	$219,681	$5,042,514
	2014	$912,923	$0	$3,477,040	$448,616	—	$191,306	$5,029,885
Ryan M. Schneider Former President, Card (2)(5)	2016	$1,211,462	$0	$4,408,204	$731,408	—	$229,563	$6,580,637
	2015	$1,142,885	$0	$4,534,930	$700,744	—	$227,635	$6,606,194
	2014	$1,116,462	$0	$4,251,285	$609,345	—	$212,210	$6,189,302

(1)	Mr. Fairbank’s compensation for 2016 consisted of stock options, performance shares, stock-settled RSUs, and a year-end incentive opportunity (payable in deferred cash bonus and cash-settled RSUs), in addition to certain perquisites. Mr. Fairbank received a portion of his total compensation for 2016 in February 2016 (stock options, performance shares, and stock-settled RSUs), which is reflected in the table above for 2016. Mr. Fairbank received the remainder of his compensation for 2016 in February 2017 (the year-end incentive opportunity delivered partially in cash-settled RSUs and the remainder in deferred cash bonus). The portion of the year-end incentive opportunity delivered as deferred cash bonus to Mr. Fairbank in February 2017 is included in the table above, while the portion delivered as cash-settled RSUs is not. His compensation for 2015 included cash-settled RSUs granted in February 2016 (a portion of his 2015 year-end incentive opportunity), which are included in the table above for 2016. See “CEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section on page 51 for more information on how the Compensation Committee views compensation actions and to which year the compensation awards relate.

(2)	For NEOs other than the CEO, compensation for 2016 consisted of cash base salary, stock options (other than Mr. Blackley), performance shares and three grants of RSUs (one representing a portion of base salary which settles in cash), in addition to certain perquisites. The cash-settled RSUs representing base salary are included in the table above for 2016, however the other equity-based awards for 2016 performance were granted in February 2017 and are not included in the table above. The stock options, performance shares, stock-settled RSUs and cash-settled RSUs granted in February 2016 for 2015 performance are included in the table above for 2016. See “NEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section on page 59 for more information on how the Compensation Committee views compensation actions and to which year the compensation awards relate.

(3)	Mr. Blackley was appointed to the position of Chief Financial Officer in May 2016. As a result, his 2016 compensation reflects the position he held at the beginning of 2016: Executive Vice President and Controller of the Company. See below for more information regarding Mr. Blackley’s 2016 compensation. Beginning with performance year 2017, Mr. Blackley’s compensation program is consistent with the other non-CEO named executive officers.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	69

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

(4)	Mr. Crawford served as the Company’s Chief Financial Officer from May 2013 until May 2016, when he became Head of Finance and Business Development.

(5)	In November 2016, Mr. Schneider ceased to be an executive officer of the Company. He served as President, Card, from December 2007 to November 2016.

(6)	The amounts shown in this column represent the cash portion of base salary for the NEOs. The remaining portion of base salary for 2016 was delivered in cash-settled RSUs, as described under “Base Salaries” in the “Compensation Discussion and Analysis” section on page 57, and is included in the “Stock Awards” column in the table above.

(7)	The amount shown in this column for 2016 reflects Mr. Fairbank’s deferred cash bonus for 2016 performance awarded in February 2017 as described under “Year-End Incentive Opportunity” in the “Compensation Discussion and Analysis” section on page 48.

(8)	The amounts shown in this column for 2016 represent the grant date fair value of performance shares, stock-settled RSUs and cash-settled RSUs granted to the named executive officers in 2016, calculated in accordance with FASB ASC Topic 718. The grant date fair value of performance shares included in this column assumes a payout at the target performance level. For additional information, including performance share awards at maximum performance on a per executive basis, refer to footnote 3 to the Grants of Plan-Based Awards Table below.

(9)	The amounts shown in this column for 2016 represent the grant date fair value of stock options granted to the named executive officers in 2016, calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions of these awards, refer to footnote 4 to the Grants of Plan-Based Awards Table below.

(10)	The amounts shown in this column represent the change in the actuarial present value of the accumulated pension benefits for Messrs. Fairbank and Finneran under the Cash Balance Pension Plan and the Excess Cash Balance Plan. The interest crediting rate for the Cash Balance Pension Plan changes annually based on the average yield of 5-year Treasury Securities for the preceding 12 months. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the Wall Street Journal Prime Rate. Earnings under the Voluntary Non-Qualified Deferred Compensation Plan were not above-market and therefore are not reported above.

(11)	All other compensation consists of the following on a per executive basis:

Named Executive Officer	Auto (a)	Travel and Aircraft	Health Screening	Driver and Security	Company Contributions to Defined Contribution Plans (b)	Insurance (c)	Other (d)
Richard D. Fairbank	$—	$—	$1,654	$153,465(e)	$—	$19,320	$30,746
R. Scott Blackley	$22,756	$—	$—	$—	$100,638	$3,652	$5,000
Stephen S. Crawford	$15,955	$—	$—	$—	$251,595	$7,080	$6,046
John G. Finneran, Jr.	$17,107	$—	$1,900	$10,987(f)	$164,895	$19,320	$5,046
Frank G. LaPrade, III	$19,557	$—	$—	$6,908(f)	$159,315	$5,855	$1,567
Sanjiv Yajnik	$25,772	$—	$3,106	$265(f)	$156,705	$11,280	$6,004
Ryan M. Schneider	$20,810	$—	$3,537	$265(f)	$194,925	$4,980	$5,046

(a)	Represents the value attributable to personal use of Company-provided automobile benefits. The cost of automobile benefits is determined on an annual basis and includes, as applicable, annual car lease, automobile service fees, and other related miscellaneous expenses (such as fuel and maintenance). Mr. Fairbank does not participate in the Company-provided automotive benefit.

(b)	Represents Company contributions under qualified and non-qualified deferred compensation programs and other supplemental executive retirement benefits.

(c)	Represents life insurance premiums paid on behalf of the executives.

(d)	Represents contributions made by Capital One to charitable organizations chosen by CEO (up to $30,000) and the other NEOs (up to $5,000), incidental expenses incurred in connection with corporate events. Additionally for Mr. Crawford, the total value includes a cash amount paid to him in connection with entering into an Amended and Restated Non-Competition Agreement with the Company in May 2016. For additional details regarding Mr. Crawford’s Amended and Restated Non-Competition Agreement, see “Non-Competition Agreements” beginning on page 80.

(e)	Represents costs attributable to personal use of a driver who operates Mr. Fairbank’s personal vehicle and also provides for Mr. Fairbank’s personal security ($76,529). Amount shown also includes aggregate cost to the Company for home security services ($76,936) for Mr. Fairbank. The percent of personal use of the driver’s services is tracked throughout the calendar year and then applied to the full expense amount for personal security.

(f)	Represents aggregate cost to the Company for home security services provided to executives.

  2016 Grants of Plan-Based Awards

The Grants of Plan-Based Awards table provides details on equity incentive plan awards granted in 2016 including stock options, performance shares, cash-settled RSUs and stock-settled RSUs.

The columns reporting “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Stock Awards” and “All Other Option Awards” relate to Capital One’s equity-based incentive awards to the named executive officers.

70	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

2016 Grants to CEO

For 2016, awards granted to the CEO are comprised of stock options, performance shares, and stock-settled RSUs granted in February 2016 as part of the CEO’s 2016 compensation program and cash-settled RSUs granted in February 2016 for 2015 performance.

Stock Options. The stock options become exercisable on February 15, 2019 and expire in ten years from the grant date.

Performance Shares. The performance shares will be issued based on the Company’s Adjusted ROA over the three-year period from January 1, 2016 through December 31, 2018, relative to the KBW Bank Sector index, excluding custody banks. The total value delivered at vesting will be reduced if for any of the years in the three-year performance period the Company does not achieve positive Adjusted ROA, regardless of how well the Company compares to its peers in the KBW Bank Sector index over the performance period. See “2016 CEO Compensation Program” in the “Compensation Discussion and Analysis” section beginning on page 46 for more details on the performance share awards. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid out to the Company’s other stockholders and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Compensation Committee.

Cash-Settled Restricted Stock Units. The cash-settled RSUs and stock-settled RSUs vest in full on February 15, 2019. The cash-settled RSUs settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are accrued on the cash-settled and stock-settled RSUs at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.

2016 Grants to NEOs (other than the CEO)

For 2016, the awards granted to NEOs other than the CEO are comprised of stock options, performance shares, cash-settled RSUs, and stock-settled RSUs granted in January 2016 for the 2015 performance year and cash-settled RSUs granted in January 2016 as a portion of 2016 base salary (as described under “Base Salaries” in the “Compensation Discussion and Analysis” section on page 57). Due to his mid-year promotion, Mr. Blackley did not receive stock options in 2016.

Stock Options. The stock options become exercisable in three equal annual installments, beginning on February 15 of the year after the date of grant, and expire in ten years from the grant date.

Performance Shares. The terms of the performance shares for the other NEOs are substantially the same as the terms of the CEO’s performance shares described above. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid to the Company’s other stockholders and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Compensation Committee.

Stock-Settled Restricted Stock Units. The stock-settled RSUs (excluding Mr. Blackley’s promotional award) vest in three equal annual installments beginning on February 15 of the year after the date of grant. Mr. Blackley’s promotional award vests in four equal annual installments beginning one year after the date of grant. Dividend equivalents are accrued on the stock-settled RSUs at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.

Cash-Settled Restricted Stock Units. The cash-settled RSUs representing a portion of base salary vested in full on January 1, 2017 and settled in cash on February 15, 2017 (“Payment Date”) based on the average closing price of the Company’s common stock for the 15 trading days preceding the payment date. The other cash-settled RSUs vest in three equal annual installments beginning on February 15 of the year after the date of grant and settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are paid on the cash-settled RSUs at the same rate and at approximately the same time as dividends are paid to the Company’s other stockholders.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	71

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

The annual awards of stock-settled RSUs (as well as cash-settled RSUs for the CEO) and stock options reported below are also subject to performance-based vesting provisions that are associated with Core Earnings. As a result, the total number of shares delivered at vesting will be reduced if the Company does not achieve certain performance thresholds during the three-year vesting period. See “Additional Performance Conditions and Recovery Provisions” in the “Compensation Discussion and Analysis” section beginning on page 60 for more details on the performance-based vesting provisions.

  2016 Grants of Plan-Based Awards Table

Name and Principal Position	Award Type	Date of Grant (1)	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Target	Maximum
Richard D. Fairbank Chair, CEO and President	Performance Shares (3)	2/4/2016	137,298	205,947	—	—	—	$8,750,002
	Stock Options (4)	2/4/2016	—	—	—	106,973	$63.73	$1,750,003
	Cash-Settled RSUs (5)	2/4/2016	—	—	28,009	—	—	$1,785,014
	Stock-Settled RSUs (6)	2/4/2016	—	—	27,460	—	—	$1,750,026
R. Scott Blackley Chief Financial Officer	Performance Shares (3)	2/4/2016	3,423	5,135	—	—	—	$218,148
	Cash-Settled RSUs	2/4/2016	—	—	4,934	—	—	$314,444
	Cash-Settled RSUs (7)	2/4/2016	—	—	6,434	—	—	$410,039
	Stock-Settled RSUs	2/4/2016	—	—	10,268	—	—	$654,380
	Stock-Settled RSUs (8)	5/9/2016	—	—	14,368	—	—	$1,000,013
Stephen S. Crawford Former CFO, Head of Finance and Corporate Development	Performance Shares (3)	2/4/2016	18,246	27,369	—	—		$1,162,818
	Stock Options (4)	2/4/2016	—	—	—	52,651	$63.73	$861,334
	Cash-Settled RSUs	2/4/2016	—	—	18,265	—	—	$1,164,028
	Cash-Settled RSUs (7)	2/4/2016	—	—	18,814	—	—	$1,199,016
	Stock-Settled RSUs	2/4/2016	—	—	30,410	—	—	$1,938,029
John G. Finneran, Jr. General Counsel and Corporate Secretary	Performance Shares (3)	2/4/2016	11,647	17,471	—	—		$742,263
	Stock Options (4)	2/4/2016	—	—	—	30,246	$63.73	$494,803
	Cash-Settled RSUs	2/4/2016	—	—	11,659	—	—	$743,028
	Cash-Settled RSUs (7)	2/4/2016	—	—	12,004	—	—	$765,015
	Stock-Settled RSUs	2/4/2016	—	—	19,411	—	—	$1,237,063
Frank G. LaPrade, III Chief Enterprise Services Officer	Performance Shares (3)	2/4/2016	11,235	16,853	—	—		$716,007
	Stock Options (4)	2/4/2016	—	—	—	32,420	$63.73	$530,369
	Cash-Settled RSUs	2/4/2016	—	—	10,718	—	—	$683,058
	Cash-Settled RSUs (7)	2/4/2016	—	—	11,565	—	—	$737,037
	Stock-Settled RSUs	2/4/2016	—	—	18,725	—	—	$1,193,344
Sanjiv Yajnik President, Financial Services	Performance Shares (3)	2/4/2016	11,025	16,538	—	—		$702,623
	Stock Options (4)	2/4/2016	—	—	—	28,633	$63.73	$468,416
	Cash-Settled RSUs	2/4/2016	—	—	11,031	—	—	$703,006
	Cash-Settled RSUs (7)	2/4/2016	—	—	11,361	—	—	$724,037
	Stock-Settled RSUs	2/4/2016	—	—	18,375	—	—	$1,171,039
Ryan M. Schneider Former President, Card	Performance Shares (3)	2/4/2016	15,494	23,241	—	—		$987,433
	Stock Options (4)	2/4/2016	—	—	—	44,709	$63.73	$731,408
	Cash-Settled RSUs	2/4/2016	—	—	13,495	—	—	$860,036
	Cash-Settled RSUs (7)	2/4/2016	—	—	14,358	—	—	$915,035
	Stock-Settled RSUs	2/4/2016	—	—	25,823	—	—	$1,645,700

(1)	Date on which awards were approved by the Compensation Committee and independent directors and granted to the executives.

(2)	Equal to the fair market value of a share of Capital One’s common stock on the date of grant determined on the basis of the closing price as reported by the NYSE Composite Transaction Tape.

72	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

(3)	The grant date fair values for the performance shares if the maximum level of performance is achieved are as follows: $13,125,002 for Mr. Fairbank, $327,254 for Mr. Blackley, $1,744,226 for Mr. Crawford, $1,113,427 for Mr. Finneran, $1,074,042 for Mr. LaPrade, $1,053,967 for Mr. Yajnik, and $1,481,149 for Mr. Schneider.

(4)	The grant date fair value for each option awarded on February 4, 2016, was calculated using the Black-Scholes method and was based on the following assumptions: (i) volatility of 30.00%; (ii) risk-free interest rate of 1.64%; (iii) dividend yield of 2.07% and (iv) expected life of 6.6 years.

(5)	Grant of cash-settled RSUs representing a portion of Mr. Fairbank’s 2015 year-end incentive opportunity.

(6)	Grant of stock-settled RSUs representing 10% of the CEO’s 2016 total target compensation.

(7)	Grant of cash-settled RSUs representing a portion of base salary for 2016.

(8)	One-time grant of stock-settled RSUs awarded in connection with Mr. Blackley’s promotion to Chief Financial Officer in May 2016.

  2016 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Richard D. Fairbank Chair, CEO and President	1,143,238	$14,643,006	287,031	$19,428,031
R. Scott Blackley Chief Financial Officer	0	$0	12,899	$806,045
Stephen S. Crawford Former CFO, Head of Finance and Corporate Development	0	$0	121,100	$7,669,453
John G. Finneran, Jr. General Counsel and Corporate Secretary	88,510	$359,351	61,480	$3,960,573
Frank G. LaPrade, III Chief Enterprise Services Officer	20,000	$241,008	53,120	$3,420,099
Sanjiv Yajnik President, Financial Services	23,560	$320,044	57,724	$3,718,400
Ryan M. Schneider Former President, Card	0	$0	65,432	$4,198,333

(1)	The value realized is the pre-tax value of the shares (market price less the exercise price) received.

(2)	The value realized for awards other than certain cash-settled RSUs and performance shares is the number of shares multiplied by the closing price of the Company’s common stock on the vesting date, as reported by the NYSE Composite Transaction Tape. For Mr. Crawford, the value includes shares that were withheld by the Company to satisfy the tax obligation associated with his signing of an Amended and Restated Non-Competition Agreement. For additional information regarding Mr. Crawford’s Amended and Restated Non-Competition Agreement, see “Non-Competition Agreements” beginning on page 80. For performance shares, the value also reflects the accrued dividends paid out as additional shares on the date the performance share award results are certified by the Compensation Committee. Except for cash-settled RSUs that were vested and released in connection with tax withholding on February 4, 2016, the value realized for all other cash-settled RSUs and amount paid is the number of shares multiplied by the closing price of the Company’s common stock for the 20 trading days preceding the vesting date for grants made prior to 2014 and 15 trading days preceding the vesting date for grants made in or after 2014, in accordance with the terms of the applicable awards. The value included in the table above that was realized from cash-settled RSUs was as follows: $2,502,222 for Mr. Fairbank, $316,821 for Mr. Blackley, $1,880,333 for Mr. Crawford, $1,503,592 for Mr. Finneran, $1,297,104 for Mr. LaPrade, $1,414,747 for Mr. Yajnik, and $1,731,173 for Mr. Schneider.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	73

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

  2016 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards (1)					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(3)
Richard D. Fairbank Chair, CEO and President	12/10/2007	1,113,393(4)	0	$50.99	12/09/2017
	01/29/2009	970,403(4)	0	$18.28	01/28/2019
	01/27/2010	559,333(4)	0	$36.55	01/26/2020
	01/26/2011	608,366(4)	0	$48.28	01/25/2021
	01/31/2012	360,009(4)	0	$45.75	01/30/2022
	01/31/2013	325,985(4)	0	$56.32	01/30/2023
	01/30/2014	0	108,944(5)	$70.96	01/29/2024
	01/30/2014							184,964(7)	$16,136,259
	01/30/2014					38,935(6)	$3,396,689
	01/30/2014					24,103(6)	$2,102,746
	01/29/2015	0	115,812(5)	$74.96	01/28/2025
	01/29/2015							175,094(8)	$15,275,201
	01/29/2015					38,777(6)	$3,382,905
	01/29/2015					23,081(6)	$2,013,586
	02/04/2016	0	106,973(5)	$63.73	02/03/2026
	02/04/2016							205,947(8)	$17,966,816
	02/04/2016					28,009(6)	$2,443,505
	02/04/2016					27,460(6)	$2,395,610
R. Scott Blackley Chief Financial Officer	01/30/2014					2,713(9)	$236,682
	01/29/2015							3,798(8)	$331,338
	01/29/2015					5,063(9)	$441,696
	01/29/2015					2,690(10)	$234,676
	02/04/2016							5,135(8)	$447,977
	02/04/2016					10,268(9)	$895,780
	02/04/2016					4,712(10)	$411,075
	02/04/2016					6,434(11)	$561,302
	05/09/2016					14,368(12)	$1,253,464
Stephen S. Crawford Former CFO, Head of Finance and Corporate Development	02/04/2013					30,523(14)	$2,662,827
	01/30/2014	31,363(13)	15,683(13)	$70.96	01/29/2024
	01/30/2014							21,567(7)	$1,881,505
	01/30/2014					7,987(9)	$696,786
	01/30/2014					6,931(10)	$604,660
	01/29/2015	20,221(13)	40,443(13)	$74.96	01/28/2025
	01/29/2015							24,764(8)	$2,160,411
	01/29/2015					18,343(9)	$1,600,243
	01/29/2015					13,513(10)	$1,178,874
	02/04/2016	0	52,651(13)	$63.73	02/03/2026
	02/04/2016							27,369(8)	$2,387,672
	02/04/2016					30,410(9)	$2,652,968
	02/04/2016					17,419(10)	$1,519,634
	02/04/2016					18,814(11)	$1,641,333

74	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

	Option Awards (1)					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(3)
John G. Finneran, Jr. General Counsel and Corporate Secretary	01/26/2011	56,624(4)	0	$48.28	01/25/2021
	01/31/2012	42,679(4)	0	$45.75	01/30/2022
	01/31/2013	34,611(4)	0	$56.32	01/30/2023
	01/30/2014	19,855(13)	9,928(13)	$70.96	01/29/2024
	01/30/2014							15,170(7)	$1,323,431
	01/30/2014					5,618(9)	$490,114
	01/30/2014					4,879(10)	$425,644
	01/29/2015	10,553(13)	21,107(13)	$74.96	01/28/2025
	01/29/2015							14,361(8)	$1,252,854
	01/29/2015					10,637(9)	$927,972
	01/29/2015					8,604(10)	$750,613
	02/04/2016	0	30,246(13)	$63.73	02/03/2026
	02/04/2016							17,471(8)	$1,524,170
	02/04/2016					19,411(9)	$1,693,416
	02/04/2016					11,260(10)	$982,322
	02/04/2016					12,004(11)	$1,047,229
Frank G. LaPrade, III Chief Enterprise Services Officer	02/21/2008	45,810(4)	0	$48.95	02/20/2018
	01/29/2009	30,647(4)	0	$18.28	01/28/2019
	01/26/2011	18,666(4)	0	$48.28	01/25/2021
	01/26/2011	15,460(4)	0	$48.28	01/25/2021
	01/31/2012	31,178(4)	0	$45.75	01/30/2022
	01/31/2013	32,603(4)	0	$56.32	01/30/2023
	01/30/2014	19,975(13)	9,989(13)	$70.96	01/29/2024
	01/30/2014							13,736(7)	$1,198,329
	01/30/2014					5,087(9)	$443,790
	01/30/2014					4,022(10)	$350,879
	01/29/2015	10,634(13)	21,269(13)	$74.96	01/28/2025
	01/29/2015							13,023(8)	$1,136,127
	01/29/2015					9,646(9)	$841,517
	01/29/2015					7,442(10)	$649,240
	02/04/2016	0	32,420(13)	$63.73	02/03/2026
	02/04/2016							16,853(8)	$1,470,256
	02/04/2016					18,725(9)	$1,633,569
	02/04/2016					10,341(10)	$902,149
	02/04/2016					11,565(11)	$1,008,931
Sanjiv Yajnik President, Financial Services	01/26/2011	37,204(4)	0	$48.28	01/25/2021
	01/31/2012	38,515(4)	0	$45.75	01/30/2022
	01/31/2013	32,450(4)	0	$56.32	01/30/2023
	01/30/2014	18,618(13)	9,310(13)	$70.96	01/29/2024
	01/30/2014							14,225(7)	$1,240,989
	01/30/2014					5,268(9)	$459,580
	01/30/2014					4,593(10)	$400,693
	01/29/2015	9,895(13)	19,793(13)	$74.96	01/28/2025
	01/29/2015							13,466(8)	$1,174,774
	01/29/2015					9,974(9)	$870,132

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	75

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

	Option Awards (1)					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(3)
	01/29/2015					8,097(10)	$706,382
	02/04/2016	0	28,633(13)	$63.73	02/03/2026
	02/04/2016							16,538(8)	$1,442,775
	02/04/2016					18,375(9)	$1,603,035
	02/04/2016					10,696(10)	$933,119
	02/04/2016					11,361(11)	$991,134
Ryan M. Schneider Former President, Card	03/02/2007	26,250(4)	0	$76.79	03/01/2017
	02/21/2008	100(4)	0	$48.95	02/20/2018
	01/31/2013	35,269(4)	0	$56.32	01/30/2023
	01/30/2014	25,289(13)	12,645(13)	$70.96	01/29/2024
	01/30/2014							17,390(7)	$1,517,104
	01/30/2014					6,440(9)	$561,826
	01/30/2014					5,592(10)	$487,846
	01/29/2015	15,457(13)	30,917(13)	$74.96	01/28/2025
	01/29/2015							18,930(8)	$1,651,453
	01/29/2015					14,022(9)	$1,223,279
	01/29/2015					9,870(10)	$861,059
	02/04/2016	0	44,709(13)	$63.73	02/03/2026
	02/04/2016							23,241(8)	$2,027,545
	02/04/2016					25,823(9)	$2,252,799
	02/04/2016					13,032(10)	$1,136,912
	02/04/2016					14,358(11)	$1,252,592

(1)	Stock options granted generally have time-based vesting schedules, are exercisable upon vesting and vest earlier upon the optionee’s termination of employment for death, disability, or, beginning with awards granted in 2015, termination by Capital One without cause or by the individual for “good reason” within two years following (or in anticipation of) a change of control of Capital One. Certain stock options, as noted in the footnotes below, are also subject to performance-based vesting requirements. These options are transferable only to or for the benefit of immediate family members. For the treatment of stock options after the optionee’s retirement, see “Payments upon Retirement” in the “Potential Payments Upon Termination or Change of Control” section on page 82 for details.

(2)	For stock options granted before April 23, 2009, the exercise price is equal to the fair market value of common stock on the date of grant determined on the basis of the average high and low sales prices as reported by the NYSE Composite Transaction Tape. For stock options granted on or after April 23, 2009, the exercise price is equal to the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape.

(3)	Market value based on the closing price of a share of Capital One’s common stock on the last trading day of 2016 as reported by the NYSE Composite Transaction Tape.

(4)	Stock options granted to NEOs prior to 2014 are fully vested.

(5)	Stock options granted to the CEO in 2014, 2015 and 2016 vest in full on February 15 after the third anniversary of the date of grant (subject to performance-based vesting provisions. See “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 60 for details.

(6)	A portion of the award is subject to vest following the first and second anniversary of the grant date in connection with required tax-related withholdings made by the Company on behalf of the executive; the remaining shares vest in full on February 15 after the third anniversary of the date of grant. The awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 60 for details).

(7)	Represents the number of shares expected to be issued for the January 30, 2014 performance share awards as of December 31, 2016. Shares were issued on March 8, 2017 with the following issuance date values (including accrued dividends paid out as additional shares): $17,956,092 for Mr. Fairbank; $2,093,784 for Mr. Crawford; $1,472,764 for Mr. Finneran; $1,333,517 for Mr. LaPrade; $1,381,010 for Mr. Yajnik; and $1,688,240 for Mr. Schneider. The number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period.

76	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

(8)	Represents the maximum number of shares the executive may receive under the performance share awards granted. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period. The actual number of performance shares awarded may range from 0% to 150% of target and the value reported excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of shares that actually vest. The Compensation Committee will certify the performance of the Company over the applicable performance period by March 15th after the third anniversary of the grant.

(9)	Awards vest 33% annually beginning on February 15 after the first anniversary of the date of grant. Awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 60 for details).

(10)	Awards vest 33% annually beginning on February 15 after the first anniversary of the date of grant. For awards granted on February 4, 2016, a portion of the award vested on the grant date in connection with required tax-related withholdings made by the Company on behalf of the individuals.

(11)	Cash-settled RSUs representing a portion of 2016 base salary which vested in full on January 1, 2017, and were paid February 15, 2017.

(12)	Vests 25% annually beginning on the first anniversary of the date of grant.

(13)	Stock options vest 33% annually beginning on February 15 after the first anniversary of the date of grant (subject to performance-based vesting provisions). See “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 60 for details.

(14)	Award vests 20% annually beginning on the first anniversary of the date of grant; a portion of the remaining award vested in June 2016 in connection with required tax-related withholdings made by the Company on behalf of the executive.

  Pension Benefits

Capital One Programs

Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Plan (“Excess CBPP”) to all full-time salaried associates and certain executive officers. Both of these programs were frozen in December 1995; however, interest credits continue to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP. The CBPP crediting rate changes annually based on the average annual yield of 5-year Treasury Securities for the preceding 12 months ending October of the prior year (1.53% annual average for 2016). The Excess CBPP interest crediting rate changes monthly based on the Wall Street Journal Prime Rate (3.56% annual average for 2016).

Messrs. Fairbank and Finneran participated in these programs. The estimated annual payouts upon retirement in the CBPP and the Excess CBPP as of December 31, 2016, are $2,114 and $6,667, respectively, for Mr. Fairbank, and $1,545 and $1,102, respectively, for Mr. Finneran. As of December 31, 2016, the “Value of Accumulated Benefit” for both plans is equal to the account balance for each participant. This is because they both have attained their normal retirement age of 65 and so are assumed to retire immediately under the actuarial valuation assumptions. Since both participants are assumed to retire as of the measurement date, the future interest-crediting rate does not apply. Accounts in either plan are distributed after separation from service. Distribution options from the CBPP plan are lump sum (eligible for rollover to another qualified plan or personal IRA) or an annuity option. The Excess CBPP will be distributed in the same form as the CBPP, as a lump sum (not eligible for rollover) or as an annuity. Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	77

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

  2016 Pension Benefits Table

Name and Principal Position	Plan Name (1)	Present Value of Accumulated Benefit (2)(3)	Payments During Last Fiscal Year
Richard D. Fairbank Chair, CEO and President	Cash Balance Pension Plan	$27,572	$—
	Excess Cash Balance Plan	$87,095	$—
R. Scott Blackley Chief Financial Officer	—	$0	—
Stephen S. Crawford Former CFO, Head of Finance and Corporate Development	—	$0	—
John G. Finneran, Jr. General Counsel and Corporate Secretary	Cash Balance Pension Plan	$19,684	$—
	Excess Cash Balance Plan	$14,042	—
Frank G. LaPrade, III Chief Enterprise Services Officer	—	$0	—
Sanjiv Yajnik President, Financial Services	—	$0	—
Ryan M. Schneider Former President, Card	—	$0	—

(1)	In November 1995, Capital One amended the CBPP and the Excess CBPP to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis.

(2)	Based on updated SEC guidance on the preferred disclosure method to use for cash balance plans, the amounts shown are the present value of the accrued benefit under the same actuarial assumptions and measurement date used for financial accounting purposes.

(3)	Consistent with the measurement date used for financial disclosure for the pension plans, the amounts for each year are determined as of a December 31, 2016 measurement date.

  Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers its Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) to eligible associates.

In 2016, our NEOs excluding our CEO, could elect to contribute up to 50% of the cash portion of their respective base salaries and up to 100% of the restricted stock unit portion of their respective base salaries on a tax-deferred basis. Messrs. Blackley, Crawford, Finneran, LaPrade, Yajnik and Schneider participated in the program in 2016. In 2016, 100% of the CEO’s deferred cash bonus was mandatorily deferred for three years under the VNQDCP and will be paid in lump sum in the first quarter of 2019. In addition to participant deferrals, Capital One makes contributions under the VNQDCP. Company contributions vest immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual deferrals among seventeen different investment offerings made available by the plan: Fidelity Institutional Money Market Government Portfolio – Institutional Class, BlackRock U.S. Total Bond Index Fund K Shares, Prudential Total Return Bond Fund Class Q, Dodge and Cox Balanced Fund, Dodge and Cox Stock Fund, T. Rowe Price Institutional Large Fund Cap Value Fund, Northern Small Cap Value Fund, Fidelity 500 Index Fund – Institutional Premium Class, Blackrock Small Cap Index Fund Class K Shares, Fidelity Capital Appreciation Fund – Class K, T. Rowe Price Institutional Cap Growth Fund, The Hartford Small Company Fund Class Y, Blackrock Total International ex U.S. Index Fund Class K Shares, Dodge and Cox International Stock Fund, Vanguard Total World Stock Index Fund International Shares, and Lazard Emerging Markets Market Equity Portfolio Institutional Shares.

Individual investment returns experienced in 2016 were as follows: Mr. Fairbank 7.8% or $857,512.36, Mr. Blackley 9.6% or $45,102.46, Mr. Crawford 13.6% or $97,435.64, Mr. Finneran 5.9% or $167,162.53, Mr. LaPrade 9.8% or $174,439.08 and Mr. Yajnik 10.4% or $100,161.37 and Mr. Schneider 0.3% or $661.58.

Distributions under the VNQDCP may be made to participants according to their respective elected schedule for distribution in accordance with plan terms. The distribution schedules available under the plan include lump sum and 5, 10 or 15 year annual installments. Distributions occur based upon the following events: termination of employment, death, disability, in-service distribution election or change of control.

78	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005; no additional participants are permitted to enter the plan, and no compensation is taken into account after this date. Messrs. Fairbank, Finneran, LaPrade, Yajnik and Schneider participated in the ESP and, as such, returns on these investments are reported for 2016. Effective January 1, 2008, the ESP was merged into the VNQDCP, and participants in the ESP have the option to direct their individual investments among the same offerings as the VNQDCP. Individual investment returns associated with the ESP experienced in 2016 were as follows: Mr. Fairbank 12% or $52,386.18, Mr. Finneran 12% or $159,614.73, Mr. LaPrade 12% or $39,956.93, Mr. Yajnik 4.8% or $14,150.47 and Mr. Schneider 0.3% or $374.13.

  2016 Non-Qualified Deferred Compensation Table

Name and Principal Position	Plan Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)
Richard D. Fairbank Chair, CEO and President	Voluntary Non-Qualified Deferred Compensation Plan	$2,677,500	$0	$857,512	$(2,344,378)	$10,954,141
	Excess Saving Plan	$0	$0	$52,386	$0	$490,089
	2003 Performance Share Award(5)	$0	$0	$3,639,701	$0	$21,084,163
R. Scott Blackley Chief Financial Officer	Voluntary Non-Qualified Deferred Compensation Plan	$72,704	$80,763	$45,102	$—	$565,435
	Excess Saving Plan	—	—	—	—	—
Stephen S. Crawford Former CFO, Head of Finance and Corporate Development	Voluntary Non-Qualified Deferred Compensation Plan	$15,927	$231,720	$97,436	$—	$945,912
	Excess Saving Plan	—	—	—	—	—
John G. Finneran, Jr. General Counsel and Corporate Secretary	Voluntary Non-Qualified Deferred Compensation Plan	$10,165	$145,020	$167,163	$0	$3,128,459
	Excess Saving Plan	$0	$0	$159,615	$0	$1,493,248
Frank G. LaPrade, III Chief Enterprise Services Officer	Voluntary Non-Qualified Deferred Compensation Plan	$9,746	$139,440	$174,439	$0	$2,012,143
	Excess Saving Plan	$0	$0	$0	$0	$0
Sanjiv Yajnik President, Financial Services	Voluntary Non-Qualified Deferred Compensation Plan	$9,627	$136,830	$100,161	$(116,979)	$1,227,254
	Excess Saving Plan	$0	$0	$14,150	$0	$307,394
Ryan M. Schneider Former President, Card	Voluntary Non-Qualified Deferred Compensation Plan	$12,115	$175,050	$662	$(168,628)	$320,187
	Excess Saving Plan	$0	$0	$374	$0	$129,746

(1)	Reflects executive contributions made for 2016. Mr. Fairbank’s executive contribution under the VNQDCP was a mandatory deferral of the deferred cash bonus awarded in February 2016 for 2015 performance, which was reported in the 2015 Summary Compensation Table. For Messrs. Blackley, Crawford, Finneran, LaPrade, Yajnik and Schneider, all executive contributions under the VNQDCP were made in the form of base salary deferrals, and are reported in the 2016 Summary Compensation Table.

(2)	Company contributions are also included in the amounts reported as “Company Contributions to Defined Contribution Plans” in footnote 8 to the Summary Compensation Table.

(3)	Includes earnings on total assets in the VNQDCP and the ESP.

(4)	All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in prior years for those executives that were NEOs in such prior years and in the amounts required to be reported pursuant to the then applicable rules. Of these balances, the following amounts were reported in the Summary Compensation Tables in prior year proxy statements (to the extent that the named executive officer was a named executive officer in the applicable year): Mr. Fairbank $9,441,250; Mr. Crawford $683,728; Mr. Finneran $1,938,995; and Mr. Yajnik $278,394 and Mr. Schneider $961,909.

(5)	Includes the value of restricted stock units that were granted to Mr. Fairbank in December 2003, subject to Capital One’s earnings per share performance relative to its comparator group over a three-year period from January 1, 2004 through December 31, 2006 (“Performance Period”). On March 2, 2007, the independent directors of the Board certified, following the end of the Performance Period, the achievement of the performance target. Because the Company ranked in the 76th percentile for the Performance Period relative to the comparator group, Mr. Fairbank acquired the right to receive 241,680 shares of Capital One’s common stock on March 31, 2007. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2016.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	79

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

  Potential Payments Upon Termination or Change of Control

Overview

The disclosure in the table below illustrates payouts that the named executive officers could receive under certain hypothetical termination scenarios. Actual circumstances resulting in the departure of a named executive officer cannot be predicted and may differ from the assumptions used in the information outlined below. The Company has adopted plans providing certain standards governing named executive officer separation payments (reflected in the table below) in order to protect the Company’s interests in the event of an acquisition as well as to provide competitive benefits to senior executives.

The Compensation Committee reviews each executive officer’s separation on a case by case basis and exercises its business judgment, with the approval of the independent directors, to customize the terms of such separations in consideration of the relevant circumstances, including:

∎	The reasons for the separation;

∎	Market competitive practices for comparable separation scenarios;

∎	Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives;

∎	The executive’s tenure and contributions to the Company’s success;

∎	The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s employees or customers; and

∎	The resulting impact of the separation terms on the Company and its stockholders.

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product, as described below.

Non-Competition Agreements

Certain NEOs have entered into non-competition agreements with the Company pursuant to which they may be restricted as to what competitive services they may provide to an entity following separation from Capital One. Messrs. Blackley, Schneider, and Yajnik have entered into non-competition agreements with the Company which provide for the following in exchange for the NEO complying with non-competition restrictions for up to two years following an involuntary termination, other than for cause, death or disability: payment equal to 15% of the NEO’s target total compensation for each year of enforcement and up to eighteen months of subsidized health insurance premiums under COBRA if the NEO is eligible and elects such coverage, subject to certain terms and conditions. The payments are made in two lump sums, the first following termination and the second upon completion of the enforcement period. In the event of a voluntary termination, the previously described payments are typically made for the second year of enforcement only for agreements with a two year enforcement period; and no payments are made for agreements with a one year enforcement period.

In May 2016, Mr. Crawford entered into an Amended and Restated Non-Competition Agreement with the Company in connection with his appointment to Head of Finance and Corporate Development which provides for the following in exchange for Mr. Crawford complying with non-competition restrictions for up to three years following a termination without cause: 15% of total target compensation for each year of enforcement, and certain continued benefits during each year of the non-competition restriction, subject to certain terms and conditions. The payments are made in two lump sums, the first following termination and the second upon completion of the enforcement period. In addition, pursuant to the non-competition agreement and the terms of his equity awards, Mr. Crawford’s unvested equity awards, other than the restricted stock units granted as part of his base salary (which will vest in accordance with the terms of their respective agreements), will continue to vest in full through

80	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

the original vesting schedule upon a voluntary or involuntary termination for any reason other than cause. All vested unexercised options will remain exercisable through original expiration date.

For all non-competition agreements entered into between the Company and the NEOs, there are no payments under the agreement if benefits are payable under a change of control agreement. In addition, payments related to the non-competition agreement are separate from any severance payments that may be made upon the NEO’s departure. However, severance payments are typically offset in part by payments related to the non-competition agreement so that total payment amounts are consistent with the severance program’s intent.

Confidentiality, Work Product and Non-Solicitation of Employee Agreement

Messrs. Blackley, Crawford, Schneider, and Yajnik are parties to confidentiality, work product and non-solicitation of employee agreements. The confidentiality provisions of these agreements generally provide that at all times during and following employment with the Company, the NEO may not use for personal benefit or the benefit of others, or divulge to others, any of Capital One’s confidential information, except as expressly authorized by Capital One or required by legal process. These agreements also provide that for a period of two-years following separation from Capital One, the NEO shall not directly or indirectly solicit or induce any associate of Capital One to become employed by any person or entity engaged in competition with Capital One, hire or engage any associate of Capital One to provide services to a competitor or director or indirectly solicit or induce any employee of Capital One to end his or employment based on confidential information the NEO learned about employee while they were employed by Capital One.

Payments Under Certain Termination Scenarios

Upon separation from the Company, the named executive officers, regardless of the reason for termination, receive certain earned, but previously unpaid, payments, such as accrued but unused vacation pay and amounts earned and vested under the Company’s qualified and non-qualified retirement programs. In addition, cash-settled RSUs granted to NEOs other than the CEO after the end of a performance year continue to vest according to the original provisions upon separation for any reason other than cause or as soon as practicable following a “double trigger” change of control (as discussed in further detail below), because these are deferred awards attributable to prior performance and are intended to replace cash bonuses, which would otherwise already have been paid to an executive.

Voluntary Termination

An NEO, other than the CEO, who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled. Cash-settled RSUs granted to NEOs at the beginning of a performance year representing a portion of base salary are pro-rated and continue to vest according to their original terms upon voluntary termination. In addition, an NEO has the ability following separation to exercise vested but unexercised options for three months following voluntary termination.

Involuntary Termination Without Cause

An NEO, other than the CEO, whose employment with Capital One is terminated involuntarily, for performance or job elimination, is entitled to receive the amounts set forth in the Company’s Executive Severance Plan in exchange for executing a release of claims against the Company. For 2016, potential payments under the Executive Severance Plan were 30% of total target compensation, healthcare continuation subsidy under COBRA, continued coverage through broad-based and executive life insurance programs, outplacement services and any contractual payments to which the NEO may otherwise have been entitled. If an NEO’s Non-Competition Agreement is enforced, cash payments under the Executive Severance Plan will be offset by any cash amounts paid under the Non-Competition Agreement and the NEO will be eligible for an additional payment of up to 90% of the severance payments in exchange for executing a release of claims against the Company. Cash-settled RSUs granted to NEOs at the beginning of the performance year representing a portion of base salary are pro-rated and continue to vest according to their original terms upon an involuntary termination. Generally, performance shares

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SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

granted to NEOs will vest on a pro-rata basis based on actual Company performance during the performance period if an involuntary termination without cause occurs during the performance period. Stock-settled restricted stock units granted to NEOs in 2015 and 2016 will continue to vest if an involuntary termination without cause occurs, subject to the NEO executing a release of claims against the Company. In addition, named executive officers have the ability following separation to exercise vested but unexercised options for two years. If a named executive officer’s employment with Capital One is terminated as a result of death or disability, the named executive officer’s unvested stock options, restricted stock, restricted stock units and performance shares granted in 2016, based on target Company performance, will vest in full, and performance shares granted prior to 2016 will vest on a pro-rata basis based on target Company performance.

Termination for Cause

Generally, an NEO whose employment with Capital One is terminated for cause receives no additional benefits but is required to comply with any applicable restrictive covenants related to confidentiality, non-competition, non-solicitation of employees or customers, and ownership of work product, as described above. Cash-settled RSUs granted to NEOs at the beginning of the performance year representing a portion of base-salary are pro-rated and continue to vest according to their original terms upon a termination for cause because these are deferred awards representing base salary that would otherwise already have been paid to an executive. In addition, if terminated for cause, named executive officers have the ability following separation to exercise vested but unexercised options for three months.

Payments Upon Retirement

As with all executives who are eligible for retirement, named executive officers who retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (described above); partially subsidized participation in retiree medical coverage (including dependents as applicable), for Messrs. Fairbank, Finneran, and Yajnik, who became eligible to retire on or before December 31, 2012; coverage through the executive life insurance program (at a reduced benefit); and any contractual payments to which he or she may otherwise be entitled.

Upon retirement, shares of restricted stock, all restricted stock units (other than cash-settled RSUs representing a portion of base-salary, which vest pro-rata) and stock options continue to vest according to their original terms, which, for shares of restricted stock, stock-settled restricted stock units (all restricted stock units for the CEO) and stock options granted on or after 2012, also includes performance-based vesting provisions, which vest based on actual performance. In addition, performance shares granted to named executive officers will continue to vest after retirement, except the 2016 performance share grant to the CEO which would be forfeited if he retired on or before December 31, 2016. For stock options granted after December 1, 2005 and prior to January 1, 2010 the executive has the earlier of five years from the date of retirement or the expiration of the option term to exercise vested but unexercised options. For stock options granted on or after January 1, 2010 the executive has until the expiration of the option term to exercise vested but unexercised options.

Change of Control

Each named executive officer is a party to an agreement (a “Change of Control Agreement”) that provides for certain payments in the event his or her employment is terminated within two years following (or in anticipation of) a change of control, either involuntarily without cause or voluntarily for good reason. Amounts payable in each of these scenarios are outlined below.

In the agreements, a change of control occurs if one or more of the following events take place: (i) an acquisition of 20% or more of Capital One’s common stock or the combined voting power of the voting securities by a person or group, (ii) certain changes in the majority of the Board of Directors, (iii) consummation of a reorganization, merger, share exchange or consolidation or similar transaction, sale of all assets or the acquisition of another company, except where all or substantially all of Capital One’s stockholders receive 50% or more of the stock of the resulting company, at least a majority of the board of directors of the resulting company were incumbent board members, and no person owns 20% or more of the resulting company who did not own such stock immediately before the business combination or (iv) approval by stockholders of a complete liquidation or dissolution of Capital One.

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SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

We do not provide for excise tax gross up payments.

Involuntary Termination for Cause

Named executive officers terminated involuntarily for cause following a change of control receive no additional benefits except in regards to options, which allow named executive officers to exercise vested but unexercised options for three months following a termination for cause.

Voluntary Termination with Good Reason or Involuntary Termination Without Cause

The potential payments that the named executive officers could receive under certain termination scenarios are based on a percentage of target total compensation. For the CEO, the potential payments are based on a multiple of his notional salary and cash bonus. As of December 31, 2016, if a change of control of Capital One occurs, then following a voluntary termination with good reason or involuntary termination without cause, a named executive officer may receive certain benefits as outlined below:

The CEO will be entitled to receive:

∎	A lump-sum payment of 2.5 times the sum of his current notional salary and the “Highest Annual Bonus,” which is the highest of (i) the target annual bonus for the year in which the change of control occurs (or the mid-point if no target is established), (ii) the target annual bonus for the year immediately before the year the change of control occurs (or midpoint if no target is established), or (iii) the annual bonus paid or payable for the most recently completed fiscal year; and

∎	The cash value, prorated through the date of termination, of the Highest Annual Bonus.

An NEO will be entitled to receive:

∎	Between 110% to 112.5% of the highest of (i) the NEO’s current target total compensation, (ii) the NEO’s target total compensation for the prior year, or (iii) the NEO’s actual total compensation for the prior year.

∎	The cash value, prorated through the date of termination, of the current year’s target annual incentive award, whether in the form of cash or equity-based compensation; and

∎	The CEO or an NEO will also be entitled to receive:

∎	An amount equal to the employer contributions under the Company’s qualified and non-qualified retirement, healthcare and life insurance programs for 2 to 2.5 years as well as access to such healthcare and life insurance plans for the named executive officer (and dependents as applicable);

∎	Service credit from 2 to 2.5 years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan;

∎	Outplacement services of up to $30,000; and

∎	Any contractual payments to which the named executive officer may otherwise have been entitled.

All equity awards granted to named executive officers in or after January 2015 will require a so-called “double trigger” for accelerated vesting in connection with a change of control. Upon a change of control, all equity awards continue to vest according to their original schedule. The vesting of such awards will only accelerate if a named executive officer is involuntarily terminated without cause or voluntarily terminates for good reason within the two years following a change of control. All outstanding equity grants awarded prior to January 2015 vest in full immediately upon a change of control.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	83

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

2016 Potential Payments and Benefits Upon Termination or Change of Control Table

Name and Principal Position	Situation	Cash Severance (1)	Retirement Plan Contributions (2)	Acceleration and Continuation of Equity Awards (3)	Continuation of Medical/ Welfare Benefits (4)	Excise Tax Gross Up (5)	Total
Richard D. Fairbank Chair, CEO and President(6)	Voluntary Termination	—	—	—	—	—	—
	Involuntary Termination	—	—	—	—	—	—
	Retirement	$—	$—	$42,386,673	$479,000	—	$42,865,673
	For Cause Termination	$—	$—	$—	$—	—	$—
	Change of Control(7)	$3,089,201	$—	$54,364,550(8)	$270,406	—	$57,724,317
R. Scott Blackley Chief Financial Officer	Voluntary Termination	$—	$—	$1,207,053	$—	—	$1,207,053
	Involuntary Termination	$825,000	$—	$3,971,007	$13,635	—	$4,809,645
	Retirement	—	—	—	—	—	—
	For Cause Termination	$—	$—	$561,302	$—	—	$561,302
	Change of Control(7)	$3,451,096	$202,021	$4,554,190(8)	$125,607	—	$8,332,914
Stephen S. Crawford Former CFO, Head of Finance and Corporate Development	Voluntary Termination	$—	$—	$18,833,473	$—	—	$18,833,473
	Involuntary Termination	$5,752,080	$—	$18,833,473	$17,046	—	$24,602,599
	Retirement	—	—	—	—	—	—
	For Cause Termination	$—	$—	$1,641,333	$—	—	$1,641,333
	Change of Control(7)	$10,226,211	$631,320	$18,833,473(8)	$187,384	—	$29,878,388
John G. Finneran, Jr. General Counsel and Corporate Secretary	Voluntary Termination	$—	$—	$10,182,794	$—	—	$10,182,794
	Involuntary Termination	$1,529,700	$—	$10,182,794	$10,000	—	$11,722,494
	Retirement	$—	$—	$10,182,794	$371,000	—	$10,553,794
	For Cause Termination	$—	$—	$1,047,229	$—	—	$1,047,229
	Change of Control(7)	$6,526,905	$413,766	$10,182,794(8)	$179,336	—	$17,302,801
Frank G. LaPrade, III Chief Enterprise Services Officer	Voluntary Termination	$—	$—	$2,911,199	$—	—	$2,911,199
	Involuntary Termination	$1,473,900	$—	$6,497,028	$15,827	—	$7,986,755
	Retirement	—	—	—	—	—	—
	For Cause Termination	$—	$—	$1,008,931	$—	—	$1,008,931
	Change of Control(7)	$4,854,788	$399,764	$9,552,489(8)	$147,475	—	$14,954,516
Sanjiv Yajnik President, Financial Services	Voluntary Termination	$723,900	$—	$9,604,133	$—	—	$10,328,033
	Involuntary Termination	$2,750,820	$—	$9,604,133	$10,000	—	$12,364,953
	Retirement	$723,900	$—	$9,604,133	$297,000	—	$10,625,033
	For Cause Termination	$—	$—	$991,134	$—	—	$991,134
	Change of Control(7)	$6,177,456	$393,215	$9,604,133(8)	$162,220	—	$16,337,024
Ryan M. Schneider President, Card	Voluntary Termination	$915,000	$—	$3,738,408	$—	—	$4,653,408
	Involuntary Termination	$3,477,000	$—	$8,704,929	$14,956	—	$12,196,889
	Retirement	—	—	—	$—	—	—
	For Cause Termination	$—	$—	$1,252,592	$—	—	$1,252,592
	Change of Control(7)	$7,869,578	$489,120	$12,876,981(8)	$86,799	—	$21,322,478

(1)	Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants as described under “Restrictive Covenants” beginning on page 80. In cases where the executive is eligible for both types of payments, non-competition amounts typically offset severance amounts in whole or in part. Cash-settled restricted stock unit awards granted after the end of a performance year are included in the “Acceleration and Continuation of Equity Awards” column. Messrs. Fairbank and LaPrade would receive a reduction in change of control severance payments in order to meet safe harbor limitations, which is reflected in the cash severance amounts reported above.

(2)	Represents the value of projected contributions to retirement plans during the severance period.

(3)	Represents the value of equity where vesting is accelerated or continued by the triggering event. For stock options, this represents the in-the-money value on December 31, 2016. For stock awards, this represents the fair market value of the shares on December 31, 2016. Most currently unvested equity awards held by our retirement eligible executives will continue to vest according to their original terms following retirement, which includes a voluntary or involuntary termination not for cause after a named executive officer becomes eligible for retirement. Messrs. Fairbank, Finneran, and Yajnik were the only named executive officers eligible for retirement as of December 31, 2016.

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SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

(4)	Represents the value of potential payments made on the executive’s behalf for continuation of medical and welfare benefits during the non-competition or severance period, as applicable. Includes programs such as medical, dental, insurance, outplacement services and related benefits. Only includes programs that are specific to the named executive officers; does not include the value of programs generally available to all employees upon separation from the Company.

(5)	Named executive officers are not eligible for excise tax gross-ups.

(6)	Mr. Fairbank receives no regular base salary. In light of this, for 2016, Mr. Fairbank’s payment in the event of a termination following a change of control was based on a notional salary of $1 million and his Highest Annual Bonus. The Committee reviews and establishes the notional salary amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by FW Cook. Mr. Fairbank is a party to a Change of Control Agreement.

(7)	Represents potential payments and benefits upon change of control for involuntary termination without cause or voluntary termination for good reason. “Acceleration and Continuation of Equity Awards” represents the value of equity where vesting is accelerated upon change of control, assuming, where applicable, that all performance metrics have been achieved at their target level.

(8)	Most currently unvested equity awards will be treated in a similar manner following a named executive officer’s termination of employment for death or disability.

The table above is intended to reflect potential payments to named executive officers across a range of potential separation scenarios, assuming the change of control or separation occurred on December 31, 2016. The amounts shown in the table do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The NEOs also are eligible to receive certain pension benefits and certain qualified and non-qualified deferred compensation amounts upon termination. These amounts are outlined in the 2016 Pension Benefits Table on page 78 and the 2016 Non-Qualified Deferred Compensation Table on page 79, respectively, and are not included in the table above.

Other amounts not included in the table above are the following:

∎	Accrued salary, bonus and vacation pay as of the date of termination; and

∎	Welfare benefits generally available to all retirees, including retiree medical programs.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	85

Section VII – Equity Compensation Plans

  Equity Compensation Plan Information

The following table provides information as of December 31, 2016, with respect to shares of Capital One common stock that may be issued under our existing compensation plans.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	12,643,688(4)	$47.99	22,024,754(6)
Equity compensation plans not approved by security holders (3)	94,831(5)	55.17	0(7)
Total	12,738,519	48.03	22,024,754

(1)	The following plans have been approved by Capital One stockholders and are currently in effect: the 2004 Stock Incentive Plan and the 2002 Associate Stock Purchase Plan.

(2)	The 1999 Directors Plan, which is described below, was terminated in April 2009 and was not approved by Capital One stockholders.

(3)	Does not reflect restricted stock units and performance shares because they have no exercise price.

(4)	Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan and 72,258 issued and unvested outstanding shares of restricted stock under the 2004 Stock Incentive Plan. Includes 1,259,323 shares, representing the maximum number of shares issuable pursuant to outstanding performance share awards under the 2004 Stock Incentive Plan and 4,439,890 shares subject to outstanding restricted stock units, including outstanding restricted stock units subject to performance-based vesting provisions, under the 2004 Stock Incentive Plan. Excludes shares of restricted stock units, to be settled in cash, under the 2004 Stock Incentive Plan. Also excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of performance shares that actually vest.

(5)	Includes 54,456 outstanding restricted stock units under the 1999 Directors Plan.

(6)	Represents 17,086,362 shares available for future issuance under the 2004 Stock Incentive Plan; and 4,938,392 shares available for future issuance under the 2002 Associate Stock Purchase Plan as shares purchased voluntarily by Capital One associates through regular payroll deductions and a Company match.

(7)	There are no shares available for future issuance under the equity compensation plans not approved by security holders.

  1999 Directors Plan

The 1999 Directors Plan was adopted by the Board on April 29, 1999, and terminated on April 28, 2009. The plan authorized a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock and restricted stock units to members of the Board who were not otherwise employed by Capital One or any subsidiary of Capital One at the time an award was granted. The number of shares available for issuance under the plan included shares granted under the plan subject to options that expired or otherwise terminated unexercised and shares forfeited pursuant to restrictions on restricted stock or deferred stock. The plan is administered by the Board.

The exercise price of stock options granted under the plan could not be less than the fair market value, as defined in the 1999 Directors Plan, of Capital One common stock on the date of grant. The maximum term of each stock option was ten years, and vesting schedules were determined at the time of grant. The Board could, in its discretion, grant options that by their terms became fully exercisable upon a change of control, as defined in the 1999 Directors Plan.

The Board could award restricted stock to eligible directors. During the restricted period, a director cannot dispose of any restricted shares and must forfeit any restricted shares granted to such director if he or she ceases to be a member of the Board. The Board had the authority to establish the terms and conditions upon which these

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SECTION VII – EQUITY COMPENSATION PLANS

restrictions will lapse. The Board could also, at any time, accelerate the time at which any or all restrictions would lapse or remove any and all such restrictions. Subject to any applicable restrictions, a participant who received an award of restricted stock would have all of the rights of a stockholder with respect to the shares subject to the award, including but not limited to the right to vote the shares and the right to receive all dividends and other distributions paid with respect to the shares.

The Board could award restricted stock units to eligible directors under the plan. The Board has the authority to establish, in its discretion, the length of the vesting period; any restrictions with respect to an award of restricted stock units and the terms and conditions upon which restrictions, if any, shall lapse.

The Board has retained the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the date of cancellation. Currently, no shares are available for issuance under this plan other than shares subject to outstanding equity awards under the plan.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	87

Section VIII – Compensation Committee Report

All members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

The Compensation Committee	Mayo A. Shattuck III (Chair) Patrick W. Gross Ann Fritz Hackett Lewis Hay, III Benjamin P. Jenkins, III Peter Thomas Killalea Pierre E. Leroy

The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

88	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

Section IX – Audit Committee Report

The charter of the Audit Committee was most recently approved by the Committee on February 1, 2017 and the full Board of Directors on February 3, 2017.

In accordance with its charter, the Audit Committee assists the Board of Directors in the oversight of:

∎	The integrity of Capital One’s financial statements and internal controls;

∎	The qualifications, independence and performance of Capital One’s independent auditor;

∎	The performance of Capital One’s internal auditor; and

∎	Capital One’s compliance with legal and regulatory requirements.

The Audit Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit Committee met a total of thirteen times during 2016. Pursuant to Capital One’s Corporate Governance Guidelines and applicable law, the Audit Committee is comprised solely of independent directors.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2016, and the assessment of the effectiveness of Capital One’s internal control over financial reporting, with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent auditors. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence from Capital One. Based on its review and discussions with management and Ernst & Young, and pursuant to a delegation of authority from the Board of Directors, the Audit Committee has approved the inclusion of the audited financial statements in Capital One’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016, for filing with the SEC.

The Audit Committee:	Bradford H. Warner (Chair and “Audit Committee Financial Expert”) Benjamin P. Jenkins, III Pierre E. Leroy Peter E. Raskind (“Audit Committee Financial Expert”) Catherine G. West

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	89

Section X – Election of Directors (Item 1 on Proxy Card)

All of Capital One’s directors are elected at each annual meeting of stockholders and hold such office until the next annual meeting of stockholders, and until their successors are duly elected and qualified. Each nominee has consented to serve a one-year term. Information about the proposed nominees for election as directors is set forth under “Director Nominees” in the “Corporate Governance at Capital One” section beginning on page 13 of this proxy statement.

In the event a nominee ceases to be available for election, the Board of Directors may designate a substitute as a nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

Capital One’s Corporate Governance Guidelines provide that a non-management director shall not be eligible for election to the Board upon reaching the age of 72. The Board may waive this prohibition of eligibility if it determines that, in light of all the circumstances, doing so is in the best interests of Capital One and its stockholders. The Board has waived this requirement in respect of Mr. Jenkins, in light of his experience and performance during his tenure as a member of the Board, his relatively short tenure with Capital One, the quantity and quality of his experience in corporate banking, banking operations, investment banking, and management of customer relationships, spanning over 38 years, during which time he saw the industry undergo significant and rapid change, and his continuing value to Capital One and our stockholders as Capital One continues to evolve to match the pace of change in the banking industry.

The nominees for election this year are:

Richard D. Fairbank	Pierre E. Leroy

Ann Fritz Hackett	Peter E. Raskind

Lewis Hay, III	Mayo A. Shattuck III

Benjamin P. Jenkins, III	Bradford H. Warner

Peter Thomas Killalea	Catherine G. West

***

The Board of Directors unanimously recommends that you vote “FOR” each of these director nominees.

90	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

Section XI – Ratification of Selection of Independent Auditors (Item 2 on Proxy Card)

The Audit Committee, pursuant to authority granted to it by the Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of Capital One’s independent auditors. The Audit Committee evaluates the independent auditors’ qualifications, performance and independence at least annually and periodically considers whether to continue to retain our current independent auditor or engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of the independent auditor’s new lead engagement partner.

For 2017, the Audit Committee has appointed the firm of Ernst & Young as independent auditors. Ernst & Young has served as Capital One’s independent auditors since 1994. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young as Capital One’s independent auditors is in the best interests of Capital One and its stockholders.

The Board of Directors is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider their appointment as our independent auditors.

The fees billed for professional services provided by Ernst & Young for fiscal years 2016 and 2015 are shown in the following table:

Fees (dollars in millions)	2016	2015
Audit Fees	$11.38	$11.12
Audit-Related Fees	$1.23	$1.26
Tax Fees	$0.00	$0.00
All Other Fees	$0.00	$0.00

Audit fees include fees for the audit of our annual financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that normally would be provided by the auditor in connection with statutory and regulatory filings or engagements and that generally only the independent auditor can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC. Audit-related fees are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent auditor, such as: employee benefit plan audits; due diligence related to mergers and acquisitions; internal control reviews; attestation services that are not required by statute or regulation; and consultation concerning financial accounting and reporting standards. Tax fees would include corporate and subsidiary compliance, consulting, international and employee benefit services. All other fees would include fees for services that are not defined as Audit, Audit-related or Tax and are not specifically prohibited by the SEC.

The Audit Committee is responsible for overseeing the amount of Audit fees paid to Ernst & Young. The Audit Committee has reviewed the fees paid to Ernst & Young and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young’s independence. The Audit Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by Capital One’s independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Any service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for specific pre-approval. Under the policy adopted by the Audit Committee, Tax fees are limited to 25% of combined Audit and Audit-related fees, and services that would fall under the category “All Other Fees” are prohibited. In

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	91

SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (ITEM 2 ON PROXY CARD)

2016, all of the Audit and Audit-related services and related fees were pre-approved by the Audit Committee pursuant to the policies and procedures described above. Additionally, Capital One has established policies to provide for adherence to Sarbanes-Oxley Act requirements relating to the rotation of partners engaged in Capital One’s audit by the independent auditors.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

***

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent auditors for 2017.

92	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

Section XII – Advisory Approval of Capital One’s 2016 Named Executive Officer Compensation (Item 3 on Proxy Card)

We are offering to our stockholders a non-binding advisory vote to approve our 2016 named executive officer compensation, pursuant to Section 14A of the Exchange Act. While the vote is non-binding, the Board of Directors values the opinions that stockholders express through their votes and in any additional dialogue. The Board of Directors will consider the outcome of the vote when making future compensation decisions.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 40, our Board of Directors generally has provided compensation programs for the CEO and the other NEOs that are competitive with the market, performance-based and transparent and that align with our stockholders’ interests over multiple time horizons. Our CEO and other NEOs compensation programs generally have consisted primarily of performance-based incentive opportunities, including multiple types of equity instruments with multi-year vesting schedules. The ultimate value of the equity-based awards made to our named executive officers is subject to Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

For 2016, approximately 84% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation is deferred for a three-year period. As discussed under “NEO Compensation” on page 54, under the 2016 NEO compensation program applicable to our other NEOs approximately 80% of total target compensation was provided through equity-based vehicles which were all at-risk based on the performance of the Company’s stock price and subject to vesting over multiple time horizons.

Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” section of this proxy statement on pages 40 to 67 and in the “Named Executive Officer Compensation” section on pages 68 to 85.

We ask for your advisory vote to approve the following resolution:

“Resolved, that Capital One’s stockholders hereby provide their advisory approval of the 2016 Named Executive Officer compensation as disclosed pursuant to the rules of the SEC in the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives in this proxy statement.”

The Board of Directors has resolved to hold annual advisory votes to approve executive compensation. Accordingly, the next advisory vote to approve executive compensation will occur at the 2018 Annual Meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

***

The Board of Directors unanimously recommends that you vote “FOR” advisory approval of our 2016 Named Executive Officer compensation as disclosed in this proxy statement.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	93

Section XIII – Advisory Vote on Frequency of Holding an Advisory Vote to Approve Named Executive Officer Compensation

(Item 4 on Proxy Card)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are submitting to our stockholders an advisory vote as to whether future advisory votes to approve our named executive officer compensation should occur every one, two or three years or abstain from voting on this proposal.

After careful consideration, the Board of Directors recommends that stockholders vote for future advisory votes to approve executive compensation every year. Our Board believes that holding a vote every year is the most appropriate policy for Capital One at this time. While Capital One’s executive compensation programs are designed to reward performance over multiple time horizons, the Board of Directors recognizes that executive compensation disclosures are an important consideration for stockholders on an annual basis. Although it may not be feasible to change the compensation program in consideration of any one year’s advisory vote on compensation, holding an annual advisory vote on executive compensation provides Capital One with more immediate feedback on our compensation practices to advance our goal of aligning our executives’ interests with those of our stockholders.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes to approve executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

***

The Board of Directors unanimously recommends that you vote to conduct future advisory votes to approve executive compensation “EVERY YEAR.”

94	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

Section XIV – Approval and Adoption of Capital One’s Amended and Restated Associate Stock Purchase Plan

(Item 5 on Proxy Card)

The purpose of the Capital One 2002 Associate Stock Purchase Plan (the “ASPP”) is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Capital One’s common stock by its employees. The following description of the ASPP is not intended to be complete and is qualified in its entirety by the complete text of the ASPP, which is attached to this proxy statement as Appendix A. Stockholders are urged to read the ASPP in its entirety.

The Company maintains the ASPP. Under the ASPP, which was initially adopted by the Board effective on September 19, 2002, the Company reserved 3,000,000 shares of Capital One common stock for employee purchases. In February 2008, the Board of Directors approved an increase in the number of reserved shares to 8,000,000 shares in February 2008, which was approved by stockholders in April 2008. The Plan was most recently approved by the Company’s stockholders on May 8, 2012, at which time the Board of Directors and stockholders approved an increase in the number of shares to 18,000,000, and has been amended by the Board of Directors since then to address certain ministerial matters. The Board of Directors is recommending an amendment and restatement to the ASPP, as amended, to request approval of an additional 15,000,000 shares to be reserved under the ASPP, for a total of 33,000,000 reserve shares (the “Amended and Restated ASPP”). These shares may consist of newly issued shares, treasury shares, shares acquired on the open market or any combination thereof.

Summary of Material Provisions of the ASPP

Administration

The ASPP is administered by the Compensation Committee, which must consist of not less than two members appointed by the Board, unless the Board appoints another committee to administer the plan. Such committee has the authority to take any and all actions necessary to implement the ASPP and to interpret the ASPP, to prescribe, amend and rescind rules and regulations relating to the ASPP, and to make all other determinations necessary or advisable in administering the ASPP. All of such actions, interpretations and determinations shall be final and binding upon all persons.

Eligibility

All individuals who are actively employed by the Company or a subsidiary and are customarily paid through the Company’s regular payroll are eligible to participate in the ASPP.

Purchase of Shares

Each eligible employee may elect regular, monthly payroll deductions of up to 15% of the employee’s base compensation to be used to purchase shares of common stock at monthly intervals (or at such other times as determined by the plan administrator). Eligible employees may also elect to make a lump-sum cash contribution (provided that the total of the payroll deductions and such contributions for any calendar quarter do not exceed 15% of an employee’s base compensation for such period) to be used to purchase shares. The total amount of monthly payroll deductions and quarterly lump-sum cash contributions may not exceed $75,000 in any calendar year. A participating employee may elect once each calendar quarter to increase, decrease, or eliminate his or her regular payroll deduction. Shares of common stock are purchased under the ASPP at the end of each month (a “purchase date”), or at such other times as determined by the plan administrator.

Matching Contribution; Purchase Price

Each employee who participates in the ASPP will receive a matching contribution from the Company equal to 17.65% of the amount of such employee’s matching and lump-sum contributions to the ASPP. This matching contribution is combined with the employee’s contributions and used to purchase common stock under the ASPP

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	95

SECTION XIV – APPROVAL AND ADOPTION OF CAPITAL ONE’S AMENDED AND RESTATED ASSOCIATE STOCK PURCHASE PLAN

at a purchase price equal to the fair market value of the common stock on the applicable purchase date. Taking in account the matching contributions, participants effectively purchase common stock under the ASPP at a 15% discount to the fair market value of the shares on the purchase date.

Effect of Termination of Employment

If an eligible employee’s employment is terminated for any reason (including death), any amount withheld prior to such termination will be used to purchase shares on the next purchase date.

Change in Capital Structure

In the event of a stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the common stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the ASPP, the maximum number of shares or securities that may be delivered under the ASPP, the purchase price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

Amendment and Termination

The Board of Directors in its sole discretion may at any time amend the ASPP in any respect provided that such amendment is in compliance with all applicable laws and regulations and the requirements of any national securities exchange on which shares of common stock are then traded.

U.S. Federal Income Tax Consequences

The following tax discussion is a brief summary of current U.S. federal income tax law. The discussion is intended solely for general information and does not make specific representations to any employee participating in the ASPP. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. An employee’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

On the date of each payroll contribution, an associate will have ordinary income equal to amount of the Company-paid match described above. The employee’s tax capital gains holding period will commence on that date. We are entitled to a deduction for amounts taxed as ordinary income to an employee.

ASPP Benefits

Future benefits available under the ASPP are subject to the participation level of our employees and to the Company’s stock price at the time of any purchases and therefore are not determinable at this time. During the year ended December 31, 2016, 1,813,480 shares of Company common stock were purchased by employees under the ASPP. As of March 13, 2017, the closing price of a share of our common stock on the New York Stock Exchange was $91.79.

***

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve and adopt the Amended and Restated ASPP.

96	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

Section XV – Stockholder Proposal Requesting Stockholders’ Right to Act by Written Consent (Item 6 on Proxy Card)

Capital One has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, intends to present a proposal for consideration at the Annual Meeting (the “Stockholder Proposal”) that addresses stockholders’ ability to act by written consent. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 100 shares of Capital One common stock. The resolution being submitted by Mr. Chevedden to the stockholders for approval, if properly presented, is as follows:

Proposal 6 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special shareholder meeting. Also our company requires 25% of shareholders to aggregate their shares to call a special meeting – a much higher hill to climb than the 10% of shareholders permitted by Delaware law.

Please vote to enhance shareholder value:

Right to Act by Written Consent – Proposal 6

Statement in Opposition to the Stockholder Proposal

Capital One already provides stockholders with the ability to act in between annual meetings, and accordingly the Board of Directors recommends that stockholders vote “AGAINST” the Stockholder Proposal. The Board believes the proposed change requested by the Stockholder Proposal is not necessary in Capital One’s circumstances given our current governance practices and structures – including the ability of stockholders to call special meetings, our strong stockholder engagement practices year-around and our prior adoption of proxy access – and is not in the best interests of our stockholders. Capital One’s stockholder engagement program provides an open, transparent, and constructive forum for our stockholders to have a two-way dialogue with us, including as to concerns they may have, and ensures that management and our Board of Directors understand and consider the issues that matter most to our stockholders.

Capital One’s existing stockholder-friendly governance practices and structures make implementation of this Stockholder Proposal unnecessary. Capital One’s robust corporate governance structures empower our stockholders, promote accountability and oversight and provide stockholders with an opportunity to express their views. These features include an annually elected Board; a majority voting standard for election of directors in uncontested elections; and independent Board leadership through a strong and active Lead Independent Director and independent committee chairs for key committees. In addition, in 2015, the Company proactively adopted proxy access bylaws that permit a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s outstanding common shares or voting stock continuously for at least 3 years to nominate and

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	97

SECTION XV – STOCKHOLDER PROPOSAL REQUESTING STOCKHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT (ITEM 6 ON PROXY CARD)

include in the Company’s proxy materials a number of director candidates equal to the greater of two or 20% of the total Board.

With respect to matters requiring stockholder action, either Capital One or its stockholders may present items for consideration at an annual or special meeting of the stockholders. Under our Articles of Incorporation and Bylaws, stockholders may propose business for a stockholder vote at our annual meeting by following the procedures set forth in our governing documents and stockholders owning at least 25% of the Company’s Voting Stock may require the Company to call a special meeting of the stockholders in between annual meetings. The 25% threshold required to call a special meeting allows for stockholders who represent a significant financial stake in our Company to call a special meeting and protects against a small minority of stockholders utilizing the mechanism of a special meeting for their own special interests, which may not be shared more broadly by stockholders of the Company.

In the Board’s view, action at a stockholder meeting (whether annual or special), supports stockholders’ interests more than action by written consent. The Board believes matters sufficiently important to require a stockholder vote should be the subject of a stockholder meeting, which provides all stockholders with advance notice, the benefits of a well-structured process and publicly filed proxy materials and the opportunity to consider and discuss the merits of a proposed action prior to a vote. Our governing documents ensure that all stockholders are provided with minimum advance notice and an opportunity to participate in determining any action subject to a stockholder vote. The Stockholder Proposal, however, does not provide for any of the protections that are provided stockholders in the context of an annual or special meeting of stockholders, meaning that short-term or special interest stockholders could use the written consent procedure without providing advance notice or information to all stockholders on important pending stockholder actions, depriving many stockholders of the opportunity to engage in a transparent discussion and to exchange views with the Board and each other before stockholder action is taken. Further, actions by written consent can cause confusion with multiple written consents being circulated which may be duplicative or contradictory.

Capital One is dedicated to strong and effective corporate governance principles that promote the long-term interests of our stockholders, allow for responsible decision-making and accountability, and foster a culture that reflects the Company’s high standards of independence, transparency and stockholder rights. The Board believes the governance practices and structures described above reflect our commitment to carefully considered corporate governance standards that operate for the benefit of all stockholders.

Capital One’s ongoing dialogue with stockholders provides an open, transparent, and constructive forum for our stockholders to raise their concerns. As described more fully in this proxy statement under “Stockholder Engagement Program” on page 31, we proactively engage with our investors, including their corporate governance representatives, who collectively own a significant percentage of our outstanding stock to ensure we are receiving feedback focused on important corporate governance matters and issues. This is in addition to our year-round engagement practices with our investors on business-related matters. Capital One values the input and insights of our stockholders and is committed to continued engagement with our investors. The wide breadth of our stockholder engagement activities gives our stockholders a variety of methods for communicating with management and the Board, and enables management and our Board to consider and effectively address the issues that matter most to our stockholders.

In sum, we believe that Capital One’s existing governance practices and structures combined with our ongoing dialogue with our stockholders make implementation of this Stockholder Proposal unnecessary.

***

The Board of Directors unanimously recommends that you vote “AGAINST” the Stockholder Proposal Requesting the Stockholders’ Right to Act by Written Consent.

98	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

Section XVI – Other Business

  Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

  Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2016, including consolidated financial statements, is being furnished along with this proxy statement to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“Form 10-K”) may be obtained at the Annual Meeting, at our website at www.capitalone.com under “About Us/Investors,” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

  Stockholder Proposals for 2018 Annual Stockholder Meeting

To be considered for inclusion in the proxy materials for Capital One’s 2018 Annual Stockholder Meeting (“Capital One’s 2018 Annual Meeting”), stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and stockholder director nominations submitted pursuant to the proxy access provisions of our Bylaws must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than November 21, 2017 (and in the case of proxy access no earlier than October 22, 2017). Stockholders submitting proposals pursuant to Rule 14a-8 or submitting proxy access director candidates must also satisfy other procedural and qualification requirements set forth in Rule 14a-8 and our Bylaws, respectively. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.

Under our Bylaws, if you wish to present a stockholder proposal other than pursuant to Rule 14a-8 or nominate a director candidate other than pursuant to our proxy access Bylaw provision, then to be timely for consideration at Capital One’s 2018 Annual Meeting, you must give proper written notice of such proposal and of such nomination to the Corporate Secretary no earlier than January 4, 2018, and no later than February 3, 2018. If Capital One’s 2018 Annual Meeting is held on a date that is not within thirty days before or sixty days after May 4, 2018, the anniversary date of this year’s Annual Meeting, notice must be delivered no earlier than the one hundred twentieth day prior to such annual meeting and no later than the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice must include the information specified in our Bylaws concerning the proposal or nominee. Our Bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our Bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

March 21, 2017

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	99

Appendix A – Amended and Restated Capital One Financial Corporation 2002 Associate Stock Purchase Plan

CAPITAL ONE FINANCIAL CORPORATION 2002 ASSOCIATE

STOCK PURCHASE PLAN

AMENDED AND RESTATED AS OF ~~MAY 8, 2012~~MAY 4, 2017

1. Purpose and Effect of Plan

The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan is hereby amended and restated effective as of ~~February 23, 201 2~~May 4, 2017, subject to the approval of the Company’s stockholders at the Company’s ~~2012~~2017 annual meeting.

2. Shares Reserved for the Plan

There shall be reserved for issuance and purchase by Participating Associates under the Plan an aggregate of ~~18,000,000~~33,000,000 shares of Common Stock, subject to adjustment as provided in Section 12. Shares issued under the Plan may consist of newly issued shares acquired from the Company, treasury shares held by the Company, shares acquired on the open market or a combination of the above.

3. Definitions

Where indicated by initial capital letters, the following terms shall have the following meanings:

a.	Act: The Securities Exchange Act of 1934, as amended.

b.	Base Compensation: The base salary and/or com missions of an Eligible Associate received from the Employer, including salary reduction contributions pursuant to elections under a plan subject to Code section 125 or 40l(k), but excluding all other compensation such as overtime, bonuses, profit sharing awards and credits received under a plan subject to Code section 125.

c.	Beneficiary: The beneficiary designated by the Participating Associate in the beneficiary designation in effect under the Company’s group life insurance plan, or if no beneficiary designation is in effect under such plan, the beneficiary designated by the Participating Associate in the beneficiary designation in effect under the Company’s Executive Life Insurance Plan, provided that if the Participating Associate has no beneficiary designation in effect under either of the foregoing plans or if the Participating Associate’s designated beneficiary predeceases him, the Participating Associate’s beneficiary shall be his estate.

d.	Board: The Board of Directors of the Company.

e.	Business Day: A day on which the New York Stock Exchange is open for trading in Common Stock or, if trading in Common Stock is suspended, the next following day on which the New York Stock Exchange is open for trading and on which trading in Common Stock is no longer suspended.

f.	Code: The Internal Revenue Code of 1986, as amended from time to time.

g.	Committee: The committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

h.	Common Stock: The Company’s common stock, $.01 par value per share.

i.	Company: Capital One Financial Corporation and any successor by merger, consolidation or otherwise.

j.	Eligible Associate: Any employee of the Company or any of its Subsid iaries who meets the eligibility requirements of Section 5.

100	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

APPENDIX A – AMENDED AND RESTATED CAPITAL ONE FINANCIAL CORPORATION 2002 ASSOCIATE STOCK PURCHASE PLAN

k.	Employer: For purposes of Section 5, the Company or Subsidiary employing an Eligible Associate.

l.	Enrollment Form: The form filed with the Company’s Human Resources Department authorizing payroll deductions pursuant to Section 6.

m.	Fair Market Value: With respect to Common Stock acquired from the Company, the closing price as reported on the New York Stock Exchange Composite Tape on the date in question, or, if the Common Stock shall not have been so quoted on such date, the closing price on the last day prior thereto on which the Common Stock was so quoted. With respect to Common Stock acquired in respect of the Plan on the open market, the weighted average purchase price (computed to four decimal places) of all shares purchased on the date in question.

n.	Investment Account: The account established for each Participating Associate pursuant to Section 9 to account for Common Stock purchased under the Plan.

o.	Investment Date: The last Business Day of each calendar month, or such other date(s) as determined by the Committee.

p.	Participating Associate: An Eligible Associate who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

q.	Payroll Deduction Account: The account established for a Participating Associate to reflect payroll deductions pursuant to Section 6.

r.	Plan: The “Capital One Financial Corporation 2002 Associate Stock Purchase Plan,” as set forth herein and as. amended from time to time.

s.	Purchase Price: The price for each whole and fractional share of Common Stock purchased under the Plan (after taking into account matching contributions pursuant to Section 7), other than those purchased by dividend reinvestment, shall be the Fair Market Value on the date in question. The price for each whole and fractional share of Common Stock purchased by dividend reinvestment shall be 85% (or such greater percentage determined by the Committee) of the Fair Market Value on the date in question. In the event matching contributions pursuant to Section 7 are eliminated, the price for each whole and fractional share of Common Stock purchased under the Plan shall be 85% (or such greater percentage determined by the Committee) of the Fair Market Value on the date in question.

t.	Section: A section of the Plan, unless otherwise required by the context.

u.	Subsidiary or Subsidiaries: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4. Administration of the Plan

The Plan shall be administered by a committee, consisting of not less than two members appointed by the Board. The Committee shall be the Compensation Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Board from time to time may remove members previously appointed and may fill vacancies, however caused, in the Committee.

Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in administering the Plan. All of such actions, interpretations and determinations shall be final and binding upon all persons.

A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to its actions signed by all members of the Committee. The Committee may delegate all matters relating to the administration of the Plan to one or more of the Company’s officers. In addition, the Committee may request advice or assistance and employ such other persons as arc necessary for proper administration of the Plan.

CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT	101

APPENDIX A – AMENDED AND RESTATED CAPITAL ONE FINANCIAL CORPORATION 2002 ASSOCIATE STOCK PURCHASE PLAN

No member of the Committee or the Board shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harm less each member of the Committee and each other director, employee or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability arising out of any action, omission or determination relating to the Plan, to the maximum extent permitted by law.

5. Eligible Associates

Subject to the limitations of this Section, all employees of the Company or its Subsidiaries shall be eligible to participate in the Plan. To be an employee eligible to participate in the Plan, a person must be actively employed by the Employer and customarily paid through the Employer’s regular payroll. Any person who is excluded by the terms and conditions of his employment from participation in the Plan, any person acting as a non-employee director of the Employer, any person designated by the Employer as an independent contractor, and any person who is a “leased employee” within the meaning of Section 414(n) of the Code, shall not be considered an employee for purposes of this Section 5. It is expressly intended that persons acting as non-employee directors of the Employer, persons designated as independent contractors by the Employer and “leased employees” within the meaning of Section 414(n) of the Code are to be excluded from Plan participation even if a court or administrative agency determines that such persons are common law employees and not persons acting as non-employee directors, independent contractors or “1eased employees” of the Employer.

Notwithstanding anything else to the contrary stated herein, while employees of the Company or its Subsidiaries who are located in the United Kingdom from time to time are eligible to participate in the Plan, their eligibility is limited to the extent determined by the Committee from time to time which shall have the authority to: (i) impose a limitation on the number of such employees who may participate in the Plan; (ii) restrict eligibility to certain named employees; (iii) impose a limit on the value such employees may elect to have deducted from their payroll in order to purchase Common Stock in addition to the limits set out in Section 6; (iv) impose a fixed period during which such employees may elect for deductions from payroll to be made; and (v) restrict the eligibility of any such employees to participate in the Plan.

6. Election to Participate

Each Eligible Associate may elect to become a Participating Associate by filing with the Company’s Human Resources Department (or third party plan administrator designated by the Company’s Human Resources Department) an Enrollment Fonn authorizing specified regular payroll deductions from his Base Compensation; provided however that, for purposes of this Section 6, the last Enrollment Form filed by a Participating Associate pursuant to the Company’s 1994 Associate Stock Purchase Plan prior to the initial adoption of the Plan shall be deemed to be filed and effective with respect to the Plan as if actually filed hereunder. Such regular payroll deductions shall be subject to a minimum deduction of l% and a maximum deduction of 15% (or such lower percentage determined by the Committee) of Base Compensation for that payroll period. For purposes of the preceding sentence, a Participating Associate’s Base Compensation for any calendar quarter shall be the actual Base Compensation paid to the Participating Associate during such calendar quarter taking into account only the Base Compensation paid with respect to payroll periods during which payroll deductions were being made under the Plan. In addition, the total of regular payroll deductions in any calendar year shall not exceed $75,000. All regular payroll deductions shall be credited as soon as practicable to the Payroll Deduction Account that the Company has established with respect to the Participating Associate. A Participating Associate may elect at any time to increase, decrease, or eliminate his regular payroll deduction by filing a new Enrollment Form, subject to any restrictions that may be imposed by the Company.

6A. Limitation on Consideration Payable in EU Member States and European Economic Area Treaty Adherent States

(a)

Notwithstanding any other provision in the Plan, in no event shall the total consideration payable through payroll deductions or other contributions authorized by Participating Associates resident in or otherwise located in the United Kingdom and other EU Member States and European Economic Area (“EEA”) treaty

102	CAPITAL ONE FINANCIAL CORPORATION	2017 PROXY STATEMENT

APPENDIX A – AMENDED AND RESTATED CAPITAL ONE FINANCIAL CORPORATION 2002 ASSOCIATE STOCK PURCHASE PLAN

adherent states for the purchase of Common Stock pursuant to an offer under this Plan, when combined with the total consideration of all other offers to the public by the Company of its Common Stock within the United Kingdom, any other EU Member State or EEA treaty adherent state exceed the amount of € 4,999,999 in a 12-month period.

(b)	In calculating the limit set out in (a) above at any particular time (the “Relevant Date”), there shall be included:

(i)	any payroll deductions or other contributions that can be made pursuant to any offer of participation in the Plan in the 12 months following the Relevant Date;

(ii)	any payroll deductions or other contributions that could be made pursuant to any offer of participation in the Plan within the period of 12 months ending with the Relevant Date;

(iii)	the consideration for any other offer of shares of Common Stock made by the Company within the period of 12 months ending with the Relevant Date, which constitutes an offer to the public.

(c)	A reference to an offer in this Section 6A is an offer of shares of Common Stock to persons resident in or otherwise located in the United Kingdom and other EU Member States and EEA treaty adherent states. Without limitation, an offer shall be considered to be made where an Eligible Associate is able to enroll into the Plan.

(d)	Application of the limit set out in (a) above may result in a reduction in the number of shares of Common Stock that may be purchased by Participating Associates.

(e)	Unless otherwise determined by the Committee, the limit imposed under this Plan will be applied to all Participating Associates on similar terms and on a pro-rata basis. The Committee may, in its absolute discretion, determine to scale back any participation in any other manner that it so chooses. For instance, the Committee may scale back contributions over a threshold it chooses.

(f)	Notwithstanding the foregoing, this Section 6A shall automatically terminate without further action by the Board or the Committee if and when the Company can rely on another exemption under the EU Prospectus Directive 2003/71/ EC, as amended, that does not require the restrictions set forth in this section, as determined by the Committee in its sole discretion.

7. Method of Purchase and Investment Accounts

Subject to Section 13, each Participating Associate shall receive a matching contribution to his Payroll Deduction Account as and when payroll deductions are made by the Participating Associate to his Payroll Deduction Account pursuant to Section 6 equal to 17.65% of the amount of such deductions and/or contributions. In addition, subject to Sections 6, 6A and 13, each Participating Associate having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of whole and fractional shares that the eligible funds in his Payroll Deduction Account could purchase at the applicable Purchase Price on that Investment Date. All whole and fractional shares purchased (rounded to the nearest ten thousandth) shall be maintained in a separate Investment Account for each Participating Associate. All cash dividends paid with respect to the whole and fractional shares of Common Stock held in a Participating Associate’s Investment Account shall be used as soon as practicable to purchase additional shares of Common Stock at the applicable Purchase Price. All such additional shares, along with any dividends paid in shares of Common Stock, shall be added to the shares held for the Participating Associate in his Investment Account. Expenses incurred in the purchase of such shares of Common Stock shall be paid by the Company. Any distribution of shares or other property with respect to whole or fractional shares of Common Stock held in a Participating Associate’s Investment Account, other than a cash dividend or dividend of Common Stock, shall be distributed to the Participating Associate as soon as practicable. In the event of such a distribution, certificates for whole shares shall be issued and fractional shares shall be sold and the proceeds of sale, less selling expenses and other applicable charges, distributed to the Participating Associate.

8. Stock Purchases

The Company shall issue (or direct the issuance of or the purchase on the open market of) shares of Common Stock to be credited to the Investment Accounts of the Participating Associates as of each Investment Date (or as

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soon as practicable thereafter) and each date as of which shares of Common Stock are purchased with reinvested cash dividends (or as soon as practicable thereafter).

9. Title of Accounts

The Company’s Human Resources Department or its delegate shall establish and maintain an Investment Account with respect to each Participating Associate. Each Investment Account shall be in the name of the Participating Associate.

10. Rights as a Shareholder

From and after the Investment date on which shares of Common Stock are purchased by a Participating Associate under the Plan, such Participating Associate shall have all of the rights and privileges of a shareholder of the Company with respect to such shares of Common Stock. Subject to Section 18 herein, a Participating Associate shall have the right at any time (i) to obtain a certificate for the whole shares of Common Stock credited to his Investment Account or (ii) to direct that any whole shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

Prior to the Investment Date on which shares of Common Stock are to be purchased by a Participating Associate, such Participating Associate shall not have any rights as a shareholder of the Company with respect to such shares of Common Stock. Each Participating Associate shall be a general unsecured creditor of the Company to the extent of any amounts deducted under the Plan from such Participating Associate’s Base Compensation during the period prior to the Investment Date on which such amounts are applied to the purchase of Common Stock for the Participating Associate.

11. Rights Not Transferable

Rights under the Plan, except as set forth in Section 13(b) herein, are not transferable by a Participating Associate.

12. Change in Capital Structure

In the event of a stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, the Purchase Price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participating Associate, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13. Termination of Employment and Death

(a)

If a Participating Associate’s employment is terminated for any reason other than death: (i) certificates with respect to the whole shares in his Investment Account shall be issued to him as soon as practicable following the next Investment Date, provided that the Participating Associate may elect to have such shares sold and the proceeds of the sale, less selling expenses, remitted to him; (ii) any fractional shares in his Investment Account shall be sold as soon as practicable following the next Investment Date, and the

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proceeds of the sale, less selling expenses, shall be remitted to the Participating Associate; and (iii) any amount in his Payroll Deduction Account shall be used to purchase shares as of the next following Investment Date, and such shares shall be distributed as soon as practicable thereafter in accordance with (a)(i) and (a)(ii) above; provided that, following the termination of his employment for any reason other than death, a Participating Associate may elect to receive a cash distribution from his Payroll Deduction Account before the next following Investment Date, if practicable.

(b)	If a Participating Associate dies: (i) certificates with respect to any whole shares in his Investment Account shall be delivered to his Beneficiary as soon as practicable following the next Investment Date; (ii) any fractional shares in his Investment Account shall be sold as soon as practicable following the next Investment Date, and the proceeds of the sale, less selling expenses, shall be remitted to his Beneficiary; and (iii) any amount in his Payroll Deduction Account shall be used to purchase shares as of the next following Investment Date, and such shares shall be distributed to his Beneficiary as soon as practicable thereafter in accordance with (b)(i) and (b)(ii) above; provided that a Beneficiary may elect to receive the distributions from the Participating Associate’s Investment Account (as described in (b)(i) and (b)(ii), above) before the Investment Date next following the Participating Associate’s death, if practicable.

14. Tax Withholding

Each Participating Associate must make adequate provision for federal, state, or other tax withholding obligations, if any, which arise in connection with participation in the Plan. By electing to participate in the Plan, a Participating Associate authorizes the Company to withhold from the Participating Associate’s compensation the amounts necessary to satisfy any such applicable tax withholding obligations. At any time, the Company may, but shall not be obligated to, withhold from the Participating Associate’s compensation the amount necessary for the Company to satisfy any applicable tax withholding obligations.

15. Amendment of the Plan

The Board in its sole discretion may at any time amend the Plan in any respect; provided that such amendment is in compliance with all applicable laws and regulations and the requirements of any national securities exchange on which shares of Common Stock are then traded. Any such amendment shall be subject to the approval of the Company’s stockholders to the extent required by applicable law or the requirements of any national securities exchange on which shares of Common Stock are then traded.

16. Termination of the Plan

The Plan and all rights of Eligible Associates hereunder shall terminate:

(a)	on the Investment Date that Participating Associates become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b)	at any earlier date determined by the Board in its sole discretion.

In the event that the Plan terminates under circumstances described in (a) above reserved shares remaining as of the termination date shall be sold to Participating Associates at the applicable Purchase Price on a pro rata basis. Upon termination of the Plan, all amounts in a Participating Associate’s Payroll Deduction Account that are not used to purchase Common Stock shall be refunded to the Participating Associate.

17. Effective Date of Plan

The Plan originally was adopted by the Board and became effective on September 19, 2002. This amendment and restatement of the Plan was adopted by the Board ~~on February 23, 2012~~effective May 4, 2017 and is subject to the approval of the Company’s stockholders at the Company’s ~~2012~~2017 annual meeting.

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18. Government and Other Regulations

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may be required in the opinion of counsel for the Company.

19. Gender and Number

Masculine pronouns shall refer to both males and females. The singular form shall include the plural.

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